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Exhibit 2.1

SECOND AMENDMENT TO COMBINATION AGREEMENT

        THIS SECOND AMENDMENT, dated as of December 20, 2015 (this "Second Amendment"), to the Combination Agreement, dated as of August 6, 2015 (the "Original Agreement"), by and among CF Industries Holdings, Inc., a Delaware corporation ("Cambridge"), Darwin Holdings Limited, a private company limited by shares incorporated under the law of England ("Darwin Holdings"), Beagle Merger Company LLC, a Delaware limited liability company ("Beagle MergerCo"), OCI N.V., a public company with limited liability (naamloze vennootschap) incorporated under the law of the Netherlands ("Oxford"), CF B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the law of the Netherlands, with its corporate seat (statutaire zetel) in Amsterdam, the Netherlands ("Holdco") and Finch Merger Company LLC, a Delaware limited liability company and wholly-owned, direct or indirect, subsidiary of Holdco ("MergerCo"). Each of Cambridge, Oxford, Darwin Holdings and Beagle MergerCo are referred to herein as a "Party" and together the "Parties". Capitalized terms used but not defined herein shall have the meanings given to such terms in the Combination Agreement.

W I T N E S S E T H :

        WHEREAS, the Parties entered into the Original Agreement;

        WHEREAS, the Parties entered into an Amendment to the Original Agreement, dated as of November 6, 2015 (the "Amendment", and the Original Agreement as amended by the Amendment, the "Combination Agreement");

        WHEREAS, the Parties desire to amend the Combination Agreement to reflect the addition of CF B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the law of the Netherlands, with its corporate seat (statutaire zetel) in Amsterdam, the Netherlands, and Finch Merger Company LLC, a Delaware limited liability company, as parties to the Combination Agreement and to remove Darwin Holdings and Beagle MergerCo as parties to the Combination Agreement;

        WHEREAS, after giving effect to this Second Amendment, all references in the Combination Agreement to "Holdco" shall mean CF B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the law of the Netherlands, with its corporate seat (statutaire zetel) in Amsterdam, the Netherlands;

        WHEREAS, after giving effect to this Second Amendment, all references in the Combination Agreement to "MergerCo" shall mean Finch Merger Company LLC, a Delaware limited liability company; and

        WHEREAS, pursuant to Section 12.7 of the Combination Agreement, the Parties desire to amend certain terms of the Combination Agreement, as set forth in this Second Amendment.

        NOW, THEREFORE, in consideration of the foregoing promises and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, and subject to the terms and conditions hereof, the parties hereto agree as follows:

1.
The Preamble is hereby amended and restated in its entirety to read as follows:

    This Combination Agreement (this "Agreement"), dated as of August 6, 2015, is entered into by and among CF Industries Holdings, Inc., a Delaware corporation ("Cambridge"), CF B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the law of the Netherlands, with its corporate seat (statutaire zetel) in Amsterdam, the Netherlands, which, in connection with the Closing, will convert into a public company with limited liability (naamloze vennootschap) in accordance with the provisions of this Agreement ("Holdco"), Finch Merger Company LLC, a Delaware limited liability company and wholly-owned, direct or indirect, subsidiary of Holdco ("MergerCo") and

  OCI N.V., a public company with limited liability (naamloze vennootschap) incorporated under the law of the Netherlands ("Oxford"). Each of Cambridge, Oxford, Holdco and MergerCo are referred to herein as a "Party" and together the "Parties".

2.
The tenth Recital is hereby amended and restated in its entirety to read as follows:

    WHEREAS, MergerCo's sole member and Holdco's board of directors (the "Holdco Board") have each unanimously determined that it is advisable and in the best interests of MergerCo's sole member and Holdco's sole shareholder, respectively, to enter into the Merger and have each unanimously approved the Merger, this Agreement and, to the extent applicable, the other Transactions, in accordance with the DLLCA and the DCC, as applicable;

3.
The eleventh Recital is hereby amended and restated in its entirety to read as follows:

    WHEREAS, MergerCo's sole member has approved this Agreement prior to MergerCo's entry into this Agreement, and immediately following Holdco's entry into this Agreement, Holdco's sole shareholder will act by written consent to approve this Agreement; and

4.
Section 1.1 is hereby amended and restated in its entirety to read as follows:

    Subject to the terms and conditions of this Agreement, at or prior to the Closing, prior to the Conversion and prior to the Effective Time, Oxford shall contribute, transfer, convey, assign and deliver or cause to be contributed, transferred, conveyed, assigned and delivered to Holdco, and Holdco shall acquire, the Holdco-Purchased Equity Interests, in each case, free and clear of any Liens.

5.
Section 2.5(d) is hereby amended and restated in its entirety to read as follows:

    Each holder of shares of Cambridge Common Stock that are represented by Book Entry Shares or Certificates shall be entitled to receive in exchange for such holder's shares of Cambridge Common Stock that are represented by Book Entry Shares or Certificates, upon surrender to the Exchange Agent of a Book Entry Share or Certificate, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions (i) the Merger Consideration deliverable in respect of such holder's shares of Cambridge Common Stock represented by such holder's properly surrendered Book Entry Shares or Certificates in accordance with Section 2.4 and (ii) any cash dividends or other distributions that such holder has the right to receive pursuant to Section 2.5(f), and Book Entry Shares or Certificates so surrendered shall forthwith be canceled, and Holdco's register of shareholders shall be updated accordingly. No interest will be paid or accrued on any Merger Consideration or on any unpaid dividends and distributions payable to holders of shares of Cambridge Common Stock.

6.
Section 2.7(e) is hereby amended and restated in its entirety to read as follows:

    Prior to the Effective Time, Cambridge shall take all necessary action for the adjustment of Cambridge Stock Awards under this Section 2.7; provided that such actions shall expressly be conditioned upon the consummation of the Merger and the other Transactions and shall be of no effect if this Agreement is terminated; and, provided further, that notwithstanding anything to the contrary in this Section 2.7 or otherwise in this Agreement, any assumption, adjustment or other treatment of the Cambridge Stock Awards, as contemplated under this Section 2.7 shall be performed in a manner that is in compliance with the adjustment requirements of Sections 409A and 424(a) of the Code and in compliance with all other applicable requirements of Section 409A of the Code such that no Tax or penalty under Section 409A shall result from such assumption, adjustment or other treatment contemplated under this Section 2.7. Holdco shall reserve for issuance a number of shares of Holdco Common Stock at

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  least equal to the number of shares of Holdco Common Stock that will be subject to Holdco Stock Options and Holdco Equity Rights as a result of the actions contemplated by this Section 2.7 by taking the necessary action for the grant by Holdco of rights to subscribe for shares of Holdco Common Stock for that number of shares.

7.
Section 3.2(a) is hereby amended and restated in its entirety to read as follows:

    At the Closing, Holdco will convert into a public company with limited liability (naamloze vennootschap) named "CF N.V." (or such other name as Cambridge may select at its sole discretion) which conversion shall become effective immediately before the Distribution. Immediately following the moment the Conversion becomes effective, the articles of association of Holdco shall be amended in their entirety and adopted substantially in the form set forth on Exhibit A, with such changes and additions thereto as shall be determined by Cambridge (the "Holdco Articles of Association"). The Conversion will be effectuated pursuant to the execution of a Dutch law notarial deed before the De Brauw Notary (the "Conversion Deed").

8.
Section 3.2(b) is hereby amended and restated in its entirety to read as follows:

    The issues of Holdco Common Stock pursuant to this Agreement shall be written up in the register of shareholders of Holdco maintained under the DCC as fully paid up and to credit the share capital and share premium accounts of Holdco as appropriate and required by the DCC.

9.
Section 3.2(c)(i) is hereby amended and restated in its entirety to read as follows:

    (A) the Holdco Board shall consist of ten (10) directors; (B) eight (8) directors of Holdco shall be designated by Cambridge prior to the Closing; provided that such persons selected are members of the Cambridge Board immediately prior to the Closing; and (C) two (2) directors of Holdco shall be the ones specified in Section 3.2(c)(i)(C) of the Oxford Disclosure Letter.

10.
Section 3.2(d) is hereby deleted in its entirety.

11.
Section 3.3(a) is hereby amended and restated in its entirety to read as follows:

    The closing of the Transactions (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 155 N. Wacker Dr., Chicago, IL 60606 (or, in the case of (i) the transfer of the Holdco-Purchased Equity Interests, at the offices of the Notary, and (ii) the Conversion, at the offices of the De Brauw Notary), on the later of (i) a date that is five (5) Business Days after the date on which all of the conditions set forth in Article X have been satisfied or waived (other than conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), or at such other time and place as the Parties may agree and (ii) the earlier of (A) any date before the commencement of or during the Marketing Period specified by Cambridge upon no fewer than five (5) Business Days' notice to Oxford (it being understood that such date may be conditioned upon the simultaneous completion of the Financing) and (B) the first Business Day following the final day of the Marketing Period (such later date, the "Closing Date").

12.
Section 3.3(f)(i) is hereby amended and restated in its entirety to read as follows:

    A written statement from the Exchange Agent certified by a duly authorized representative of Holdco evidencing a book entry position in the name of Oxford (or its designee) and reflecting that Oxford (or its designee) is the holder of the Share Consideration.

13.
The representations and warranties set forth in Sections 4.1(a), 4.2, 4.5 and 4.7 of the Combination Agreement are incorporated herein by reference, and, subject to the qualifications and limitations set forth in the introductory paragraph of Article IV, Oxford represents and warrants to Cambridge

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  as set forth in such sections as so incorporated by reference. From and after the date of this Second Amendment, any reference to any such section in the Agreement as amended hereby shall, unless the context requires otherwise, be deemed to refer both to such section in the Combination Agreement as amended hereby and to such section so incorporated by reference into this Second Amendment (it being understood that the phrases "as of the date of the Agreement" and "as of the date hereof" and similar phrases in the Combination Agreement as amended hereby shall, in reference to such sections as so incorporated by reference into this Second Amendment, be deemed to refer to the date of this Second Amendment).

14.
Section 4.6 is hereby amended and restated in its entirety to read as follows, and Oxford represents and warrants as of the date hereof to Cambridge:

    The Oxford Board, at a meeting duly called and held, (a) determined that the Oxford Transaction Agreements and the Transactions are in the best interests of Oxford and its stakeholders, including the stockholders of Oxford, (b) approved the Oxford Transaction Agreements and the Transactions and (c) recommended approval of the Transactions by the stockholders of Oxford (the "Oxford Board Recommendation"). The Oxford Board has received the opinion of Zaoui & Co. S.A., dated December 18, 2015, substantially to the effect that, as of such date, and subject to the limitations, assumptions and other matters considered in the preparation thereof as set forth therein, the Aggregate Consideration (as defined in such opinion) is fair, from a financial point of view, to the Oxford stockholders. The Oxford Board has received the opinion of Merrill Lynch International (Merrill Lynch International and Zaoui & Co. S.A. collectively, the "Oxford Financial Advisors"), dated December 18, 2015, substantially to the effect that, as of such date, and subject to the limitations, assumptions and other matters considered in the preparation thereof as set forth therein, the Consideration (as defined in such opinion) is fair, from a financial point of view, to Oxford.

15.
The representations and warranties set forth in Sections 5.1, 5.2, 5.4 and 5.6 of the Combination Agreement are incorporated herein by reference, and, subject to the qualifications and limitations set forth in the introductory paragraph of Article V, Cambridge represents and warrants to Oxford as set forth in such sections as so incorporated by reference. From and after the date of this Second Amendment, any reference to any such section in the Agreement as amended hereby shall, unless the context requires otherwise, be deemed to refer both to such section in the Combination Agreement as amended hereby and to such section so incorporated by reference into this Second Amendment (it being understood that the phrases "as of the date of the Agreement" and "as of the date hereof" and similar phrases in the Combination Agreement as amended hereby shall, in reference to such sections as so incorporated by reference into this Second Amendment, be deemed to refer to the date of this Second Amendment).

16.
Section 5.5 is hereby amended and restated in its entirety to read as follows, and Cambridge represents and warrants as of the date hereof to Oxford:

    The Cambridge Board, at a meeting duly called and held, (a) determined that the Cambridge Transaction Agreements and the Transactions are advisable and in the best interests of the stockholders of Cambridge, (b) approved the Cambridge Transaction Agreements and the Transactions and (c) resolved to recommend that its stockholders approve the Merger and adopt the Agreement (the "Cambridge Board Recommendation"). The Cambridge Board has received the opinions of Morgan Stanley & Co. LLC and Goldman, Sachs & Co. (the "Cambridge Financial Advisors"), dated December 20, 2015, substantially to the effect that, as of such date, and subject to the assumptions made, matters considered and limitations set forth therein, the Consideration (as defined in such opinions) to be paid for the Purchased Equity Interests is fair, from a financial point of view, to Cambridge.

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17.
Section 6.3(b) is hereby amended and restated in its entirety to read as follows:

    Holdco may issue the amount of shares of Holdco Common Stock out of its authorized share capital as set out in the Holdco Charter Documents. As of the date of this Agreement, there is one (1) issued share of Holdco Common Stock. All issued shares of Holdco Common Stock are duly authorized, validly issued, fully paid and free of preemptive rights, other than preemptive rights pursuant to applicable Laws or the Holdco Charter Documents. Subject to the foregoing, there are no issued shares of Holdco Common Stock or other Capital Stock of Holdco. There are no options, stock appreciation rights, restricted stock units, phantom awards, performance awards, other compensatory equity-based awards, warrants, conversion rights, calls, subscriptions, convertible securities or other rights, agreements or commitments which, in either case, obligate Holdco to issue transfer, sell or register any shares of Capital Stock of Holdco. From formation until immediately prior to Closing, except as contemplated by this Agreement, Holdco and MergerCo have conducted no business or operations of any kind and have existed solely for purposes of the Transactions.

18.
Article VI of the Combination Agreement is incorporated herein by reference, and Holdco represents and warrants as of the date hereof to Cambridge and Oxford as set forth in such Article as so incorporated by reference (it being understood that the phrases "as of the date of the Agreement" and "as of the date hereof" and similar phrases in the Combination Agreement as amended hereby shall, in reference to such sections as so incorporated by reference into this Second Amendment, be deemed to refer to the date of this Second Amendment).

19.
Section 7.1(b)(2) is hereby amended and restated in its entirety to read as follows:

    shall not amend or propose to amend the Charter Documents of Holdco (provided that, for the avoidance of doubt, Holdco may make such amendments required by the DCC or this Agreement in order to convert into a public company with limited liability (naamloze vennootschap) as contemplated by Article III in accordance with the Restructuring Steps Plan);

20.
Section 7.2(iii) is hereby amended and restated in its entirety to read as follows:

    shall not, directly or indirectly, amend or propose to amend the Charter Documents, or any similar business entity formation or governing document, of Cambridge or Holdco (provided that, for the avoidance of doubt, Holdco may make such amendments required by the DCC or this Agreement in order to convert into a public company with limited liability (naamloze vennootschap) as contemplated by Article III in accordance with the Restructuring Steps Plan);

21.
Section 7.20(e) is hereby amended and restated in its entirety to read as follows:

    Reserved.

22.
Section 9.1 is hereby amended and restated in its entirety to read as follows:

    All Transfer Taxes and related out-of-pocket expenses, if any, arising out of or in connection with the Transactions shall be borne by Holdco, provided that any Transfer Taxes and related out-of-pocket expenses required to be paid by Holdco arising out of or in connection with the transactions referred to in Sections 7.20(b), (d) and (h) shall be borne by Oxford. The Party that is required under applicable Laws to file Tax Returns with respect to all such Transfer Taxes shall prepare and file all such necessary Tax Returns with respect to all such Transfer Taxes, promptly provide the other Parties such Tax Returns and any related documentation and, to the extent required by applicable Law, Oxford, Cambridge and Holdco shall, and shall cause their respective Affiliates to, join in the preparation and execution of any such Tax Returns. To the extent Oxford or any of its Affiliates files such Tax Returns with respect to

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  Transfer Taxes and pays such Transfer Taxes, Holdco shall indemnify and hold harmless and, within ten (10) days of a written request therefor, reimburse such Person for all such Transfer Taxes and any out-of-pocket expenses incurred in connection with the preparation and filing of such Tax Returns.

23.
Section 10.1(l) is hereby amended and restated in its entirety to read as follows:

    There shall have been no (i) change in Law, official interpretation thereof, or officially proposed action by the United States Internal Revenue Service or United States Department of Treasury, other than those rules described in Notice 2015-79 issued by the Department of the Treasury and Internal Revenue Service on November 19, 2015, (whether or not yet approved or effective) with respect to subject matters covered by Code Section 7874 or (ii) passage of any bill that would implement a change in applicable Laws by either the United States House of Representatives or the United States Senate with respect to subject matters covered by Code Section 7874, that, in either of case (i) or (ii), if finalized and made effective, in the opinion of Skadden or Cleary, (A) would reasonably be expected to cause Holdco to be treated as a U.S. domestic corporation for U.S. federal Tax purposes or (B) would cause Holdco to fail to qualify for relevant benefits of the Convention Between the United States of America and the Kingdom of the Netherlands for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, as amended.

24.
Section 10.1(m) is hereby amended and restated in its entirety to read as follows:

    Steps I-XII of the Restructuring Steps Plan shall have been completed in all material respects in accordance with the terms and provisions of this Agreement.

25.
Section 10.2 is hereby amended by appending a new subsection (h) thereto which reads in its entirety as follows:

    Cambridge shall have received from Skadden an opinion dated as of the Closing Date to the effect that Holdco should qualify for relevant benefits of the Convention Between the United States of America and the Kingdom of the Netherlands for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, as amended.

26.
Section 11.1(b)(i) is hereby amended by inserting "Section 10.1(c)," immediately before "Section 10.1(d)".

27.
Section 11.1(c)(iii) is hereby amended and restated in its entirety to read as follows:

    if the closing conditions set forth in Section 10.2(d) or Section 10.2(h) shall be incapable of being satisfied.

28.
The following definition is hereby deleted in its entirety from Article XIII:

    "Companies Act" means the UK Companies Act 2006.

29.
The following definitions are hereby added to Article XIII:

    "Conversion" means the conversion of CF B.V., from a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) into a public company with limited liability (naamloze vennootschap).

    "De Brauw Notary" means a civil law notary holding offices at De Brauw Blackstone Westbroek N.V. (Amsterdam office) or that notary's substitute.

30.
Exhibit A to the Combination Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit A hereto.

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31.
Exhibit C to the Combination Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit B hereto.

32.
Exhibit D to the Combination Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit C hereto.

33.
Exhibit E to the Combination Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit D hereto.

34.
The Oxford Disclosure Letter is hereby amended as set forth in Annex A hereto.

35.
Competition Matters. It is the present expectation of each of the Parties that no further filings or notifications will be required on or after the date hereof under the HSR Act, European Merger Regulation or Turkish Competition Authority (Rekabet Kurumu).

36.
Waiver of Right to Terminate. Each of Cambridge and Oxford hereby waive the right to terminate the Combination Agreement pursuant to Section 11.1(b)(v) as result of Notice 2015-79 issued by the Department of the Treasury and Internal Revenue Service on November 19, 2015.

37.
Combination Agreement in Full Force and Effect. Except as expressly provided hereby, this Second Amendment shall not constitute a waiver or amendment of any term or condition of the Combination Agreement, or the documents delivered pursuant thereto, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects. Upon the execution hereof, the Amendment, this Second Amendment and the Original Agreement shall constitute one agreement. The term "Agreement", as used in the Combination Agreement, shall mean the Original Agreement as amended by the Amendment and this Second Amendment, although this change shall not alter the dates as of which any provision of the Agreement speaks, except as expressly provided herein. For example, phrases such as "as of the date hereof" and "as of the date of this Agreement" shall continue to refer to August 6, 2015, the date that the Original Agreement was executed, except as expressly provided herein.

38.
Release. Each of the Parties, other than Darwin Holdings and Beagle MergerCo, hereby irrevocably and unconditionally releases and forever discharges Darwin Holdings and Beagle MergerCo and their respective Affiliates and each of their respective Representatives, successors and assigns (collectively, the "Releasees") from any and all claims or proceedings, whether or not now known or anticipated, which the Parties, other than Darwin Holdings and Beagle MergerCo, now have, have ever had or may hereafter have against the Releasees with respect to, relating to or arising from the Agreement.

39.
Counterparts; Effectiveness. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which, when taken together, shall constitute one and the same instrument. This Second Amendment shall become effective when each party hereto shall have received counterparts thereof signed and delivered by the other parties hereto. Signatures transmitted electronically shall be accepted as originals for all purposes of this Second Amendment.

[Signature pages follow]

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        IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the date first written above.

CF INDUSTRIES HOLDINGS, INC.
By:	/s/ W. ANTHONY WILL Name: W. Anthony Will Title: President and Chief Executive Officer

[Signature Page to Amendment No. 2 to Combination Agreement]

DARWIN HOLDINGS LIMITED
By:	/s/ DOUGLAS C. BARNARD Name: Douglas C. Barnard Title: Managing Director

BEAGLE MERGER COMPANY LLC
By:	/s/ W. ANTHONY WILL Name: W. Anthony Will Title: President and Chief Executive Officer

OCI N.V.
By:	/s/ SALMAN BUTT Name: Salman Butt Title: Chief Financial Officer

CF B.V.
By:	/s/ DOUGLAS C. BARNARD Name: Douglas C. Barnard Title: Managing Director

FINCH MERGER COMPANY LLC
By:	/s/ W. ANTHONY WILL Name: W. Anthony Will Title: President and Chief Executive Officer

 Exhibit A

21 DECEMBER 2015
UNOFFICIAL ENGLISH TRANSLATION
ARTICLES OF ASSOCIATION
CF N.V.

NOTE ABOUT TRANSLATION:

        This document is an English translation of a document prepared in Dutch. In preparing this document, an attempt has been made to translate as literally as possible without jeopardizing the overall continuity of the text. The definitions in this document are listed in the English alphabetical order which may differ from the Dutch alphabetical order. Inevitably, however, differences may occur in translation and if they do, the Dutch text will govern by law. In this translation, Dutch legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to concepts described by the English terms as such terms may be understood under the laws of other jurisdictions.

ARTICLES OF ASSOCIATION

1
1          DEFINITIONS

1.1
In these articles of association:

    "Articles" means these articles of association;

    "Annual Accounts" means for any financial year of the Company, the balance sheet and the profit and loss account of the Company for that financial year, and the explanatory notes to both;

    "Board" means the board of directors of the Company;

    "Board Rules" means the rules of the Board as referred to in Article 7.3.1;

    "Chairman" means the non-executive Director designated as chairman of the Board;

    "CEO" means the executive Director designated as chief executive officer;

    "Company" means CF N.V.;

    "Company Secretary" the person designated as secretary of the Company pursuant to Article 7.1.3;

    "Director" means a member of the Board;

    "DCC" means the Dutch Civil Code;

    "General Meeting" means the corporate body consisting of Shareholders with voting rights and all other Persons with Voting Rights / the meeting in which the Shareholders and all other Persons with Meeting Rights assemble;

    "Group Company" means a group company as referred to in article 2:24b DCC;

    "Meeting Rights" means the right to, subject to the provisions of Article 8.4.1, attend and address the General Meeting, either in person or by Written proxy;

    "Persons with Voting Rights" means Shareholders with voting rights, as well as holders of a right of usufruct with voting rights and holders of a right of pledge with voting rights;

    "Persons with Meeting Rights" means Shareholders, as well as holders of a right of usufruct with Meeting Rights and holders of a right of pledge with Meeting Rights;

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    "Share" means a share in the capital of the Company, including both ordinary shares and cumulative preference shares;

    "Shareholder" means a holder of one or more Shares;

    "Subsidiary" means a Subsidiary of the Company as referred to in article 2:24a DCC; and

    "Written/in Writing" means in the form of, or transmitted via, any means of communication, including electronically, provided that the message is legible and reproducible.

1.2
Unless the context dictates otherwise, in the Articles:

(a)
words and expressions in the singular form also include the plural form and vice versa;

(b)
words and expressions in the masculine form also include the feminine and neuter form; and

(c)
a reference to a statutory provision is a reference to that statutory provision along with all amendments, additions and replacements that may apply from time to time.

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2          NAME, SEAT AND OBJECTS

2.1
Name and seat

2.1.1
The name of the Company is CF N.V.

2.1.2
Its seat is in Amsterdam, the Netherlands.

2.2
Objects

2.2.1
The objects of the Company are:

(a)
to organise, participate in and manage, all in any way whatsoever, businesses and companies, including without limitation businesses and companies of which the objects are to establish and sustain a foundation in the area of manufacturing, import, export, purchase, sale, distribution and marketing of products and raw materials;

(b)
to acquire or dispose of businesses and companies;

(c)
to acquire or dispose of, and manage and exploit in any way whatsoever, real property and tangible and intangible assets;

(d)
to borrow or otherwise raise funds;

(e)
to lend monies to, or act as surety (or guarantor in any other manner) for the obligations of, and businesses and companies forming part of the Company, its Subsidiaries and third parties;

(f)
to render administrative, technical, financial, economic or managerial services to the businesses and companies forming part of the Company and its Subsidiaries and to third parties;

(g)
to perform any and all other activities of an industrial, financial or commercial nature,

and, whether or not in collaboration with third parties, to perform all other activities which directly and indirectly relate to those objects, all to be interpreted in the broadest sense.

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3          CAPITAL AND ISSUE OF SHARES

3.1
Capital and Shares

3.1.1
The authorised capital of the Company is EUR [    •    ] and is divided into:

(a)
[    •    ] ([    •    ]) ordinary shares, each with a nominal value of one euro cent (EUR 0.01); and

(b)
[    •    ] ([    •    ]) cumulative preference shares, each with a nominal value of one euro cent (EUR 0.01).

3.1.2
The Shares are numbered consecutively. Ordinary shares are numbered from 1 onwards and cumulative preference shares are numbered from CP1 onwards.

3.1.3
Shares may be issued in registered form only.

3.1.4
The Company will not cooperate with the issue of depositary receipts for Shares.

3.2
Issue of Shares

3.2.1
Shares are issued pursuant to a resolution proposed by the Board and adopted by the General Meeting, or pursuant to a Board resolution if the General Meeting has resolved to authorise the Board to issue Shares for a specific period not exceeding five years. Unless otherwise stipulated in the authorisation, the authorisation may not be withdrawn.

3.2.2
The General Meeting or the Board, if authorised to issue Shares, shall determine the issue price and the further terms of the issue in its resolution to issue Shares.

3.2.3
Articles 3.2.1 and 3.2.2 equally apply to a grant of rights to subscribe for Shares, but do not apply to an issue of Shares to a person exercising a right to subscribe for Shares.

3.3
Payment on Shares

3.3.1
Ordinary shares may only be issued against payment in full of their nominal value. Cumulative preference shares may be issued against partial payment of their nominal value, provided that at least one-fourth of the nominal value is paid upon issue. The Company may, at its sole discretion, make a call in respect of the unpaid part of the nominal value of cumulative preference shares. Any such call will be made by the Board. The Board will give the holders of the cumulative preference shares immediate notice of such call, and there must be at least thirty days between that notification and the payment deadline.

3.3.2
Payment on Shares must be made in cash if no alternative contribution has been agreed. Payment other than in cash must be made in accordance with the provisions in article 2:94b DCC.

3.3.3
Payment may be made in a non-Dutch currency subject to the Company's consent and in accordance with article 2:80a (3) DCC.

3.3.4
The Board may perform legal acts as referred to in article 2:94 DCC without the prior approval of the General Meeting.

3.4
Pre-emptive right

3.4.1
Subject to the second sentence of this Article 3.4.1 and Article 3.4.2, each holder of ordinary shares has a pre-emptive right with respect to any issue of ordinary shares in proportion to the aggregate amount of that Shareholder's ordinary shares immediately prior to that issue.

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    Holders of ordinary shares have no pre-emptive rights with respect to the issue of cumulative preference shares, ordinary shares issued for non-cash consideration or ordinary shares issued to employees of the Company or of a Group Company.

    Holders of cumulative preference shares have no pre-emptive rights on any issue of ordinary shares or cumulative preference shares.

3.4.2
Pre-emptive rights may be limited or excluded by a resolution proposed by the Board and adopted by the General Meeting.

    The Board may resolve to restrict or exclude pre-emptive rights if and insofar as the Board has been authorised to do so by the General Meeting for a fixed period of no more than five years. Unless otherwise stipulated in the authorisation, the authorisation may not be withdrawn.

    A resolution of the General Meeting to limit or exclude the pre-emptive rights and a resolution to authorise the Board as referred to in this Article 3.4.2 requires a two-thirds majority of votes cast if less than one-half of the issued capital is represented at the General Meeting.

3.4.3
The resolution of the General Meeting or of the Board, if authorised, determines when adopting a resolution to issue Shares, how and during which period the pre-emptive rights may be exercised.

3.4.4
This Article equally applies to a grant of rights to subscribe for Shares, but does not apply to an issue of Shares to a person exercising a right to subscribe for Shares.

4
OWN SHARES

4.1
Acquisition and disposal of own Shares

4.1.1
The Company may acquire Shares if and to the extent the General Meeting has authorised the Board for this purpose and with due observance of applicable statutory provisions. The authorisation will only be valid for a specific period not exceeding eighteen months.

4.1.2
The authorisation of the General Meeting as referred to in Article 4.1.1 is not required if the Company acquires Shares under a universal title or if the Company repurchases fully paid-up Shares for the purpose of transferring those Shares to employees of the Company or a Group Company under any applicable employee stock purchase plan, provided that those Shares are admitted to an official list of a stock exchange.

4.2
Financial assistance

4.2.1
The Company may not, with the purpose of any other person subscribing for or acquiring Shares, provide security or any price guarantee, act as surety in any other manner, or bind itself jointly and severally or otherwise in addition to or on behalf of others.

4.2.2
The Company may not grant loans with the purpose of subscribing for its Shares or any other person acquiring Shares, unless the Board passes a resolution and the conditions of article 2:98c (2) to (7) inclusive DCC are fulfilled.

4.2.3
Articles 4.2.1 and 4.2.2 do not apply if Shares are subscribed for or acquired by employees of the Company or a Group Company.

4.2.4
Any reference to "Shares" in Articles 4.1.1, 4.2.1 and 4.2.2 includes depositary receipts issued for Shares.

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4.3
Capital reduction

4.3.1
The General Meeting may resolve on the basis of a proposal of the Board to reduce the issued capital by (i) reducing the nominal value of Shares by amending the Articles, or (ii) cancelling:

(a)
Shares held by the Company itself or for which it holds depositary receipts; or

(b)
all cumulative preference shares.

4.3.2
In the case of cancellation of all cumulative preference shares, the following will be repaid on those cumulative preference shares:

(a)
the amount of nominal value paid-up on those cumulative preference shares;

(b)
the amount of the share premium reserve maintained for the cumulative preference shares; and

(c)
any unpaid dividends on the cumulative preference shares in relation to financial years prior to the financial year in which the cancellation takes place and any dividends accrued on those cumulative preference shares during the financial year in which cancellation takes place, calculated through the day on which the cancellation takes place.

4.3.3
A resolution to reduce the issued capital must state the method of its implementation and the Shares it relates to. Any reduction of the issued capital will be subject to the provisions of articles 2:99 and 2:100 DCC.

5
TRANSFER OF SHARES. CUMULATIVE PREFERENCE SHARES TRANSFER RESTRICTIONS

5.1
Transfer of Shares

5.1.1
The transfer of a Share requires a deed for that purpose and, save in the event that the Company itself is a party to the transaction, the Company's Written acknowledgment of the transfer. Service on the Company of the transfer deed or a certified notarial copy or extract of that deed is regarded as acknowledgment of transfer. The rights attached to Shares may not be exercised until the Company acknowledges the transfer. The Company shall comply with applicable stock exchange regulations in respect of the transfer of Shares.

5.1.2
The preceding paragraph of this Article equally applies to (i) the transfer of a right of usufruct on a Share or (ii) the allotment of Shares or any restricted rights on those Shares in case of any division of any joint interest.

5.2
Cumulative preference shares transfer restrictions

5.2.1
Any transfer of cumulative preference shares will be subject to the provisions of this Article 5.2. This Article 5.2 does not apply to the Company transferring any cumulative preference shares.

5.2.2
Any transfer of cumulative preference shares requires the approval of the Board. The request for approval must made in Writing and must specify the name and the address of the proposed transferee and the price or other consideration which the proposed transferee is willing to pay or give.

5.2.3
The Board will resolve upon the request for approval within three months upon receipt of the request for approval. If the Board fails to resolve upon the request within this period and the transferor has not received from the Company a written notice rejecting the request, the approval of the transfer will be deemed to have been granted.

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5.2.4
The approval of the transfer will also be deemed to have been granted if the Board has not designated one or several interested buyers who are willing and able to acquire against payment in cash all the cumulative preference shares to which the request for approval relates in the written notice rejecting the request, at a price to be determined in accordance with Article 5.2.5.

5.2.5
The transferor and the designated transferee(s) will determine the price for the cumulative preference shares by mutual agreement. If they have not reached agreement on the price within two months after the date of the written notice of rejection which was combined with the designation of one or several interested buyers to whom the cumulative preference shares concerned may be transferred in accordance with the provisions of this Article, that price will then be determined by an expert to be appointed by the transferor and the Board by mutual agreement. If the Board and the transferor fail to reach such agreement within three months after the notice of rejection, the chairperson of the Royal Notarial Association acting at the request of either of the parties will appoint an expert.

5.2.6
Upon the notification of the price determined by the expert referred to in Article 5.2.5, the transferor may decide to not transfer his cumulative preference shares to the designated transferee, provided he notifies the Board of that decision within one month after he has been informed of the name(s) of the designated interested buyer(s) and of the price determined in the manner as described above.

5.2.7
If approval of the transfer has been granted or is deemed to have been granted, during a period of three months thereafter the transferor will be at liberty to transfer all the cumulative preference shares to which his request for approval related to the transferee proposed in his request for approval and at the price or for the consideration specified in such request for approval.

6
SHAREHOLDERS REGISTER. LIMITED RIGHTS TO SHARES. SHARES HELD IN UNDIVIDED OWNERSHIP

6.1
Shareholders register

6.1.1
The Board shall keep a Shareholders register. The register must be regularly updated. Part of the register may be held abroad to comply with applicable non-Dutch statutory provisions or applicable listing rules.

6.1.2
The name, address and further information as required by law or considered appropriate by the Board will be recorded in the Shareholders register.

6.1.3
The Board shall provide any Shareholder on its request and free of charge with Written evidence of the information in the register concerning the Shares registered in that Shareholder's name. The statement issued may be validly signed on behalf of the Company by a person to be designated for that purpose by the Board.

6.1.4
The provisions in Articles 6.1.2 and 6.1.3 equally apply to holders of a right of usufruct or pledge on one or more Shares, with the exception of a holder of a right of pledge as referred to in article 2:86c (4) DCC.

6.2
Pledge

6.2.1
A right of pledge may be established on Shares.

6.2.2
If an ordinary share is encumbered with a right of pledge, the Shareholder holds the voting rights attached to that Share, unless at the creation of the right of pledge the voting right has been granted to the pledgee.

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6.2.3
If a cumulative preference share is encumbered with a right of pledge, the voting right may not be granted to the pledgee.

6.2.4
A Shareholder who has no voting rights as a result of a right of pledge and a pledgee with voting rights have Meeting Rights. Pledgees without voting rights have no Meeting Rights.

6.3
Usufruct

6.3.1
A right of usufruct may be established on Shares.

6.3.2
If an ordinary share is encumbered with a right of usufruct, the Shareholder holds the voting rights attached to that Share, unless at the creation of the right of usufruct the voting rights were granted to the holder of the right of usufruct.

6.3.3
If a cumulative preference share is encumbered with a right of usufruct, the voting right may not be granted to the holder of the right of usufruct.

6.3.4
Shareholders who have no voting rights as a result of a right of usufruct and holders of a right of usufruct with voting rights have Meeting Rights. Holders of a right of usufruct without voting rights have no Meeting Rights.

6.4
Shares held in undivided ownership

6.4.1
If one or more Shares or a right of usufruct or right of pledge on one or more Shares are held by more than one person, the Company may decide that the joint owners thereof may only be represented vis-à-vis the Company by one person jointly designated by them in Writing. In the absence of this designation, all rights attaching to the relevant Share(s) will be suspended, except the right to receive dividends and other distributions. The Board may, whether or not subject to certain conditions, grant exemptions from the first sentence of this Article.

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MANAGEMENT

7.1
Board: composition and duties

7.1.1
The Board conducts the management of the Company.

7.1.2
The Board consists of one or more executive Directors and one or more non-executive Directors, totalling a number of at least three and no more than fifteen Directors.

    Subject to the previous sentence, the Board determines the number of executive Directors and the number of non-executive Directors. Only natural persons may be non-executive Directors.

7.1.3
The Board will appoint one of the non-executive Directors as its Chairman and one of the executive Directors as the CEO. The Board will appoint the Company Secretary, whether or not from among its members.

7.1.4
Directors must duly perform their duties towards the Company and, in doing so, are guided by the interests of the Company and its business.

7.1.5
The executive Directors are responsible for the operational management of the Company and its business and for the implementation of the resolutions adopted by the Board.

7.1.6
The non-executive Directors supervise the policy of and fulfillment of duties by the executive Directors and the general affairs of the Company. The executive Directors shall timely provide the non-executive Directors with any such information as may be necessary for the non-executive Directors to perform their duties.

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7.2
Board: appointment, suspension and dismissal

7.2.1
Each executive Director and non-executive Director is appointed by the General Meeting at the binding nomination of the Board.

7.2.2
The General Meeting may, for each nomination, resolve to overrule the binding nature of the nomination by a two-thirds majority of votes cast representing more than one-half of the issued capital. If none of the candidates nominated for a position by the Board is appointed, the Board retains the right to make a new binding nomination for such position at a next meeting.

7.2.3
The nomination of a Director must be included in the notice of the General Meeting at which the appointment is considered. If the Board has determined to not to make a binding nomination in respect of a vacancy, the notice must state this and the General Meeting may then appoint a Director without a nomination. If no appointment is made for the vacancy, the Board retains the right to make a binding nomination for such position at a next meeting.

7.2.4
At a General Meeting, votes relating to the appointment of a Director may only be cast for candidates named in the agenda of the meeting or in the explanatory notes to the agenda.

7.2.5
The notice that includes a candidate for appointment as a non-executive Director must state the candidate's age and profession, the number of the Shares held by the candidate, and the positions the candidate holds or has held insofar as they are relevant to the performance of the duties of a non-executive Director. The notice must also state which companies the candidate is already associated with as a non-executive Director or supervisory Director. If they include companies belonging to the same group, an indication of this group will suffice.

7.2.6
Each Director is appointed for a period ending at the close of the next annual General Meeting as referred to in Article 8.1.1. A Director may be reappointed.

7.2.7
A Director may be suspended or removed by the General Meeting at any time by a resolution passed with a majority of votes cast representing more than one-half of the issued and outstanding capital, unless the resolution is adopted upon the proposal of the Board in which case a simple majority of votes cast is sufficient.

    The Board may at any time suspend an executive Director.

7.2.8
If a Director has been suspended, the General Meeting must resolve within three months after the suspension has taken effect whether to dismiss that Director or to lift or extend the suspension. If no such resolution is adopted, the suspension will end. A resolution to extend the suspension may only be adopted once, and the suspension may only be extended for a maximum period of three months, starting on the date of that resolution.

    A suspended Director will be given the opportunity to account for his actions and be assisted by counsel at the meeting where the General Meeting decides on his dismissal.

7.2.9
If one or more Directors are unable to act, or in the case of a vacancy or vacancies for one or more Directors, the Board's powers will remain intact, provided that:

(a)
in the event one or more non-executive Directors are unable to act, or in the case of a vacancy or vacancies for one or more non-executive Directors, the remaining non-executive Directors may temporarily appoint a person or persons, as the case may be, to fill such position and perform the tasks of the relevant non-executive Director or non-executive Directors;

(b)
in the event one or more executive Directors are unable to act, or in the case of a vacancy or vacancies for one or more executive Directors, the non-executive Directors may temporarily appoint a person or persons, as the case may be, to fill such position or

8

    positions and perform the tasks of the relevant executive Director or executive Directors; and

  (c)
  in the event all Directors are unable to act or in the case of vacancies for all Directors, the Company will be managed temporarily by one or more persons to be appointed for that purpose by the General Meeting.

    Being unable to act means:

  (i)
  suspension;

  (ii)
  illness; and

  (iii)
  inaccessibility,

    and, in the cases referred to in (ii) and (iii), without contact between the Director concerned and the Company having been possible for a period of five days, unless the Board has set a different period.

7.3
Board: decision-making

7.3.1
The Board may adopt Written rules governing, among other things, its decision-making process and working methods, its internal organisation, the composition, duties and organisation of committees, the division of duties among the Directors and any other matters, including matters concerning the Board, the executive Directors, the non-executive Directors, any Board committees, the Chairman and the CEO. The Board Rules may be amended by the Board.

7.3.2
Each Director has a right to cast one vote at Board meetings. Unless the Articles or the Board Rules provide otherwise, all Board resolutions must be adopted by a simple majority of votes cast.

7.3.3
A Director may not participate in the deliberations and decision-making process if that Director has a direct or indirect personal conflict of interest with the Company and its business. If as a result of the previous sentence the Board is unable to adopt a resolution, the resolution may nonetheless be adopted by the Board and the previous sentence of this Article 7.3.3 will not apply.

7.3.4
Subject to the Board Rules, the Board may also adopt resolutions without holding a meeting, provided that the Board Rules permit the Board to do so. Articles 7.3.2 and 7.3.3 equally apply to the adoption of resolutions by the Board without holding a meeting.

7.3.5
The Chairman, or in his absence the Company Secretary, may at any time provide evidence of a Board resolution by way of a Written statement to that effect.

7.4
Board: remuneration

7.4.1
The Company must establish a policy in respect of the remuneration of the Board. The remuneration policy is adopted by the General Meeting upon a proposal of the Board.

7.4.2
The remuneration of the executive Directors and the remuneration of the non-executive Directors is determined by the Board with due observance of the remuneration policy adopted by the General Meeting. The Directors are reimbursed for their expenses.

7.4.3
A proposal with respect to remuneration schemes in the form of Shares or rights to subscribe for Shares must be submitted by the Board to the General Meeting for its approval. This proposal must state at least the maximum number of Shares or rights to subscribe for Shares that may be granted to the Directors and the criteria for making and amending such grants.

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7.5
Representation

7.5.1
The Board has the power to represent the Company. This power is also vested in each executive Director acting solely.

7.5.2
The Board may grant power of attorney to represent the Company to one or more persons, whether or not employed by the Company, or otherwise authorise them to represent the Company on a continuing basis.

7.6
Indemnity

7.6.1
Unless applicable law provides otherwise, the following will be reimbursed to current and former Directors:

(a)
the reasonable costs of conducting a defence against claims based on acts or failures to act in the exercise of their duties or any other duties currently or previously performed by them at the Company's request;

(b)
any damages or fines payable by them as a result of an act or failure to act as referred to under (a); and

(c)
the reasonable costs of appearing in other legal proceedings in which they are involved as current or former Directors, with the exception of proceedings primarily aimed at pursuing a claim on their own behalf.

7.6.2
There is no entitlement to reimbursement as referred to above if and to the extent that:

(a)
it has been established by a Dutch court that the act or failure to act of the person concerned may be characterised as wilful (opzettelijk) or intentionally reckless (bewust roekeloos) conduct, unless Dutch law provides otherwise or this would, in view of the circumstances of the case, be unacceptable according to standards of reasonableness and fairness; or

(b)
the costs or financial loss of the person concerned are covered by an insurance and the insurer has paid out the costs or financial loss.

7.6.3
Costs and financial loss will be reimbursed by the Company immediately upon receipt of the invoices or any other document evidencing the costs or financial loss of the person concerned. If and to the extent that it has been established by a Dutch court that the person concerned is not entitled to reimbursement as referred to above, he shall immediately repay the amount reimbursed by the Company.

7.6.4
The person concerned shall follow the Company's instructions relating to the manner of his defence and consult with the Company in advance about the manner of his defence.

7.6.5
Articles 7.6.1 to 7.6.4 inclusive do not affect any rights that the person concerned may have pursuant to any agreement with the Company.

7.6.6
The Company may take out liability insurance for the benefit of the persons concerned.

7.6.7
The Board may implement the above provisions in further detail, in an agreement or otherwise.

8
GENERAL MEETINGS

8.1
Annual General Meeting

8.1.1
An annual General Meeting is held each year within six months after the end of the financial year.

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8.1.2
The agenda of an annual General Meeting includes in any case the discussion and adoption of the Annual Accounts and the appointment of Directors, and further includes any other business presented by the Board or required pursuant to law or these Articles.

8.2
Extraordinary General Meetings. Information

8.2.1
Other General Meetings will be held when required by law and otherwise as often as the Board deems necessary.

8.2.2
Shareholders may request the Board to convene a General Meeting with due observance of Article 8.3.

8.2.3
The Board will provide to the General Meeting any information it requests, unless this would be contrary to an overriding interest of the Company and its business. If the Board or invokes an overriding interest, the reasons for this must be explained.

8.3
General meeting: place, convocation and agenda

8.3.1
General meetings are held in Amsterdam, Geleen, Haarlemmermeer (Schiphol) or Rotterdam.

8.3.2
One or more Shareholders alone or jointly representing at least the percentage of the issued capital as required by law may, at their request, in accordance with the relevant provisions of law, be authorised by the district court to convene a General Meeting.

8.3.3
Meetings must be convened in accordance with the statutory notice period.

8.3.4
The notice convening a meeting is given by the Board. A General Meeting may be convened by electronic means of communication that is directly and permanently accessible until the meeting.

8.3.5
The Board shall send the notice convening the meeting to the addresses of the Shareholders, pledgees with Meeting Rights and usufructuaries with Meeting Rights shown in the Shareholders register. With the consent of a Shareholder or the pledgee with Meeting Rights or the usufructuary with Meeting Rights, the notice of the meeting may also be given by a legible and reproducible message sent via electronic means of communication to the address provided for those purposes by that Shareholder, pledgee or usufructuary to the Company.

8.3.6
Notices convening a meeting will state:

(a)
the items to be discussed;

(b)
the location, date and time of the General Meeting;

(c)
the procedure for participating and exercising voting rights in the General Meeting through a Written proxy; and

(d)
the procedure for taking part in the General Meeting through electronic means of communication, if this right may be exercised under Article 8.4.3, as well as the Company's website address.

8.3.7
An item requested in Writing by one or more Shareholders solely or jointly representing at least such part of the issued capital as required by law will be included in the notice of the meeting or announced in the same manner if the Company receives the request, including the reasons, no later than on the date prescribed by law.

8.3.8
Notwithstanding the provisions of Article 8.3.7, items for which a request has been filed by one or more Shareholders solely or jointly in accordance with rules established from time to time by the Board will be included by the Board in the notice of a General Meeting.

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8.4
General Meeting: attending the meeting

8.4.1
A person is entitled to attend a General Meeting if that person:

(a)
is a Shareholder or another Person with Meeting Rights on the twenty-eighth day prior to the day of that General Meeting;

(b)
is registered as such in a register (or one of more parts of a register) designated for that purpose by the Board; and

(c)
has given notice in writing to the Company prior to a date set in the notice to attend a General Meeting.

8.4.2
The notice must contain the name and the number of Shares the person will represent in the meeting. The provision above under (c) concerning the notice to the Company also applies to the proxy holder of the person entitled to attend the General Meeting.

8.4.3
The Board may decide that each person entitled to attend a General Meeting has the right, in person or represented by a Written proxy, to take part in, address and vote at the General Meeting using electronic means of communication, provided that the person can be identified via the same electronic means and is able to directly observe the proceedings and vote at the meeting. The Board may attach conditions to the use of the electronic means of communication, provided that these conditions are reasonable and necessary for the identification of the person attending the General Meeting and for the reliability and security of the communication. The conditions are included in the notice convening the meeting and are published on the Company's website.

8.4.4
Directors are authorised to attend the General Meeting and have an advisory vote in that capacity at the General Meeting.

8.4.5
The chairman of the meeting may admit third parties to the General Meeting.

8.4.6
The chairman of the meeting decides on all matters relating to admission to the General Meeting.

8.5
General Meeting: order of the meeting, minutes

8.5.1
The General Meeting is chaired by the Chairman. However, the Chairman may charge another person with chairing the General Meeting even if the Chairman is present at the meeting. If the Chairman is absent and has not charged another person with chairing the meeting in his place, the Directors present at the meeting appoint one of them as chairman of the meeting. If the chairman of the meeting has not been appointed in accordance with the preceding sentence, the General Meeting will appoint at its discretion a chairman of the meeting. Until that moment, a member of the Board appointed for that purpose by the Board will act as chairman of the meeting.

    The chairman of the meeting appoints the secretary of the General Meeting.

8.5.2
The chairman of the meeting determines the order of proceedings in accordance with the agenda and may limit speaking time or take other measures to ensure that the meeting proceeds in an orderly manner.

8.5.3
All issues relating to the proceedings at or concerning the meeting are decided by the chairman of the meeting.

8.5.4
The chairman of the meeting shall appoint one of those present to take minutes, which he and the secretary of the meeting shall adopt and, in evidence thereof, sign. If the proceedings at the

12

  General Meeting are laid down in a notarial report, no minutes will be required and the signing of the official report by the notary will suffice.

8.5.5
A Written confirmation signed by the chairman of the meeting and the secretary of the meeting and stating that the General Meeting has adopted a resolution constitutes valid proof of that resolution towards third parties.

8.6
General Meeting: decision-making process

8.6.1
Unless the law provides otherwise, a resolution of the General Meeting can only be validly adopted in a meeting where the quorum applicable to such resolution is present.

    For the purpose of this Article 8.6.1, "quorum" means:

  (a)
  for a resolution proposed by the Board: at least one-third of the issued and outstanding capital; and

  (b)
  for any other resolution: at least one-half of the issued and outstanding capital.

    If a quorum with respect to a resolution proposed by the Board is not present, a new General Meeting may be convened at which the relevant resolution may be passed, irrespective of the part of the capital represented at such meeting. In the notice convening the new General Meeting it must be stated, giving the reason therefor, that the resolution may be passed, irrespective of the part of the capital represented at the meeting. If a quorum with respect to a resolution not proposed by the Board is not present, a new General Meeting may be convened at which the same quorum requirements apply to the relevant resolution as applied in the first General Meeting.

8.6.2
Unless these Articles or the law provide otherwise, resolutions of the General Meeting will be adopted by a simple majority of votes cast at a meeting where the quorum applicable to such resolutions is present.

8.6.3
Each Share confers the right to cast one vote at the General Meeting. Blank votes, abstentions and invalid votes are regarded votes that have not been cast. Resolutions may be adopted by acclamation if none of the Persons with Voting Rights present or represented at the meeting objects to voting by acclamation.

8.6.4
No vote may be cast at the General Meeting for a Share held by the Company or one of its Subsidiaries. Holders of a right of usufruct on Shares belonging to the Company or its Subsidiaries are not excluded from voting if the right of usufruct was created before the Share concerned was held by the Company or one of its Subsidiaries and the voting rights were granted to the holder of the right of usufruct when that right of usufruct was created. The Company or a Subsidiary may not cast a vote in respect of a Share on which it holds a right of usufruct.

8.6.5
The chairman of the meeting determines the method of voting.

8.6.6
The ruling by the chairman at the meeting on the outcome of a vote is decisive. The same applies to the content of a resolution adopted, to the extent that a vote was held on a proposal not set out in Writing.

8.6.7
All disputes concerning voting for which neither the law nor the Articles provide are decided by the chairman of the meeting.

8.7
Meetings of holders of ordinary shares

8.7.1
Meetings of holders of ordinary shares will be convened each time such meeting is required to pass a resolution pursuant to law or these Articles, or if the Board so decides.

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8.7.2
The provisions of Articles 8.3.1, Article 8.3.3 through 8.3.6 and Article 8.4 through 8.6 are applicable mutatis mutandis to a meeting of holders of ordinary shares.

8.8
Meetings of holders of cumulative preference shares

8.8.1
Meetings of holders of cumulative preference shares will be convened each time such meeting is required to pass a resolution pursuant to law or these Articles, or if the Board so decides.

8.8.2
The provisions of Articles 8.3.1, Article 8.3.3 through 8.3.6 and Article 8.4.3 through 8.6 are applicable mutatis mutandis to a meeting of holders of cumulative preference shares, provided that only holders of cumulative preference shares will be entitled to attend that meeting and to cast votes at that meeting.

8.8.3
In a meeting of holders of cumulative preference shares in which the entire share capital issued in the form of cumulative preference shares is represented, valid resolutions may be passed even if the requirements regarding the venue of the meeting, the manner of convening the meeting, the period to be observed for convening the meeting and the requirements regarding stating the items to be discussed at the meeting have not been observed, provided the resolutions are adopted unanimously.

8.8.4
Any resolutions that may be adopted by a meeting of holders of cumulative preference shares may be adopted without a meeting as well. Such resolution will only be valid if all persons who are entitled to vote in a meeting of holders of cumulative preference shares have declared themselves in favour of the proposal in Writing.

8.8.5
All notices, notifications and communications that are solely intended for holders of cumulative preference shares must be sent in writing, by telegraph, fax or by electronic mail to the address of those Shareholders as recorded in the shareholders register.

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9          ANNUAL REPORTING

9.1
Financial year. Annual Accounts

9.1.1
The Company's financial year coincides with the calendar year.

9.1.2
Each year, within the period prescribed by law, the Board prepares Annual Accounts. The Annual Accounts, consisting of a balance sheet, a profit and loss account, explanatory notes and consolidated accounts, must be accompanied by an auditor's statement as referred to in Article 9.2.4, the management report, as well as the other particulars to be added to those documents by virtue of applicable statutory provisions. The Annual Accounts are signed by all Directors; if the signature of one or more of them is missing, this and the reasons for this must be disclosed.

9.1.3
The Company ensures that the Annual Accounts, the management report and the additional information referred to in Article 9.1.2 are available at the Company's address from the day of the notice of the General Meeting where they are to be discussed. The Persons with Meeting Rights may inspect these documents and obtain a copy free of charge.

9.1.4
The Annual Accounts are adopted by the General Meeting.

9.1.5
In the General Meeting where adoption of the Annual Accounts is discussed, separate proposals may be raised to grant discharge to the Directors for the performance of their duties. This discharge only applies to the performance of duties as reflected by the Annual Accounts or by information otherwise made available to the General Meeting.

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9.2
Auditor

9.2.1
The General Meeting instructs an auditor, as referred to in article 2:393 (1) DCC, to audit the Annual Accounts prepared by the Board in accordance with article 2:393 (3) DCC.

9.2.2
If the General Meeting fails to issue the instructions to the auditor, the Board is authorised to do so.

9.2.3
The instructions issued to the auditor may be revoked by the General Meeting and by the person issuing the instructions. The instructions may only be revoked for valid reasons and in accordance with article 2:393 (2) DCC.

9.2.4
The auditor reports the findings of the audit to the Board and presents the results of the audit in a statement on the true and fair view provided by the Annual Accounts. The auditor's performance is evaluated annually by the Board, and the outcome of this evaluation is discussed by the Board during the annual General Meeting.

9.2.5
The Board may issue instructions (other than those referred to above) to the above auditor or to a different auditor at the Company's expense.

10
10        PROFIT AND LOSS. DISTRIBUTIONS ON SHARES

10.1
Reserves. Distributable equity

10.1.1
The Board maintains a share premium reserve for each specific class of Shares; only the holders of Shares of that specific class are exclusively entitled to those reserves.

10.1.2
The Company may make distributions on Shares only to the extent that its own funds exceed the sum of the paid-up and called-up portion of the capital, and the statutory reserves.

10.1.3
Distributions from the profits, are made after the adoption of the Annual Accounts that show the distributions are permitted, subject to any other provisions in these Articles.

10.2
Order of distributions on Shares

10.2.1
Out of the profits earned in a financial year, primarily and insofar as possible, a preferred dividend will be paid on each issued cumulative preference share in an amount equal to (i) the average of the Euribor interest charged for loans with a term of twelve months—weighted by the number of days which this interest was applicable to—during the financial year for which the distribution is made plus (ii) a premium to be determined by the Board of at most five hundred basis points, which premium will each time be fixed by the Board for a period of five years, per annum, calculated, through the day the amount is made payable, over:

(a)
an amount equal to the called-up and paid-up part of the nominal value of such cumulative preference share, provided that:

(i)
if in the financial year for which the dividend mentioned above is paid, the amount of called-up and paid-up part of the nominal value of the cumulative preference shares has been reduced or, pursuant to a resolution to make a further call on those cumulative preference shares, has been increased, the dividend will be reduced or, as the case may be, increased by an amount equal to the aforesaid percentage of the amount of such reduction or increase, as the case may be, calculated from the date of the reduction or, as the case may be, from the date when the further call on the Shares was made; and

(ii)
if in the course of any financial year cumulative preference shares have been issued, with respect to that financial year the dividend to be paid on the Shares concerned will

15

      be reduced pro rata to the day of issue of those Shares, whereby Shares issued in the course of a month will be considered issued as per the first date of that month; and

  (b)
  any missing dividend on that cumulative preference share in relation to financial years prior to the financial year for which such payment is made payable.

    If, in a financial year, no profit is made or the profits are insufficient to allow the distribution provided for in the preceding sentence, the deficit will be paid, to the extent possible, at the expense of any freely distributable reserve of the Company. If and to the extent that the distribution referred to in the immediately preceding sentence cannot be paid at the expense of reserves, then, from the profits earned in the then following years, such distribution will be made first to the holders of cumulative preference shares so that the deficit is fully recovered before the following clauses of this Article 10.2.1 are applied. Interim dividends paid on cumulative preference shares for any financial year in accordance with Article 10.4 will be deducted from the dividend to be paid by virtue of this Article 10.2.1.

10.2.2
The Board determines which portion of any profits remaining after application of Article 10.2.1 will be reserved.

10.2.3
The profit remaining after application of Articles 10.2.1 and 10.2.2 will be at the disposal of the General Meeting, which may resolve to add the profits to the reserve or to distribute it among the holders of ordinary shares. No further distributions will be made on the cumulative preference shares.

10.2.4
Subject to the other provisions in Articles 10.1 and 10.2, the General Meeting may, on the basis of a proposal of the Board, resolve to make distributions to holders of Shares from one or more reserves that the Company is not required to maintain by law and are not connected to another class of Shares.

10.2.5
No distributions are made on Shares held by the Company, unless those Shares are subject to a right of usufruct.

10.3
Dividend policy. Deficit. Non-cash distributions. Payment

10.3.1
The Board may adopt a policy on reserves and dividends.

10.3.2
The Board may determine how a deficit shown by the Annual Accounts is to be dealt with.

10.3.3
Both the Board and the General Meeting, on the basis of a proposal by the Board, may determine that a distribution on Shares is not made in cash but in the form of Shares, or that holders of Shares are given the choice between distribution in cash or in the form of Shares, or a combination of the two, all these distributions being made from the profits or from a reserve or from both. The Board may determine the conditions under which this choice may be made.

10.3.4
Distributions are payable not later than thirty days after the date on which they were declared, unless the corporate body that determines the distribution sets a different date.

10.3.5
Distributions which have not been claimed within five years and one day after they become payable are returned to the Company and added to the reserves.

10.3.6
The Board may determine that distributions on Shares are made payable in euro or another currency, at the Shareholder's discretion.

16

10.4
Interim distributions

10.4.1
The Board may resolve to make interim distributions to Shareholders or holders of Shares of a specific class. This distribution is only allowed if an interim statement of assets and liabilities shows that the requirements of in Article 10.1.2 have been fulfilled.

10.4.2
The interim statement of assets and liabilities relates to the situation on a date no earlier than the first day of the third month before the month in which the resolution to make a distribution is made public. It must be prepared in accordance with the generally acceptable valuation principles. The statement includes the amounts to be reserved under the law and the Articles. It is signed by the Directors. If one or more of their signatures is missing, this and the reason for the missing signature must be stated.

11
SPECIAL RESOLUTIONS. CERTAIN BUSINESS COMBINATIONS.

11.1
Significant change in identity or nature of the Company

11.1.1
The approval of the General Meeting is required for resolutions of the Board regarding a significant change in the identity or nature of the Company or its business, including in any event:

(a)
the transfer of the business, or practically the entire business, to a third party;

(b)
concluding or cancelling a long-lasting cooperation of the Company or a Subsidiary with another legal person or company or as a fully liable general partner in a partnership, provided that the cooperation or cancellation is of essential importance to the Company;

(c)
acquiring or disposing of a participating interest in the capital of a company with a value of at least one-third of the sum of the Company's assets, as shown in the consolidated balance sheet with explanatory notes according to the last adopted Annual Accounts, by the Company or a Subsidiary.

11.1.2
A resolution to grant the approval as referred to under Article 11.1.1 (i) may only be adopted at the proposal of the Board, and (ii) requires a majority of votes cast representing more than one-half of the issued and outstanding capital.

11.2
Certain business combinations

11.2.1
Solely for the purpose of interpretation of this Article 11.2, the following definitions—including cross-references within these definitions—are to be interpreted as follows:

    "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under Common Control with another Person;

    "Associate" when used to indicate a relationship with any Person, means (a) any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer or partner or is, directly or indirectly, the Owner of twenty per cent or more of any class of Voting Shares, (b) any trust or other estate in which such Person is economically entitled to at least a twenty per cent of the assets or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person;

    "Business Combination" means:

  (a)
  any merger or consolidation of the Company or any direct or indirect majority Owned Subsidiary of the Company with (i) an Interested Shareholder, or (ii) with any other corporation, partnership, unincorporated association or other entity if the merger or

17

    consolidation is caused by an Interested Shareholder and as a result of such merger or consolidation Article 11.2.3 of this Article 11.2 is not applicable to the surviving entity;

  (b)
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a Shareholder of the Company to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority Owned Subsidiary of the Company, which assets have an aggregate market value equal to ten per cent or more of either the aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all of the issued and outstanding Shares;

  (c)
  any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-Owned Subsidiary of the Company of any Shares or shares of such Subsidiary to the Interested Shareholder, except (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Shares or shares of any such Subsidiary which securities were outstanding prior to the time that the Interested Shareholder became such Interested Shareholder, (ii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Shares or shares of any such Subsidiary, which security is distributed pro rata to all holders of a class of Shares subsequent to the time the Interested Shareholder became such Interested Shareholder, (iii) pursuant to an exchange offer by the Company to purchase Shares made on the same terms to all holders of said Shares or, (iv) any issuance or transfer of Shares by the Company; provided, that in no case under (ii) up to (iv) inclusive above shall there be an increase in the Interested Shareholder's proportionate share of the Shares of any class or series of the Company or of the Voting Shares of the Company;

  (d)
  any transaction involving the Company or any direct or indirect majority Owned Subsidiary of the Company which has the effect directly or indirectly of increasing the proportionate share of the Shares of any class or securities convertible into the Shares of any class of the Company, or the proportionate share of the shares of any class or securities convertible into the share of any class of any such Subsidiary, which is Owned by the Interested Shareholder except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the Interested Shareholder; or

  (e)
  any receipt by the Interested Shareholder of the benefit, directly or indirectly, except proportionately as a Shareholder of such Company, of any loans, advances, guarantees, pledges or any other financial benefits, other than those expressly permitted in subparagraphs (a)-(d) above, provided by or through the Company or any direct or indirect majority Owned Subsidiary of the Company;

    "Control", including the term "Controlling", "Controlled by" and "under Common Control with", means the right, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether through the Ownership of Voting Shares, by contract or otherwise. A Person who is the Owner of twenty per cent or more of the outstanding Voting Shares of any corporation, partnership, unincorporated association or other entity shall be presumed to have Control of such entity, in the absence of proof by a preponderance of the evidence to the contrary, for the purpose of this Article 11.2 Notwithstanding the foregoing, a presumption of control shall not apply where such Person holds Voting Shares, in good faith and not for the purpose of circumventing this article, as an agent, bank, broker, nominee, custodian or trustee for one or more Owners who do not individually or as a group have Control of such entity;

18

    "Interested Shareholder" means any Person other than the Company and any direct or indirect majority Owned Subsidiary that (i) is the Owner of fifteen per cent or more of the outstanding Voting Shares, or (ii) is an Affiliate or Associate of the Company and was the Owner of fifteen per cent or more of the outstanding Voting Shares of the Company at any time within the three year period immediately prior to that date on which it is sought to be determined whether such Person is an Interested Shareholder and the Affiliates and Associates of such Person; provided, however, that the term "Interested Shareholder" shall not include any Person whose ownership of shares in excess of the fifteen per cent limitation set forth in this Article 11.2 is the result of action taken solely by the Company; provided further that such person shall be an Interested Shareholder if thereafter such Person acquires additional Voting Shares of the Company, except as a result of further Company action not caused, directly or indirectly by such Person;

    "Owner", including the terms "Own" and "Owned", when used with respect to any share, means a Person that individually or with or through any of its Affiliates or Associates:

  (a)
  is directly or indirectly entitled to the economic benefits of such share; or

  (b)
  has (i) the right to acquire such share (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, warrants or options, or otherwise; provided, however, that a Person shall for the application of this Article 11.2.1 not be considered the Owner of shares tendered pursuant to a tender or exchange offer until such tendered shares are accepted for purchase or exchange, or (ii) the right to vote such share pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be considered the Owner of any share because of such Person's right to vote such share if the agreement, arrangement, or understanding to vote such share arises solely from a revocable proxy; or

  (c)
  has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting—except voting pursuant to a revocable proxy as described in item (ii) of clause (b) of this paragraph—or disposing of such share with any other Person that is entitled to the economic benefits on or whose Affiliates or Associates are, directly or indirectly, entitled to the economic benefits on, such share.

    "Person" means any individual, corporation, partnership, unincorporated association or other legal entity;

    "Voting Shares" means with respect to shares in any legal entity of any class or series entitled to vote generally in the appointment of directors and, with respect to any entity or partnership that is not a legal entity, any right entitled to vote generally on the appointment of the governing body of such entity or partnership. Voting Shares of the Company shall not include any unissued Shares that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;

11.2.2
The approval of the General Meeting is required for a resolution of the Board to engage in any Business Combination with any Interested Shareholder for a period of three years following the time that such Shareholder became an Interested Shareholder, provided that the resolution of the General Meeting must be adopted by a majority of votes cast representing at least two-thirds of the issued capital which is not Owned by the Interested Shareholder.

11.2.3
Article 11.2.2 does not apply if:

(a)
prior to the time that such Shareholder became an Interested Shareholder, the Board approved, with such terms and conditions as the Board deems appropriate, either the

19

    Business Combination or the transaction which resulted in the Shareholder becoming an Interested Shareholder;(1)

  (b)
  upon completion of the transaction which resulted in the Shareholder becoming an Interested Shareholder, the Interested Shareholder Owned a number of ordinary shares representing at least ' eighty-five per cent of the issued Voting Shares at the time the transaction commenced, provided the Shares Owned (i) by the Directors and (ii) pursuant to employee stock plans in which employee participants do not have the right to determine confidentially whether Shares held subject to the plan will be tendered in a tender or exchange offer are not taken into account in calculating that percentage; or

  (c)
  if the Shareholder became an Interested Shareholder inadvertently and (i) as soon as practicable, but in any case no later than thirty days after having become an Interested Shareholder, divests itself of ownership of sufficient Shares so that the Shareholder ceases to be an Interested Shareholder and (ii) such Shareholder would not, at any time within the three year period immediately prior to the Business Combination, have been an Interested Shareholder but for the inadvertent acquisition of ownership.

12
AMENDMENTS TO THE ARTICLES. DISSOLUTION

12.1
Amendment to the Articles

12.1.1
The General Meeting may resolve to amend the Articles, provided that such resolution (i) may only be adopted at the proposal of the Board, and (ii) requires a majority of votes cast representing more than one-half of the issued and outstanding capital.

12.1.2
When a proposal to amend the Articles is to be made to the General Meeting, the notice convening the General Meeting must state this and a copy of the proposal, including the verbatim text of the proposal, must be filed and made available at the Company's seat, with copies to be retained at other locations as the Board determines, for inspection by the Shareholders, until the conclusion of the meeting. From the day of filing until the day of the meeting, a Shareholder will, on application, be provided with a copy of the proposal free of charge. An amendment of the Articles will be laid down in a notarial deed executed before a notary officiating in a municipality in the Netherlands.

12.2
Liquidation

12.2.1
The General Meeting may resolve to dissolve the Company, provided that such resolution (i) may only be adopted at the proposal of the Board, and (ii) requires a majority of votes cast representing more than one-half of the issued and outstanding capital.

(1)
Note to Draft:    Prior to the closing of the combination, the Board shall approve (A) OCI N.V. and the "S Shareholders" (as such term is defined in that certain Amended and Restated Shareholders' Agreement, by and among CF B.V., Capricorn Capital B.V., Leo Capital B.V., Aquarius Investments B.V. and OCI N.V., dated as of December 20, 2015) (the "Shareholders Agreement") and each of OCI N.V.'s and the S Shareholders' respective "Affiliates" and "Associates" as defined in the Shareholders Agreement for purposes of this article, such approval to be subject to the condition that such approval shall only be effective as long as (i) Section 3.1 of the Shareholders Agreement is effective and (ii) such persons are in compliance with the terms of the Shareholders Agreement and (B) any transaction provided for in the Combination Agreement, by and among CF Industries Holdings, Inc., CF B.V., Finch Merger Company LLC and OCI N.V., dated as of August 6, 2015, as amended (the "Combination Agreement") or the Ancillary Agreements (as defined in the Combination Agreement).

20

12.2.2
If the Company is dissolved, the liquidation is carried out by the executive Directors under the supervision of the non-executive Directors, unless the General Meeting resolves otherwise.

12.2.3
The Articles remain in force where possible during the liquidation.

12.2.4
From the balance remaining after payment of the debts of the dissolved Company, there will first, insofar as possible, be paid on each cumulative preference share:

(a)
an amount equal to the paid-up part of the nominal value of that cumulative preference share;

(b)
any missing dividend on a cumulative preference share in relation to financial years prior to the financial year in which such payment is made payable; and

(c)
any dividend accrued on a cumulative preference share during the financial year in which the Company ceases to exist, calculated through the day on which that payment is made payable.

12.2.5
The balance remaining after application of Article 12.2.4 will be paid out on the ordinary shares in proportion to their nominal value.

12.2.6
After the Company has ceased to exist, the Company's accounts, records and other data carriers must be kept for seven years by the person identified for that purpose by the liquidators.

13
13        JURISDICTION

        Unless the Company consents in Writing to the selection of an alternative forum, the competent court of Amsterdam, the Netherlands, shall be the exclusive forum for any dispute between a Shareholder, in its capacity as Shareholder, and (i) the Company or (ii) any Director or person referred to in Article 7.2.9, acting in such capacity.

        Any reference to "Shareholder" in this Article 13 includes a former Shareholder who was a Shareholder at the time this Article was effective, as well as any holder of a right of usufruct on a Share, any holder of a right of pledge on a Share and any holders of rights to acquire Shares, including all such persons who formerly had such capacity at a time this Article was effective.

        Any reference to "Director" or "person referred to in Article 7.2.9" in this Article 13 includes any person who formerly had such capacity.

14
TRANSITIONAL PROVISIONS

14.1
Authorisation to issue Shares and exclude or restrict pre-emptive rights

14.1.1
As of the execution of this deed of amendment of the Articles on [    •    ] two thousand and [    •    ] the Board has been authorised for a period of five years, to issue Shares, including ordinary shares and cumulative preference shares, up to the amount of Shares included in the authorised share capital and to grant rights to subscribe for Shares up to the maximum referred to above.

14.1.2
As of the execution of this deed of amendment of the Articles on [    •    ] two thousand and [    •    ] the Board has been authorised for a period of five years, to restrict or exclude pre-emptive rights on Shares.

14.1.3
This Article 14 and its heading lapses on [    •    ] two thousand and [    •    ].

21

14.2
Authorisation to repurchase Shares

14.2.1
As of the execution of this deed of amendment of the Articles on [    •    ] two thousand and [    •    ] the Board has been authorised for a period of eighteen months, to repurchase fully paid-up ordinary shares in its own capital for a maximum of one-half of the issued capital at the moment of repurchase, at a price per ordinary share not lower than one-fourth of the nominal value of the respective ordinary share, and not higher than one hundred ten per cent the most recent closing price of an ordinary share on any stock exchange where ordinary shares in the share capital of the Company are listed;

14.2.2
As of the execution of this deed of amendment of the Articles on [    •    ] two thousand and [    •    ] the Board has been authorised for a period of eighteen months, to repurchase fully paid-up cumulative preference shares in its own capital for a maximum of one-half of the issued capital at the moment of repurchase, at a price per cumulative preference shares as would, pursuant to the Articles, be repaid on such cumulative preference shares if such cumulative preference shares were to be cancelled.

14.2.3
This Article 14.2 and its heading lapses on [    •    ] two thousand and [    •    ].

14.3
First financial year

14.3.1
The first financial year will end on the thirty-first day of December two thousand and sixteen.

14.3.2
This Article 14.3 and its heading lapses after expiry of the first financial year.

22

Exhibit B

        DATED December 20, 2015
CF B.V.,
CAPRICORN CAPITAL B.V.,
LEO CAPITAL B.V.,
AQUARIUS INVESTMENTS B.V.
AND
OCI N.V.
AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT

1

This Agreement (this "Agreement") is made on December 20, 2015

BY AND AMONG:

(1)
CF B.V., a private limited liability company incorporated under the laws of The Netherlands (registered number 64782573) whose registered office is at Prins Bernhardplein 200, 1097 JB, Amsterdam, The Netherlands (the "Company");

(2)
OCI N.V., a public company with limited liability (naamloze vennootschap) incorporated under the law of The Netherlands (registered number 56821166) whose registered office is at Honthorststraat 19, 1071 DC Amsterdam, The Netherlands ("Oxford");

(3)
Capricorn Capital B.V., a private limited liability company incorporated under the laws of The Netherlands (registered number 56929870) whose registered office is at Prins Bernhardplein 200, 1097 JB Amsterdam, The Netherlands ("Capricorn");

(4)
Leo Capital B.V., a private limited liability company incorporated under the laws of The Netherlands (registered number 56929315) whose registered office is at Prins Bernhardplein 200, 1097 JB Amsterdam, The Netherlands ("Leo"); and

(5)
Aquarius Investments B.V., a private limited liability company incorporated under the laws of The Netherlands (registered number 56929102) whose registered office is at Prins Bernhardplein 200, 1097 JB Amsterdam, The Netherlands ("Aquarius" and, together with Leo and Capricorn, the "S Shareholders" and, together with Oxford, the "Shareholders").

WHEREAS:

(A)
CF Industries Holdings, Inc., a Delaware corporation ("Cambridge"), the Company, Finch Merger Company LLC, a Delaware limited liability company and wholly-owned, direct or indirect, subsidiary of the Company ("MergerCo"), and Oxford are parties to that certain Combination Agreement, dated as of August 6, 2015, as amended (the "Combination Agreement");

(B)
Pursuant to the Combination Agreement, among other things: (i) Oxford will contribute to the Company certain equity ownership interests in certain Persons owned, directly or indirectly, by Oxford, in exchange for consideration consisting, in part, of Ordinary Shares (as defined below) to be issued by the Company to Oxford, (ii) a portion of the Ordinary Shares issued by the Company to Oxford will be distributed by Oxford to its shareholders (the "Distribution") and (iii) MergerCo will merge with and into Cambridge, with Cambridge becoming a wholly-owned, direct or indirect, subsidiary of the Company whereby the shares of Cambridge common stock will be converted into the right to receive a certain ratio of Ordinary Shares upon the terms and conditions set forth in the Combination Agreement; and

(C)
The Company and the Shareholders desire to establish in this Agreement certain terms and conditions concerning the Ordinary Shares to be owned directly or indirectly by the Shareholders as of and after the Closing and related provisions concerning the Shareholders' relationship with and investment in the Company as of and after the Closing.

2

IT IS AGREED as follows:

1.     Interpretation

        In this Agreement:

1.1   Definitions

        "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under Common Control with, such Person, provided that neither the Shareholders, nor any of their Subsidiaries shall be deemed to be an Affiliate of the Company or vice versa, and provided, further, that solely for purposes of this Agreement, any settlor of a Family Trust shall be deemed to be an Affiliate of such Family Trust;

        "Articles" mean the articles of association of the Company, as amended from time to time in accordance with the provisions of this Agreement;

        "Associate" means, with respect to any Person, (i) any Person of which such Person is an officer, partner or equivalent or is, directly or indirectly, the beneficial owner of ten per cent. (10%) or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any Family Member or spouse of such Person;

        "Beneficially Own" means, with respect to any securities, having "beneficial ownership" of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (as in effect on the date of this Agreement and (ii) having the right to become the Beneficial Owner of such securities (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise. The terms "Beneficial Owner", "Beneficial Ownership" and "Beneficially Owned" shall have a correlative meaning;

        "Board" means, as of any date, the board of directors of the Company on such date;

        "Business Day" means a day which is not a Saturday or Sunday or a bank or public holiday in New York, New York or The Netherlands;

        "Capricorn" has the meaning given to such term in the preamble to this Agreement and, in the event that Shareholder Shares of Capricorn are Transferred to any Permitted Transferees in accordance with Clause 4.1(c)(iv), shall include such Permitted Transferees;

        "Closing" has the meaning given to such term in the Combination Agreement;

        "Combination Agreement" has the meaning given to such term in the recitals to this Agreement;

        "Competitor" means any Person set forth on Schedule A;

        "Control" (including, with correlative meanings, "Controlled by" and "under Common Control with") means the possession, direct or indirect, of the power to direct or cause the direction of management or policies of a Person, whether through ownership of securities, by contract or otherwise;

        "Director" means any member of the Board;

        "Directed Offering" means any so-called "registered direct" sale, block trade or other similar offering or Transfer made pursuant to an effective registration statement filed under the Securities Act, but in which the Voting Securities Transferred are not directly or indirectly widely distributed, and the Shareholder making such Transfer has knowledge of the identity of each transferee;

        "Distribution" has the meaning given to such term in the recitals to this Agreement;

3

        "Effective Time" has the meaning given to such term in the Combination Agreement;

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended;

        "Family Member" with respect to any individual, means such individual's mother, father, sisters, brothers and children;

        "Family Trust" means a trust for the benefit of one or more S Family Members;

        "Firewater One Shareholder Agreement" has the meaning given to such term in the Combination Agreement;

        "Group" has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act and Rule 13d-5(b) thereunder;

        "Ordinary Shares" means the ordinary shares of the Company;

        "Organisational Documents" means, with respect to any Person:

  (a)
  if a company or a corporation, the memorandum and articles of association, articles or certificate of incorporation and the bylaws;

  (b)
  if a general partnership or limited liability partnership, the partnership agreement and any statement of partnership;

  (c)
  if a limited partnership, the limited partnership agreement and the certificate of limited partnership;

  (d)
  if a limited liability company, the certificate of formation and limited liability company agreement;

  (e)
  if another type of Person, any charter or similar document adopted or filed in connection with the creation, formation or organisation of the Person; and

  (f)
  any similar document, amendment or supplement to any of the foregoing;

        "Other Shares" means shares of any class of share capital of the Company (other than Ordinary Shares) that are entitled to vote on the appointment or removal of Directors;

        "Ownership Limit" means, at any time of determination, twenty point five per cent. (20.5%) of the Voting Securities outstanding at such time, computed without regard to any Oxford Shares;

        "Ownership Threshold" means, at any time of determination, five per cent. (5%) of the Voting Securities outstanding at such time;

        "Oxford" has the meaning given to such term in the preamble to this Agreement and, in the event that Shareholder Shares of Oxford are Transferred to any Permitted Transferees in accordance with Clause 4.1(c)(iv), shall include such Permitted Transferees;

        "Oxford Shares" means the Ordinary Shares acquired by Oxford (i) pursuant to the Combination Agreement and not included in the Distribution and (ii) pursuant to the Firewater One Shareholder Agreement, if any;

        "Permitted Transferee" means the Company or any direct or indirect wholly-owned Subsidiary or Controlled Affiliate of any Shareholder, and in the case of Oxford, any shareholder of Oxford who receives Voting Securities pursuant to a pro rata distribution by Oxford after the Effective Time, and in the case of an S Shareholder, (i) an S Family Member, (ii) a Family Trust, or (iii) any direct or indirect wholly-owned Subsidiary or Controlled Affiliate of the foregoing;

4

        "Person" means any individual, private or public company, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organisation, governmental entity or other entity of any kind or nature;

        "Qualified Candidate" means an individual who:

  (a)
  shall not be an Affiliate or Associate of any Shareholder;

  (b)
  shall qualify as an "independent director" of the Company under applicable provisions of the Exchange Act and under applicable NYSE rules and regulations, or the applicable rules and regulations of the principal securities exchange on which the Ordinary Shares are then listed;

  (c)
  would not, at the time of such designation, be required to disclose any information pursuant to Item 2(d) or (e) of Schedule 13D (as in effect at the date of this Agreement) if such Qualified Candidate were the "person filing" such Schedule 13D;

  (d)
  shall not be prohibited or disqualified from serving as a director of a public company pursuant to any applicable rule or regulation of the SEC or NYSE or pursuant to applicable law; and

  (e)
  shall not be a director, officer, employee, Affiliate or Associate of a Competitor.

        "Registration Rights Agreements" has the meaning set forth in the Combination Agreement;

        "Representatives" means, with respect to any designated Person, such designated Person's Affiliates and the respective directors, officers, employees, accountants, counsel, consultants and other agents and advisers of such designated Person and its Affiliates;

        "S Family Member" means any of Onsi Naguib Sawiris, his children and remoter issue or the spouses of any of them;

        "SEC" means the United States Securities and Exchange Commission;

        "Securities Act" means the United States Securities Act of 1933, as amended;

        "Shareholder Affiliated Persons" has the meaning given to such term in Clause 5;

        "Shareholder Shares" means Voting Securities Beneficially Owned by the S Shareholders or by Oxford, as the case may be;

        "S Shareholders" has the meaning given to such term in the preamble to this Agreement and, in the event that Shareholder Shares of any S Shareholders are Transferred to any Permitted Transferees in accordance with Clause 4.1(c)(iv), shall include such Permitted Transferees;

        "Shareholders" has the meaning given to such term in the preamble to this Agreement and, in the event that Shareholder Shares of any Shareholders are Transferred to any Permitted Transferees in accordance with Clause 4.1(c)(iv), shall include such Permitted Transferees, and in the event that Shareholder Shares of any Shareholders are Transferred in accordance with Clause 4.1(c)(v)(A), shall include such transferees;

        "Standstill Period" has the meaning given to such term in Clause 3.1;

        "Subsidiary" has the meaning set forth in the Combination Agreement;

        "Transfer" means any voluntary or involuntary sale, transfer, assignment, pledge, hypothecation, charge, mortgage, license, gift, creation of a security interest in or lien on, grant of any right or option, creation of any convertible, exchangeable or derivative security with respect to, placement in trust (voting or otherwise), encumbrance or other disposition of any kind to any Person, including those by way of hedging or derivative transactions, in each case, directly or indirectly, including by means of a disposition of any equity interests in an S Shareholder or in a Person that directly or indirectly holds any equity interests in an S Shareholder, by operation of law or otherwise, provided, however, that a

5

"Transfer" shall not include any direct or indirect transfer of the equity securities or Control of Oxford. Notwithstanding the foregoing, any direct or indirect mortgage, pledge, hypothecation, encumbrance or any other similar disposition of the nature of a security interest, lien or charge contemplated by the first sentence of this definition, by a Shareholder of any Ordinary Shares, or with respect to any such Ordinary Shares, shall not be deemed to constitute a "Transfer" subject to the restrictions on Transfer contained or referenced herein. The term "Transferred" shall have a correlative meaning; and

        "Voting Securities" means the Ordinary Shares together with any Other Shares.

1.2   Subordinate legislation

        References to a statutory provision include any subordinate legislation made from time to time under that provision.

1.3   Modification etc. of statutes

        References to a statute or statutory provision include that statute or provision as from time to time modified or re-enacted or consolidated.

1.4   Clauses, Schedules etc.

        References to this Agreement include the Schedules to it and this Agreement as from time to time amended and references to Clauses and Schedules are to Clauses of and Schedules to this Agreement, unless the context otherwise require.

1.5   Headings

        Headings shall be ignored in construing this Agreement.

1.6   Parties

        Any reference in this Agreement to a "party" or "parties" shall be a reference to a party or parties to this Agreement.

1.7   Effectiveness of this Agreement

        This Agreement, other than this Clause 1, Clause 2 and Clauses 7 to 9 (which will come into force immediately), will take effect at and as of the Effective Time. Notwithstanding anything to the contrary herein, in the event the Combination Agreement is terminated in accordance with its terms prior to the Effective Time, this Agreement shall terminate immediately and be null and void.

1.8   General interpretation

  (a)
  The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

  (b)
  Wherever the word "include", "includes" or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation".

  (c)
  A reference to a Person (including a party to this Agreement) includes a reference to that Person's legal personal representatives and permitted successors and assigns.

  (d)
  A reference to a document is a reference to that document as may be supplemented, amended or modified from time to time.

6

  (e)
  Any reference to a Dutch or U.S. legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than The Netherlands or the United States, as the case may be, be deemed to include a reference to what most nearly approximates in that jurisdiction to the Dutch or U.S. legal term, as the case may be.

  (f)
  If, and as often as, there is any change in the outstanding Voting Securities by reason of stock dividends, stock splits, reverse stock splits or subdivisions, distributions, spin-offs, split-ups, mergers, reclassifications, reorganisations, recapitalisations, combinations or exchanges of shares and the like, appropriate adjustment shall be made in the provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the rights and obligations set forth herein that continue to be applicable on the date of such change.

1.9   Actions at the Effective Time

        Upon completion of the Distribution, the S Shareholders shall update Schedule B to reflect all Voting Securities Beneficially Owned by the S Shareholders at such time.

2.     Warranties

2.1   Warranties of the Company

        The Company warrants to the Shareholders as of the date hereof that:

  (a)
  it is a private limited liability company incorporated under the laws of its jurisdiction of incorporation or formation;

  (b)
  it has all requisite power and authority and has taken all action necessary in order to execute this Agreement and to perform its obligations hereunder. The execution by the Company of this Agreement and the performance of its obligations hereunder have been duly authorised by all necessary action of the Company, including the approval of the Board. This Agreement has been duly executed by the Company and, assuming the due authorisation and execution of this Agreement by the Shareholders, constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar laws affecting the enforcement of creditors' rights generally; and

  (c)
  the execution of this Agreement by the Company and the performance of its obligations hereunder will not constitute or result in:

  (i)
  a breach or violation of, or a default under, the Organisational Documents of the Company;

  (ii)
  a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of an encumbrance on any of the assets of the Company (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon the Company; or

  (iii)
  conflict with, breach or violate any law applicable to the Company or by which its properties are bound or affected,

    except, in the case of sub-clauses (ii) and (iii) above, for any breach, violation, termination, default, creation, acceleration or conflict that would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Company to perform its obligations under this Agreement.

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2.2   Warranties of the Shareholders

        Each Shareholder warrants, severally, and not jointly, to the Company as of the date hereof that:

  (a)
  it is a private limited liability company incorporated under the laws of its jurisdiction of incorporation or formation;

  (b)
  it has all requisite power and authority and has taken all action necessary in order to execute this Agreement and to perform its obligations hereunder. The execution by such Shareholder of this Agreement and the performance of each of their obligations hereunder has been duly authorised by all necessary action of such Shareholder or, including the approval of its board of directors. This Agreement has been duly executed by such Shareholder and, assuming the due authorisation and execution of this Agreement by the Company, constitutes the legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar laws affecting the enforcement of creditors' rights generally;

  (c)
  the execution of this Agreement by it and the performance of each of its obligations hereunder will not constitute or result in:

  (i)
  a breach or violation of, or a default under, its Organisational Documents;

  (ii)
  a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of an encumbrance on any of its assets (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon it; or

  (iii)
  conflict with, breach or violate any law applicable to it or by which its properties are bound or affected,

    except, in the case of sub-clauses (ii) and (iii) above, for any breach, violation, termination, default, creation, acceleration or conflict that would not, individually or in the aggregate, reasonably be expected to materially impair its ability to perform its obligations under this Agreement;

  (d)
  immediately prior to the execution hereof and at the Effective Time, other than pursuant to the terms of, or as contemplated by, the Combination Agreement, neither it nor any of its Affiliates Beneficially Owns any shares of common stock of Cambridge, and

  (e)
  (i) except as otherwise disclosed to Cambridge prior to the execution hereof, or with respect to an amount of shares in the aggregate not exceeding one million (1,000,000) at any one time, as may be transferred from time to time in accordance with the terms of that certain Global Master Securities Lending Agreement, by and between J.P. Morgan Securities plc and Capricorn, dated as of September 17, 2013, as amended and restated on October 23, 2015, as in effect as of October 23, 2015, all shares of Oxford Beneficially Owned by the S Shareholders or any of their Affiliates are owned of record directly by the S Shareholders or any of their Affiliates in the amounts set forth on Schedule B and (ii) upon completion of the Distribution, (A) except as otherwise disclosed to Cambridge prior to the execution hereof or set forth on Schedule B, all Voting Securities Beneficially Owned by the S Shareholders or any of their Affiliates (other than Oxford) will be owned of record directly by the Shareholders or any of their Affiliates, and (B) such Beneficial Ownership shall not exceed the Ownership Limit.

8

3.     Standstill; share ownership related information

3.1   Standstill restrictions

        From and after the Effective Time until the one (1) year anniversary of the date on which the S Shareholders, in the aggregate, cease to Beneficially Own Voting Securities representing at least the Ownership Threshold (the "Standstill Period"), each Shareholder agrees that, without the prior written consent of the Board, such Shareholder shall not, and shall cause each of its and their Affiliates and, shall use reasonable endeavours to cause, its and their Representatives acting on their behalf not to, directly or indirectly, alone or acting together with any other Person, except as otherwise (A) expressly set forth in this Clause 3.1 or (B) provided in the Combination Agreement and/or the Firewater One Shareholder Agreement:

  (a)
  acquire, offer to acquire or agree to acquire Beneficial Ownership of any Voting Securities that would result in (a) the Shareholders together with the Shareholders' Affiliates Beneficially Owning Voting Securities in excess of the Ownership Limit or (b) Oxford Beneficially Owning Voting Securities in excess of the amount of Oxford Shares Beneficially Owned by it immediately following the Distribution, as such amount may be reduced from time to time as a result of any Transfers by Oxford of Oxford Shares;

  (b)
  acquire, offer to acquire or agree to acquire the Company or any assets of the Company or any of its Subsidiaries that are material to the operations, financial condition or prospects of the Company and its Subsidiaries, taken as a whole (it being understood that this sub-clause (b) shall not apply to any transaction in the ordinary course of business between the Company and its Affiliates and Oxford and its Affiliates);

  (c)
  induce or attempt to induce any third party to propose or offer to acquire Beneficial Ownership of Voting Securities (other than Shareholder Shares as and to the extent permitted in accordance with Clause 4);

  (d)
  initiate or make a proposal for any scheme of arrangement, merger, tender, takeover or exchange offer, business combination, reorganisation, restructuring, recapitalisation or other extraordinary transaction with respect to the Company and any of its Subsidiaries;

  (e)
  seek the nomination, appointment or removal of any Directors or seek a change in the composition or size of the Board; provided that Capricorn shall be entitled to make a confidential submission to the Board of (i) one Qualified Candidate in the event either Gregory Heckman or Alan C. Heuberger is not then on the Board (and has not been replaced by another Director proposed by Capricorn to the Board) or (ii) two Qualified Candidates in the event both Gregory Heckman and Alan C. Heuberger are not then on the Board (and have not been replaced by two other Directors proposed by Capricorn to the Board), in each case, for consideration by the Board (or its nominating (or equivalent) committee for nomination as a Director;

  (f)
  make or cause to be made any press release or similar public announcement or public communication relating to the way it intends to, or does, vote its Shareholder Shares at any meeting of the shareholders of the Company or in connection with any action by written resolution at or in which Voting Securities are entitled to vote (other than as required by law);

  (g)
  deposit any Shareholder Shares into a voting trust or subject any Shareholder Shares to any proxy, arrangement or agreement with respect to the voting of such Shareholder Shares or other agreement having a similar effect (other than to vote in accordance with an arrangement or agreement solely by and between the Shareholders);

  (h)
  initiate, propose or otherwise solicit shareholders for the approval of any shareholder proposal or solicit proxies or consents, or in any way participate in, directly or indirectly, any

9

    "solicitation" of "proxies" to vote or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act, as in effect on the date of this Agreement, whether or not such Regulation is applicable to the Company) with respect to any Voting Securities;

  (i)
  initiate or make a proposal for any matter to be voted on by the Company's shareholders, or call or request a call for any meeting of the Company's shareholders;

  (j)
  form, join or in any way participate in a Group with respect to any Voting Securities (other than a Group comprising some or all of the Shareholders);

  (k)
  make any public communication or disclosure or enter into any agreement or arrangement inconsistent with the foregoing (other than as required by law);

  (l)
  assist, advise, induce or attempt to induce (or provide any confidential information of the Company or any of its Subsidiaries for the purpose of assisting, advising, inducing or attempting to induce) any third party with respect to, or take any affirmative action to do, any of the foregoing; or

  (m)
  request the Company to amend, waive or terminate any of the provisions of this Clause 3.

  3.2
  In the event that, as a result of repurchases of outstanding Voting Securities by the Company or otherwise, the Shareholders at any time Beneficially Own together with their Affiliates in the aggregate Voting Securities in excess of the Ownership Limit, the S Shareholders shall, within 90 days following the filing with the SEC of the Quarterly Report of the Company on Form 10-Q that forms the basis for the determination that the Ownership Limit has been exceeded, sell a sufficient number of Voting Securities in a manner otherwise permitted by the terms of this Agreement such that upon completion of such Transfers, the Voting Securities Beneficially Owned by the Shareholders would no longer exceed the Ownership Limit; provided that if the Ownership Limit is exceeded as a result of such repurchases during the first six months after the Closing, the time period permitted to complete such disposal shall be 120 days rather than 90 days; and provided, further, that sale of such Voting Securities may be delayed beyond such 90 or 120 day period in an amount and to the extent necessary to (i) (A) allow such sales to be effected pursuant to Rule 144 or another available exemption from the registration requirements of the Securities Act and any applicable state securities laws, or (B) facilitate the sale of such Voting Securities under an effective Registration Statement (as defined in the Registration Rights Agreements) pursuant to the Registration Rights Agreements, and (ii) prevent any S Shareholder from being subject to short-swing profit recapture pursuant to Section 16(b) of the Exchange Act; and provided, further, any Beneficial Ownership of Voting Securities resulting from the Company's exercise of its call option pursuant to the terms of the Firewater One Shareholder Agreement shall be disregarded in determining Beneficial Ownership of Voting Securities for purposes of this Clause 3.2.

3.3   Share ownership related information

        For so long as this Agreement is in effect, each Shareholder shall, upon request in writing by the Company, provide to the Company as soon as reasonably practicable and in any event within ten (10) Business Days, any information related to such Shareholder's ownership or holding of Shareholder Shares, including any agreements or arrangements relating to such ownership or holding.

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4.     Transfer restrictions

4.1   Transfer restrictions

  (a)
  For so long as the S Shareholders, in the aggregate, Beneficially Own Voting Securities representing at least the Ownership Threshold, all Transfers by Shareholders of Shareholder Shares shall be subject to the restrictions set forth in Clause 4.1(b). No Transfer of Shareholder Shares by any Shareholder may be effected except in compliance with the restrictions set forth in this Clause 4 and with the requirements of the Securities Act and any other applicable securities laws. Any attempted Transfer in violation of this Agreement shall be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and shall not be recorded on the share register of the Company.

  (b)
  For so long as the S Shareholders, in the aggregate, Beneficially Own Voting Securities representing at least the Ownership Threshold, no Shareholder shall in connection with any Transfer of Shareholder Shares effected pursuant to a Directed Offering or a privately-negotiated transaction not subject to the registration requirements of the Securities Act, in each case, in which a Shareholder (or any of its Representatives) negotiates the terms of such Transfer directly with the third party purchasers, or their Representatives, of such Shareholder Shares, Transfer any Shareholder Shares to any Person or Group (whether such Person or Group is purchasing Shareholder Shares for its or their own account(s) or as fiduciary on behalf of one or more accounts):

  (i)
  in a single Transfer or series of related Transfers by any Shareholder, Shareholder Shares representing more than 3 per cent. (3%) of the Voting Securities then outstanding to the extent that as a result of such Transfer or Transfers the Person or Group would Beneficially Own Voting Securities representing more than ten per cent. (10%) of the Voting Securities then outstanding (calculated on the basis of the aggregate number of Voting Securities outstanding, as contained in the then most recently-available filing by the Company with the SEC), and such Shareholder shall, to the extent reasonably practicable, request that each Person to which any such Shareholder Shares were Transferred provide reasonable confirmation thereof;

  (ii)
  that is a Person (or a publicly disclosed Affiliate of a Person) that has previously filed a Schedule 13D (or successor form) with the SEC pursuant to Section 13(d) of the Exchange Act with respect to Cambridge or the Company during the two (2) year period immediately preceding the date of such proposed Transfer;

  (iii)
  that is any Person that (a) has directly or indirectly through its publicly disclosed Affiliates, within the two-year period immediately preceding such proposed Transfer, and in each case with respect to Holdco or Cambridge or any of their respective equity securities (i) publicly made, engaged in or been a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in any "solicitation" of "proxies" (as such terms are defined in Regulation 14A as promulgated by the SEC) to vote any equity securities of Holdco or Cambridge, (ii) publicly called, or publicly sought to call, a meeting of shareholders of Holdco or Cambridge or publicly initiated any shareholder proposal for action by shareholders of Holdco or Cambridge, (iii) commenced a "tender offer" (as such term is used in Regulation 14D under the Exchange Act) to acquire the equity securities of Holdco or Cambridge or (iv) publicly disclosed any intention, plan, agreement or arrangement to do any of the foregoing or (b) is identified on the most-recently available "SharkWatch 50" list as of such date, or any publicly-disclosed Affiliate of such Person; or

11

    (iv)
    that is a Competitor (or is known by such Shareholder to be an Affiliate or Associate of a Competitor).

  (c)
  Notwithstanding anything to the contrary set forth in this Clause 4, the Shareholders may, at any time, Transfer all or any portions of the Shareholder Shares:

  (i)
  in accordance with Rule 144 of the Securities Act;

  (ii)
  in an offering registered with the SEC under the Securities Act that is not a Directed Offering;

  (iii)
  in response to a tender or exchange offer commenced by a third party (for the avoidance of doubt, not in violation of this Agreement but including a legal merger or any equivalent or analogous transaction) or by the Company, provided that with respect to an unsolicited tender or exchange offer commenced by a third party, such Transfer shall be permitted only if (A) such tender or exchange offer includes an irrevocable minimum tender condition of no less than three quarters of the then-outstanding shares of Ordinary Shares and (B) as of the expiration of such offer (x) no shareholder rights plan or analogous "poison pill" of the Company is in effect or (y) the Board has affirmatively publicly recommended to the Company's shareholders that such shareholders tender into such offer, and has not publicly withdrawn or changed such recommendation;

  (iv)
  to any Permitted Transferee; provided that, prior to any such Transfer, such Permitted Transferee (if other than the Company) agrees in writing to acquire and hold such Transferred Shareholder Shares subject to and in accordance with, and otherwise to be bound by the terms of, this Agreement as if such Permitted Transferee were a Shareholder hereunder (but the original Shareholder shall not be released from liability for any breach hereof by such Permitted Transferee); provided, further, that if, at any time after such Transfer, such Permitted Transferee ceases to be an S Family Member or Family Trust or direct or indirect wholly-owned Subsidiary or Controlled Affiliate of such Shareholder, as applicable, such Shareholder shall cause, prior to the time the Permitted Transferee ceases to be an S Family Member or Family Trust or direct or indirect wholly-owned Subsidiary or Controlled Affiliate, as applicable, of the Shareholder, all Shareholder Shares held by such Permitted Transferee to be Transferred to a Person that is, at such time, a Permitted Transferee and that, prior to such Transfer, agrees in writing to acquire and hold such Transferred Shareholder Shares subject to and in accordance with this Agreement as if such Permitted Transferee were a Shareholder hereunder; and

  (v)
  with respect to the S Shareholders only, (A) to a charitable institution for philanthropic purposes, provided that, prior to any such Transfer, such transferee agrees in writing to acquire and hold such Transferred Shareholder Shares subject to and in accordance with, and otherwise to be bound by the terms of, this Agreement as if such transferee were a Shareholder hereunder, or (B) pursuant to the terms of any trust or will of such S Shareholder or by the laws of intestate succession or (C) solely in connection with the payment of the exercise price and/or the satisfaction of any tax withholding obligations arising from the exercise of any options, warrants or other rights.

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5.     Freedom to pursue opportunities

        Notwithstanding anything in this Agreement to the contrary, the parties expressly acknowledge and agree that: (a) each Shareholder and its Affiliates (collectively, the "Shareholder Affiliated Persons") has the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly engage in the same or similar business activities or lines of business as the Company or any of its Subsidiaries, including those deemed to be competing with the Company or any of its Subsidiaries, and (b) in the event that a Shareholder Affiliated Person acquires knowledge of a potential transaction or matter that may be a corporate opportunity for each of the Company and such Shareholder Affiliated Person, shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of its Subsidiaries, as the case may be, and shall not be liable to the Company or its Affiliates or shareholders for breach of any duty (contractual or otherwise) by reason of the fact that such Shareholder Affiliated Person, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Company.

6.     Termination

        This Agreement shall terminate with immediate effect upon the earlier of (a) the date that is one (1) year after the first date on which the S Shareholders, in the aggregate, shall cease to Beneficially Own Voting Securities representing at least the Ownership Threshold; and (b) the date not less than the date five (5) years after the date hereof that the Company elects to terminate this Agreement by giving written notice to the Shareholders; provided that this Clause 6 and Clauses 7 and 8 shall remain in full force and effect following such termination.

7.     Notices

7.1   Addresses

        Any notice or other communication to be given under this Agreement shall be in writing, shall be deemed to have been duly served on, given to or made in relation to a party if it is left at the authorised address of that party, posted by first class mail addressed to that party at such address, or sent by facsimile transmission to a machine situated at such address and shall if:

  (a)
  personally delivered, be deemed to have been received at the time of delivery; or

  (b)
  sent by facsimile transmission, be deemed to have been received upon receipt by the sender of a facsimile transmission report (or other appropriate evidence) confirming that the facsimile has been transmitted to the addressee, provided that where, in the case of delivery by hand or facsimile transmission, delivery or transmission occurs after 6.00 p.m. on a Business Day or on a day which is not a Business Day, receipt shall be deemed to occur at 9.00 a.m. on the next following Business Day.

        For the purposes of this Clause 7 the authorised address of each party shall be the address set out below or such other address (and details) as that party may notify to the others in writing from time to time in accordance with the requirements of this Clause 7:

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To the Company:

CF B.V.
c/o
CF Industries Holdings, Inc.
4 Parkway North, Suite 400
Deerfield, IL 60015-2590
Telephone: (847) 405-2400
Facsimile: (847) 405-2711
Email: Dbarnard@cfindustries.com
Attention: Douglas C. Barnard
With copies (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive
Chicago, Illinois 60606
Telephone: (312) 407-0700
Facsimile: (312) 407-0411
Email: brian.duwe@skadden.com, richard.witzel@skadden.com
Attention: Brian W. Duwe, Richard C. Witzel, Jr.
To any of the Shareholders:
Intertrust Netherlands BV
Prins Bernhardplein 200
1097 JB Amsterdam
The Netherlands
Telephone: + 31 20 521 4777
Email: jurjen.hardeveld@intertrustgroup.com
Attention: Jurjen Hardeveld
With copies (which shall not constitute notice) to:
Withers LLP
16 Old Bailey
London EC4M 7EG
United Kingdom
Telephone: +44 (0)20 7597 6116
Email: Samantha.Morgan@withersworldwide.com
Attention: Samantha Morgan
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Telephone: (212) 225-2000

14

Facsimile: (212) 225-3999
Email: rdavis@cgsh.com, ptiger@cgsh.com
Attention: Robert P. Davis, Paul M. Tiger
To Oxford:
OCI N.V.
Honthorststraat 19
1071 DC Amsterdam
The Netherlands
Facsimile: +44 (0) 20 7439 4802
Email: Erika.Wakid@oci.nl
Attention: Erika Wakid
With copies (which shall not constitute notice) to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Telephone: (212) 225-2000
Facsimile: (212) 225-3999
Email: rdavis@cgsh.com, ptiger@cgsh.com
Attention: Robert P. Davis, Paul M. Tiger

8.     General

8.1   Whole agreement

        This Agreement contains the whole agreement between the parties hereto relating to the subject matter hereof at the date hereof to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the parties in relation to the matters dealt with herein.

8.2   No inducement

        Each party to this Agreement acknowledges that it has not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly provided for in this Agreement.

8.3   Legal advice

        Each party to this Agreement confirms it has received independent legal advice relating to all the matters provided for in this Agreement, including the provisions of this Clause 8.3, and agrees, having considered the terms of this Clause 8.3, and this Agreement as a whole, that the provisions of this Clause 8.3, are fair and reasonable.

15

8.4   Survival of rights, duties and obligations

        Termination of this Agreement for any cause shall not release a party from any liability which at the time of termination has already accrued to another party or which thereafter may accrue in respect of any act or omission prior to such termination.

8.5   Conflict with the Articles

        To the extent permitted by law, in the event of any ambiguity or discrepancy between the provisions of this Agreement and the Articles, it is intended that the provisions of this Agreement shall prevail and accordingly the Shareholders shall exercise all voting and other rights and powers available to them so as to give effect to the provisions of this Agreement and shall further if necessary procure any required amendment to the Articles.

8.6   Several and not joint liability of Shareholders

        Each party hereby agrees that the representations, warranties, covenants and agreements of the Shareholders under this Agreement are being made severally, and not jointly, by the Shareholders, and no Shareholder will be liable for any breach, default, liability or other obligation of any of the other Shareholders.

8.7   No partnership

        Nothing in this Agreement shall be deemed to constitute a partnership between the parties nor constitute any party the agent of any other party for any purpose except as expressly provided in this Agreement.

8.8   Shareholder actions

        Any determination, consent or approval of, or notice or request delivered by, or any other action of, any S Shareholder shall be made by, and shall be valid and binding upon, all S Shareholders, if made by one or more S Shareholders Beneficially Owning a majority of the aggregate amount of the Shareholder Shares Beneficially Owned by the S Shareholders. The Company shall be entitled to demand from time to time and at any time, from the S Shareholders, evidence reasonably satisfactory to the Company of such majority approval before proceeding with the Company's obligations under this Agreement.

8.9   Amendments and waiver

        No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the Company, where enforcement of the amendment, modification, discharge or waiver is sought against the Company; or (ii) each Shareholder, where enforcement of the amendment, modification, discharge or waiver is sought against the Shareholders. Any waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The waiver by the Company or the Shareholders of a breach of or a default under any of the provisions of this Agreement or the failure to exercise or delay in exercising any right or privilege hereunder, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

16

8.10 Assignment

        This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as contemplated by Clause 4.1(c)(iv), none of the parties may directly or indirectly assign any of their rights or delegate any of their obligations under this Agreement without the prior written consent of the other parties. Any purported direct or indirect assignment in violation of this Clause 8.10 shall be null and void ab initio.

8.11 Further assurance

        At any time after the date of this Agreement the parties shall, and shall use all reasonable endeavours to procure that any necessary third party shall, at the cost of the relevant party execute such documents and do such acts and things as that party may reasonably require for the purpose of giving to that party the full benefit of all the provisions of this Agreement.

8.12 Invalidity

        If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, such provision or part shall to that extent be deemed not to form part of this Agreement but the legality, validity and enforceability of the remainder of this Agreement shall not be affected.

8.13 Counterparts

        This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Agreement by signing any such counterpart.

8.14 Costs

        Each party shall bear all costs incurred by it in connection with the preparation, negotiation and entry into this Agreement and the documents to be entered into pursuant to it.

9.     Governing law and submission to jurisdiction

9.1   Governing law

        This agreement and any non-contractual obligation arising out of or in connection with it are governed exclusively by Dutch law, without regard to the conflict of laws thereof.

9.2   Jurisdiction

        All disputes arising out of or in connection with this agreement, including disputes concerning its existence, its validity and any non-contractual obligation, will be resolved by the courts in Amsterdam, the Netherlands.

17

In witness whereof this Agreement has been duly executed.

Signed for and on behalf of CF B.V. by:

/s/ DOUGLAS C. BARNARD
Name	Douglas C. Barnard
Title	Managing Director

18

Signed for and on behalf of OCI N.V. by:

/s/ SALMAN BUTT
Name	Salman Butt
Title	Chief Financial Officer

19

Signed for and on behalf of Leo Capital B.V. by:

/s/ G.A.R. WARRIS
Name	G.A.R. Warris
Title	Proxyholder

Signed for and on behalf of Leo Capital B.V. by:

/s/ P. OOSTHOEK
Name	P. Oosthoek
Title	Proxyholder

20

Signed for and on behalf of Capricorn Capital B.V. by:

/s/ G.A.R. WARRIS
Name	G.A.R. Warris
Title	Proxyholder

Signed for and on behalf of Capricorn Capital B.V. by:

/s/ P. OOSTHOEK
Name	P. Oosthoek
Title	Proxyholder

21

Signed for and on behalf of Aquarius Investments B.V. by:

/s/ G.A.R. WARRIS
Name	G.A.R. Warris
Title	Proxyholder

Signed for and on behalf of Aquarius Investments B.V. by:

/s/ P. OOSTHOEK
Name	P. Oosthoek
Title	Proxyholder

22

 Schedule A

The Mosaic Company
OJSC "Phosagro"
BASF SE
LyondellBasell Industries N.V.
Honeywell International Inc.
Fertilizantes Heringer S.A.
Grupo Fertipar LTDA
PJSC Uralkali
Glencore plc
Archer-Daniels-Midland Company
HELM AG
Ameropa AG
Keytrade AG
Marubeni Corporation
Saudi Arabian Fertilizer Company / Saudi Basic Industries Corporation
Yara International ASA
Potash Corporation of Saskatchewan Inc.
Qatar Fertiliser Company S.A.Q
PT Pupuk Indonesia (Persero)
Koch Industries, Inc.
OCI N.V.
Agrium Inc.
PETRONAS Chemicals Group Berhard
PetroChina Company Limited
Trammo Inc.
TogliattiAzot Corporation
Borealis AG
Sinofert Holdings Limited
Group DF Limited
EuroChem Group AG
China BlueChemical Ltd.
JSC Acron
Hubei Yihua Fertilizer Co., Ltd.
Indian Farmers Fertiliser Cooperative Limited
Methanol Holdings (Trinidad) Limited

23

 Schedule B

S Shareholder Oxford Shares:
Capricorn Capital B.V.	60,672,376
Leo Capital B.V.	36,491,859
Aquarius Investments B.V.	11,522,425
Oxford Shares held by Affiliates of the S Shareholders:
Onsi Sawiris	51
Nassef Sawiris	68,000
NNS Holding	1,105,723
OS Holding	25,000
OCI N.V. 3.875 per cent. Convertible Bonds due 2018:
NNS Holding	€53,300,000

24

Exhibit C

REGISTRATION RIGHTS AGREEMENT
BETWEEN
CF B.V.
AND
OCI N.V.
DATED AS OF [    •    ], 2016

1

2

        REGISTRATION RIGHTS AGREEMENT, dated as of [    •    ], 2016 (this "Agreement"), between CF B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the law of the Netherlands, which will convert into a public company with limited liability (naamloze vennootschap) in accordance with the provisions of the Combination Agreement (as defined herein) (the "Company"), and OCI N.V., a public company with limited liability (naamloze vennootschap) incorporated under the law of the Netherlands ("Oxford" or the "Shareholder").

W I T N E S S E T H:

        WHEREAS, CF Industries Holdings, Inc., a Delaware corporation ("Cambridge"), the Company, Finch Merger Company LLC, a Delaware limited liability company and wholly-owned, direct or indirect, subsidiary of the Company ("MergerCo" and, together with Cambridge and the Company, the "Cambridge Parties"), and Oxford are parties to a Combination Agreement, dated as of August 6, 2015, as amended from time to time prior to the date hereof (the "Combination Agreement"), pursuant to which, among other things, (i) Oxford will convey to the Cambridge Parties, and the Cambridge Parties will acquire from Oxford, certain equity ownership interests in certain Persons owned, directly or indirectly, in their entirety by Oxford in exchange for consideration consisting, in whole or in part, of Ordinary Shares (as defined below) to be issued by the Company to Oxford and (ii) MergerCo will merge with and into Cambridge, with Cambridge becoming a wholly-owned, direct or indirect, subsidiary of the Company (the "Transaction"), upon the terms and conditions set forth in the Combination Agreement; and

        WHEREAS, in connection with the execution and delivery of the Combination Agreement and the consummation of the Transaction, the Company has agreed to grant the Shareholder certain registration rights as set forth below.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

        SECTION 1.1    Definitions.    As used in this Agreement:

          "Affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, provided that neither the Shareholders nor any of their Subsidiaries shall be deemed to be an Affiliate of the Company or vice versa.

          "Agreement" shall have the meaning set forth in the preamble to this Agreement.

          "Beneficially Own" shall mean, with respect to any securities, (i) having "beneficial ownership" of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (as in effect on the date of this Agreement); (ii) having the right to become the Beneficial Owner of such securities (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; or (iii) having an exercise or conversion privilege or a settlement payment or mechanism with respect to any option, warrant, right, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not currently exercisable, at a price related to the value of the securities for which Beneficial Ownership is being determined or (A) having a value determined in whole or part with reference to, or derived in whole or in part from, the value of the securities for which Beneficial Ownership is being determined and (B) that increases in value as the value of the securities for which Beneficial Ownership is being determined increases or that provides to the holder an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the securities for which Beneficial Ownership is being

3

  determined (excluding any interests, rights, options or other securities set forth in Rule 16a-1(c)(1)-(5) or (7) promulgated pursuant to the Exchange Act (as in effect on the date of this Agreement)). The terms "Beneficial Owner," "Beneficial Ownership" and "Beneficially Owned" shall have a correlative meaning.

          "Business Day" shall mean a day other than a Saturday or Sunday or public holiday in New York, New York.

          "Claim Notice" shall have the meaning set forth in Section 3.9(a).

          "Claims" shall have the meaning set forth in Section 3.8(a).

          "Combination Agreement" shall have the meaning set forth in the recitals to this Agreement.

          "Company" shall have the meaning set forth in the preamble to this Agreement.

          "Demand Registration" shall have the meaning set forth in Section 3.1(a).

          "Demand Registration Statement" shall have the meaning set forth in Section 3.1(a).

          "Demand Request" shall have the meaning set forth in Section 3.1(a).

          "Effective Date" shall mean the date on which the Transaction is consummated.

          "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

          "FINRA" shall mean the Financial Industry Regulatory Authority, Inc.

          "Form S-3" shall mean such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          "Free Writing Prospectus" shall have the meaning set forth in Section 3.6(a).

          "Holdback Period" shall mean, with respect to any registered offering of equity securities of the Company, the period beginning ten (10) days before the effective date of the related registration statement and continuing until the expiration of ninety (90) days (or such shorter period as the managing underwriter(s) permit) after the effective date of the related registration statement (except that, in the case of any such registered offering that is a takedown from a Shelf Registration Statement, the Holdback Period shall be the period beginning ten (10) days before the pricing date in connection with such takedown and continuing until the expiration of ninety (90) days (or such shorter period as the managing underwriter(s) permit) after such pricing date).

          "Indemnifying Party" shall have the meaning set forth in Section 3.9(a).

          "Marketed Underwritten Offering" shall mean any underwritten offering that involves a customary "road show" (including an "electronic road show") or other substantial marketing effort by the Company and the underwriters over a period of at least 48 hours.

          "Non-Underwritten Offering" shall mean an offering in which securities of the Company are not sold to an underwriter or underwriters for reoffering to the public.

          "NYSE" shall mean New York Stock Exchange LLC.

          "Offering Confidential Information" shall mean, with respect to any registered offering or proposed registered offering (i) the Company's plan to file the relevant Registration Statement and engage in the offering so registered, (ii) any information regarding the offering being registered (including the potential timing, price, number of shares, underwriters or other counterparties, selling securityholders or plan of distribution) and (iii) any other information (including

4

  information contained in draft supplements or amendments to offering materials) provided to the Shareholder by the Company (or by third parties) in connection with the applicable registration or offering; provided, however, that Offering Confidential Information shall not include information that was or becomes generally available to the public (including as a result of the filing of the relevant Registration Statement) other than as a result of a disclosure by the Shareholder or its Representatives.

          "Ordinary Shares" shall mean the ordinary shares of the Company.

          "Organizational Documents" shall mean, with respect to any Person, (a) if a corporation, the memorandum and articles of association, articles or certificate of incorporation and the bylaws, (b) if a general partnership or limited liability partnership, the partnership agreement and any statement of partnership, (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership, (d) if a limited liability company, the certificate of formation and limited liability company agreement, (e) if another type of Person, any charter or similar document adopted or filed in connection with the creation, formation or organization of the Person, and (f) any similar document, amendment or supplement to any of the foregoing.

          "Other Shares" shall mean shares of any class of share capital of the Company (other than Ordinary Shares) that are entitled to vote in the election of directors.

          "Person" shall mean any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.

          "Piggyback Registration" shall have the meaning set forth in Section 3.2(a).

          "Proceedings" shall have the meaning set forth in Section 4.5.

          "Prospectus" shall mean the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Shares, as amended or supplemented and including all material, if any, incorporated by reference in such prospectus or prospectuses.

          "Registrable Shares" shall mean, at any time of determination, (a) the Ordinary Shares consisting of Election Shares (as defined in the Contribution Agreement) that were held by the Shareholder on the Effective Date, immediately after giving effect to the Closing, (b) any Ordinary Shares acquired by the Shareholder as a result of the Company's exercise of its call option pursuant to the terms of the Firewater One Shareholder Agreement (as defined in the Combination Agreement) and (c) all Ordinary Shares or Other Shares issued to the Shareholders in respect of any such securities or into which any such securities shall be converted or exchanged in connection with stock splits, reverse stock splits, stock dividends or distributions, combinations or similar recapitalizations, reclassifications or capital reorganizations occurring thereafter, in each case, that are held by any Shareholder at such time. As to any particular Registrable Shares, such securities shall cease to be Registrable Shares when (i) a registration statement registering such securities under the Securities Act has become effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement, (ii) the holder thereof may sell the entire amount of the Registrable Shares held by such holder in a single sale pursuant to Rule 144, (iii) such securities are sold in accordance with Rule 144 (or any successor provision) under the Securities Act or (iv) such securities are transferred to a Person not entitled to the registration rights granted by this Agreement.

          "Registration Expenses" shall have the meaning set forth in Section 3.7(a).

          "Registration Rights Termination Date" shall have the meaning set forth in Section 3.4.

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          "Registration Statement" shall mean any registration statement of the Company which covers any of the Registrable Shares pursuant to the provisions of this Agreement, including any Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents, if any, incorporated by reference in such Registration Statement.

          "Required Shelf Registration Statement" shall have the meaning set forth in Section 3.3(a).

          "Revival" shall have the meaning set forth in Section 3.4.

          "Scheduled Black-Out Period" means any ordinary course blackout period declared by the Company in connection with an annual or quarterly earnings release in accordance with Company policy.

          "SEC" shall mean the U.S. Securities and Exchange Commission.

          "Securities Act" shall mean the United States Securities Act of 1933, as amended.

          "Selling Expenses" shall have the meaning set forth in Section 3.7(a).

          "Shareholder Shares" shall mean all Voting Securities Beneficially Owned by the Shareholders.

          "Shareholder" shall have the meaning set forth in the preamble to this Agreement.

          "Shelf Notice" shall have the meaning set forth in Section 3.3(a).

          "Shelf Period" shall have the meaning set forth in Section 3.3(a).

          "Shelf Registration" shall have the meaning set forth in Section 3.3(a).

          "Shelf Registration Statement" shall mean a "shelf" registration statement providing for the registration, and the sale on a continuous or delayed basis, of securities pursuant to Rule 415 under the Securities Act.

          "Shelf Take-Down" shall have the meaning set forth in Section 3.3(b).

          "Short-Form Registration Statement" shall have the meaning set forth in Section 3.3(a).

          "Similar Securities" shall have the meaning set forth in Section 3.2(a).

          "Special Registration" shall mean the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4, Form S-8 or any successor forms thereto or any other form for the registration of securities issued or to be issued in connection with a merger, acquisition or employee benefit plan; or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered solely in connection with an employee benefit or dividend reinvestment plan.

          "Time of Sale" shall have the meaning set forth in Section 3.8(a).

          "Transaction" shall have the meaning set forth in the recitals to this Agreement.

          "Underwritten Shelf Take-Down" shall have the meaning set forth in Section 3.3(c).

          "Underwritten Shelf Take-Down Notice" shall have the meaning set forth in Section 3.3(c).

          "Voting Securities" shall mean the Ordinary Shares together with any Other Shares.

6

        SECTION 1.2    Other Definitional Provisions.    Except as expressly set forth in this Agreement or unless the express context otherwise requires:

          (a)   the words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

          (b)   the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

          (c)   any references herein to a specific Section or Article shall refer, respectively, to such Section or Article of this Agreement;

          (d)   any reference herein to "USD" and "$" are to United States Dollars;

          (e)   wherever the word "include", "includes" or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation";

          (f)    references herein to any gender includes the other gender;

          (g)   a reference to a Person (including a party to this Agreement) includes a reference to that Person's legal personal representatives and permitted successors and assigns;

          (h)   a reference to a document is a reference to that document as may be supplemented, amended or modified from time to time;

          (i)    any reference in this Agreement to any statute or statutory provision shall be deemed to include any statute or statutory provision that amends, extends, consolidates, re-enacts or replaces same, or which has been amended, extended, consolidated, re-enacted or replaced (whether before or after the date of this Agreement) by same and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute; and

          (j)    any reference to a U.S. legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than the United States, be deemed to include a reference to what most nearly approximates in that jurisdiction to the U.S. legal term.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

        SECTION 2.1    Representations and Warranties of the Company.    The Company represents and warrants to the Shareholders as of the date hereof that:

          (a)   The Company is a private limited company (besloten vennootschap) incorporated under the law of the Netherlands.

          (b)   The Company has all requisite organizational power and authority and has taken all action necessary in order to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action of the Company, including the approval of the board of directors of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the Shareholder, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and, as to enforceability, by general equitable principles.

7

          (c)   The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder will not constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of the Company; (ii) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of an encumbrance on any of the assets of the Company (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon the Company; or (iii) conflict with, breach or violate any law applicable to the Company or by which its properties are bound or affected, except, in the case of clauses (ii) and (iii) above, for any breach, violation, termination, default, creation, acceleration or conflict that would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Company to perform its obligations under this Agreement.

        SECTION 2.2    Representations and Warranties of the Shareholder.    The Shareholder represents and warrants to the Company as of the date hereof as follows:

          (a)   The Shareholder is duly incorporated, validly existing and in good standing under the laws of the Netherlands.

          (b)   The Shareholder has all requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Shareholder of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action of the Shareholder, including the approval of its board of directors. This Agreement has been duly executed and delivered by the Shareholder and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and, as to enforceability, by general equitable principles.

          (c)   The execution and delivery of this Agreement by the Shareholder and the performance of its obligations hereunder will not constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of the Shareholder; (ii) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of an encumbrance on any of the assets of the Shareholder (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon the Shareholder; or (iii) conflict with, breach or violate any law applicable to the Shareholder or by which its properties are bound or affected, except, in the case of clauses (ii) and (iii) above, for any breach, violation, termination, default, creation, acceleration or conflict that would not, individually or in the aggregate, reasonably be expected to impair the ability of the Shareholder to perform its obligations under this Agreement.

ARTICLE III

REGISTRATION RIGHTS

        SECTION 3.1    Demand Request.

          (a)   After the Effective Date and until the Registration Rights Termination Date, at any time when no Required Shelf Registration Statement is available for the resale of Registrable Shares (other than by reason of a suspension pursuant to Section Section 3.5), the Shareholder may request in writing that the Company effect a registration under the Securities Act of such part of the Shareholders' Registrable Shares as the Shareholder requests to transfer in a Marketed

8

  Underwritten Offering or a Non-Underwritten Offering in each case subject to the minimum threshold requirement applicable to such registration pursuant to Section 3.1(b) (such request, a "Demand Request"). Upon receipt of any Demand Request, the Company shall use reasonable efforts to file, not later than the later of (x) the date that is sixty (60) calendar days after receipt by the Company of such Demand Request and (y) the first Business Day after the date on which the Form 8-K amendment contemplated by Section 7.14 of the Combination Agreement is filed with the SEC, in accordance with the provisions of this Agreement, a Registration Statement with the SEC (a "Demand Registration Statement") covering such Registrable Shares to be sold in a Marketed Underwritten Offering or a Non-Underwritten Offering, at the sole discretion of the Shareholder. Each Demand Request shall specify the number of Registrable Shares requested to be registered and the intended plan of distribution of such Registrable Shares. Any registration requested by the Shareholder under this Section 3.1(a) is referred to in this Agreement as a "Demand Registration." Unless otherwise agreed by the Company, any Demand Registration to be made by way of a Marketed Underwritten Offering must relate to a firm commitment underwriting. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to file or make available any Shelf Registration Statement, or otherwise register securities for offer or sale on a continuous or delayed basis, pursuant to this Section 3.1.

          (b)   The Shareholder shall be entitled to initiate no more than three (3) Demand Registrations; provided, however, that the Company shall not be obligated to effect any Demand Registration (i) unless the aggregate value of the Registrable Shares requested to be registered by the Shareholder is at least twenty-five million dollars ($25,000,000); and (ii) during the ninety (90) calendar day period following the effective date of a Registration Statement pursuant to any other Demand Registration or a Piggyback Registration (provided that the number of Registrable Shares included in such Piggyback Registration was not less than fifty percent (50%) of the number of Registrable Shares requested by the Shareholder to be included therein in accordance with Section 3.2(a)) or the pricing date of an Underwritten Shelf Take-Down. A request for registration made in accordance with Section 3.1(a) shall not count for the purposes of the limitations in this Section 3.1(b) if (A) the Shareholder determines in good faith to withdraw such request due to marketing conditions or regulatory reasons and give written notice of such determination to the Company prior to the effective date of the Registration Statement and prior to the execution of an underwriting agreement or purchase agreement relating to such request; provided that the Shareholder reimburses the Company for all Registration Expenses incurred in good faith by the Company in connection with such Demand Registration prior to the Company's receipt of such notice, (B) the Registration Statement relating to such Demand Request does not become effective within ninety (90) calendar days after the date such Registration Statement is filed with the SEC (other than by reason of the Shareholder having refused to proceed or a misrepresentation or an omission by the Shareholder), (C) prior to the sale of at least fifty percent (50%) of the Registrable Shares included in the applicable registration relating to such Demand Request, such registration is adversely affected by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason and the Company fails to have such stop order, injunction, or other order or requirement removed, withdrawn or resolved to the reasonable satisfaction of the Shareholder within thirty (30) calendar days after the date of such order or (D) the conditions to closing specified in any underwriting agreement or purchase agreement entered into in connection with the registration relating to such request are not satisfied as a result of a default or breach thereunder by the Company that proximately and primarily caused the failure of such conditions.

          (c)   In connection with any Demand Request, the lead underwriter to administer the offering shall be chosen by the Shareholder, subject to the prior written consent, not to be unreasonably withheld, conditioned or delayed, of the Company.

9

        SECTION 3.2    Piggyback Registration.

          (a)   If, at any time following the Effective Date until the Registration Rights Termination Date, the Company proposes or is required to file a Registration Statement under the Securities Act with respect to an offering of securities of the Company of the same class as the Registrable Shares (such securities "Similar Securities"), whether or not for sale for its own account, on a form and in a manner that would permit registration of the Registrable Shares (excluding a Registration Statement that is (i) solely in connection with a Special Registration, a dividend reinvestment plan or a rights offering, (ii) pursuant to a Demand Registration in accordance with Section 3.1 or a Shelf Registration or (iii) a "universal" Shelf Registration Statement), the Company shall give written notice as promptly as practicable, but not later than ten (10) calendar days prior to the anticipated date of filing of such Registration Statement, to the Shareholder of its intention to effect such registration and shall include in such registration all Registrable Shares with respect to which the Company has received a written request from the Shareholder for inclusion therein within ten (10) calendar days after the date of the Company's notice (a "Piggyback Registration"). In the event that the Shareholder makes such written request, the Shareholder may withdraw its Registrable Shares from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, at any time at least two (2) Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration. The Company may terminate or withdraw any Piggyback Registration under this Section 3.2(a), whether or not the Shareholder has elected to include Registrable Shares in such registration. No Piggyback Registration shall count towards the number of Demand Registrations to which the Shareholder is entitled under Section 3.1(b).

          (b)   If a Piggyback Registration under Section 3.2(a) is proposed to be underwritten, the Company shall so advise the Shareholder as a part of the written notice given pursuant to Section 3.2(a). In such event, the lead underwriter to administer the offering shall be chosen by the Company.

          (c)   The Company shall pay all Registration Expenses (subject to and in accordance with Section 3.7) in connection with any Piggyback Registration, whether or not any registration or prospectus becomes effective or final or is terminated or withdrawn by the Company.

          (d)   If the registration of Similar Securities giving rise to a right to Piggyback Registration pursuant to this Section 3.2 is initiated by the Company for its own account, the Shareholder may include all the Registrable Shares it requests in such Piggyback Registration on the same terms and conditions as such Similar Securities included therein; provided, however, that if the offering to which such Piggyback Registration relates involves a firm commitment underwritten offering and the managing underwriter(s) of such offering advises the Company and the Shareholder in writing that, in its good faith opinion, the total number or dollar amount of Similar Securities proposed to be sold in such offering and Registrable Shares requested by the Shareholder to be included therein, in the aggregate, exceeds the largest number or dollar amount of securities that can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Company shall include in the applicable registration or prospectus only such number of securities that in the good faith opinion of such underwriter(s) can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities shall be included in the following order of priority:

              (i)  first, the securities that the Company proposes to sell;

             (ii)  second, the Registrable Shares requested to be included by the Shareholder and any Similar Securities requested to be included by any other Persons exercising their contractual

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    rights to piggyback registration, pro rata (if applicable) on the basis of the aggregate number of securities so requested to be included therein; and

            (iii)  third, any securities requested to be included therein by any other Persons (other than the Company and the Shareholder and other Persons with piggyback registration rights), allocated among such Persons in such manner as the Company may determine.

          (e)   If the registration of Similar Securities giving rise to a right to Piggyback Registration pursuant to this Section 3.2 is initiated by the Company on behalf of holders of Similar Securities to be sold in an underwritten offering, the Shareholder may include all Registrable Shares requested by the Shareholder to be included in such registration in such offering on the same terms and conditions as any Similar Securities included therein; provided, however, that if the managing underwriter(s) of such offering advises the Company and the Shareholder in writing that, in its good faith opinion, the total number or dollar amount of securities to be included therein exceeds the largest number or dollar amount of securities that can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Company shall include in the applicable registration or prospectus only such number of securities that in the reasonable opinion of such underwriter(s) can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities shall be so included in the following order of priority:

              (i)  first, the Similar Securities requested to be included therein by the holders of such Similar Securities, allocated among such Persons in such manner as the Company may determine;

             (ii)  second, the Registrable Shares requested to be included by the Shareholder and any Similar Securities requested to be included by any other Persons exercising their contractual rights to piggyback registration, pro rata (if applicable) on the basis of the aggregate number of securities so requested to be included therein;

            (iii)  third, Ordinary Shares or Similar Securities offered by the Company for its own account; and

            (iv)  fourth, Ordinary Shares or Similar Securities offered by any other holders of Ordinary Shares or Similar Securities requested to be included therein (other than the Company and the Shareholder and other Persons with piggyback registration rights), allocated among such Persons in such manner as the Company may determine.

        SECTION 3.3    Shelf Registration.

          (a)   After the Effective Date, if the Company is eligible to use a Form S-3 or any comparable or successor form or forms for a short-form registration statement (a "Short-Form Registration Statement"), the Shareholder may make a written request (a "Shelf Notice") to the Company to file a Short-Form Registration Statement as a Shelf Registration Statement, which Shelf Notice shall specify the kind and the aggregate amount of Registrable Shares of the Shareholder to be registered therein and the intended methods of distribution thereof. Following the delivery of a Shelf Notice, the Company shall file with the SEC promptly (and, in any event, within sixty (60) days following delivery of such Shelf Notice, provided that the Company shall not be required to make such filing until the first Business Day after the date on which the Form 8-K amendment contemplated by Section 7.14 of the Combination Agreement is filed with the SEC) such Shelf Registration Statement, which shall be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) if the Company qualifies at such time to file such a Shelf Registration Statement (a "Required Shelf Registration Statement") relating to the offer and sale of all Registrable Shares requested for inclusion therein by the Shareholder in accordance with the methods of distribution elected by the Shareholder (to the extent permitted in this

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  Section 3.3). Any registration made by the Company under this Section 3.3(a) is referred to in this Agreement as a "Shelf Registration." The Shareholder shall not deliver a Shelf Notice, and the Company shall not be required to effect a Shelf Registration, during the ninety (90) calendar day period following the effective date of a Registration Statement pursuant to any Demand Registration or any Piggyback Registration (provided that the number of Registrable Shares included in such Piggyback Registration was not less than fifty percent (50%) of the number of Registrable Shares requested by the Shareholder to be included therein in accordance with Section 3.2(a)) and shall not be required to effect more than two (2) Shelf Registrations. Subject to Section 3.5, the Company shall use its reasonable efforts to cause any Required Shelf Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof, or to become automatically effective if such Required Shelf Registration Statement is an automatic shelf registration statement, and, so long as the Company remains eligible to register the resale of Registrable Shares on Form S-3, to keep such Required Shelf Registration Statement effective under the Securities Act until the earliest of the one hundred eightieth (180th) day following the initial effective date of such Required Shelf Registration Statement, such time as all Registrable Shares that could be sold thereunder have been sold or are no longer outstanding and the Registration Rights Termination Date (such period of effectiveness, the "Shelf Period").

          (b)   If at any time that a Required Shelf Registration Statement covering Registrable Shares pursuant to this Section 3.3 is effective the Shareholder delivers a notice to the Company stating that the Shareholder intends to effect an offering (a "Shelf Take-Down") of all or a portion of its Registrable Shares included by it on such Required Shelf Registration Statement and stating the number of Registrable Shares to be included in such Shelf Take-Down, then the Company shall as promptly as reasonably practicable amend or supplement such Required Shelf Registration Statement and take such other action as may be reasonably necessary to facilitate the sale of such Registrable Shares pursuant to such Shelf Take-Down.

          (c)   If the Shareholder elects by written request to the Company, a Shelf Take-Down shall be in the form of a Marketed Underwritten Offering (an "Underwritten Shelf Take-Down"), provided that the aggregate value of the Registrable Shares to be included in such Marketed Underwritten Offering must be at least twenty-five million dollars ($25,000,000), and the Company shall amend or supplement the applicable Required Shelf Registration Statement for such purpose as soon as practicable. In connection with any such Underwritten Shelf Take-Down, the lead underwriter to administer the offering shall be chosen by the Shareholder, subject to the prior written consent, not to be unreasonably withheld, conditioned or delayed, of the Company. The number of Underwritten Shelf Take-Downs the Shareholder may make pursuant to Shelf Registrations is limited to two in any Shelf Period.

        SECTION 3.4    Termination of Registration Obligation.    Notwithstanding anything to the contrary herein, the obligation of the Company to register Registrable Shares pursuant to this Article III and maintain the effectiveness of any Required Shelf Registration Statement or any Demand Registration Statement filed pursuant to Section 3.1 shall terminate on the first date on which the Shareholder (i) holds Registrable Shares representing less than one percent (1%) of the outstanding Voting Securities and (ii) is able to freely sell its remaining Registrable Shares under Rule 144 under the Securities Act without regard to the volume, manner of sale or filing requirements of such rule (the "Registration Rights Termination Date"); provided, however, the obligation of the Company to register Registrable Shares pursuant to this Article III and maintain the effectiveness of any Required Shelf Registration Statement or any Demand Registration Statement filed pursuant to Section 3.1 shall thereafter revive (the "Revival") on the date on which the Shareholder receives Registrable Shares as a result of the Company's exercise of its call option pursuant to the terms of the Firewater One Shareholder Agreement if on such date the Shareholder either (i) as a result of the receipt of such

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Registrable Shares, holds Registrable Shares representing one percent (1%) or more of the outstanding Voting Securities or (ii) holds Registrable Shares representing less than one percent (1%) of the outstanding Voting Securities and is not then able to freely sell its Registrable Shares under Rule 144 under the Securities Act without regard to the volume, manner of sale and filing requirements of such rule. The Revival, if it occurs, shall be effective on the seventh business day following the Company's receipt of notice from the Shareholder of the Revival, which notice must include evidence reasonably satisfactory to the Company of the Shareholder's ownership of a number of Registrable Shares sufficient to give rise to the Revival and, in the case of a Revival under clause (ii) of the immediately-preceding sentence, of the basis for the Shareholder's inability to freely sell its Registrable Shares under Rule 144 under the Securities Act unless it is the same basis that exists at the time this Agreement becomes effective pursuant to Section 4.12. Notwithstanding anything to the contrary in this Agreement, if the Revival becomes effective pursuant to this Section 3.4, the Shareholder shall be entitled to initiate one Demand Registration and one Shelf Registration.

        SECTION 3.5    Suspension.    If the filing, initial effectiveness or continued use of a Registration Statement with respect to a Demand Registration or a Shelf Registration would require the Company to make a public disclosure of material non-public information, which disclosure the Company determines in good faith (after consultation with external legal counsel) would materially impact the Company or would materially impede, delay or interfere with the Company's ability to effect a reasonably imminent material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such determination to the Shareholder, delay the filing or initial effectiveness of, or suspend the use of, as applicable, such Registration Statement or any Prospectus or Free Writing Prospectus; provided, however, that, unless otherwise approved in writing by the Shareholder, the Company shall not be permitted to do so for a period of time in excess of ninety (90) days in the case of any single delay or suspension, and the number of days in any 12-month period on which such a suspension is in effect shall not exceed one hundred twenty (120) (except that such number of days shall not exceed ninety (90) in the 12-month period commencing on the Closing Date (as defined in the Combination Agreement)). In the event that the Company exercises its rights under the preceding sentence, the Shareholder shall suspend, promptly upon receipt of the notice referred to above, the use of any Prospectus or Free Writing Prospectus relating to such Demand Registration or Shelf Registration in connection with any sale or offer to sell Registrable Shares. In the event of such a suspension for which notice is given by the Company after the effectiveness of the applicable Registration Statement, the period specified in clause (A) in Section 3.6(b) (or, in the case of a Required Shelf Registration Statement, the Shelf Period) shall be extended by the number of days of such suspension. The Shareholder shall keep confidential the receipt of any notice under this Section 3.5 and the contents thereof, except as required pursuant to applicable law, and, during any period of such delay or suspension, shall not offer or sell or otherwise transfer any Shareholder Shares or otherwise engage in trading of securities of the Company. Notwithstanding anything to the contrary, upon the commencement of any Scheduled Black-Out Period, the Shareholder shall immediately suspend the use of any Prospectus or Free Writing Prospectus in connection with any sale or offer to sell Registrable Shares until the termination of such Scheduled Black-Out Period.

        SECTION 3.6    Registration Procedures.    Subject to Section 3.5 and the Company's right to withdraw or terminate an applicable Piggyback Registration under Section 3.2(a), whenever the Shareholder shall have requested in accordance with Section 3.1, Section 3.2 or Section 3.3, as applicable, that any Registrable Shares be registered pursuant to Section 3.1, Section 3.2 or Section 3.3, as applicable, the Company shall:

          (a)   use reasonable efforts to prepare and file with the SEC a Registration Statement with respect to such Registrable Shares within the time periods therefor specified herein, reasonably cooperate with the Shareholder and each underwriter participating in the disposition of such

13

  Registrable Shares and their respective counsel in connection with any required filings with FINRA and, if such Registration Statement is not automatically effective upon filing, use reasonable efforts to cause such Registration Statement to be declared effective as promptly as practicable after the filing thereof; provided, however, that, before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including free writing prospectuses under Rule 433 under the Securities Act, each, a "Free Writing Prospectus"), the Company shall furnish to the Shareholder and each of the managing underwriter(s), if any, copies of the Registration Statement and all other documents proposed to be filed (including exhibits thereto), including upon the reasonable request of the Shareholder and to the extent reasonably practicable, all documents that would be incorporated by reference or deemed to be incorporated by reference therein (other than documents publicly available on the SEC's EDGAR system or any successor system), which Registration Statement and documents proposed to be filed will be subject to the reasonable review and comment of the Shareholder and its counsel (provided that any comments are given to the Company promptly upon receipt of such documents and in no event later than three (3) calendar days after such documents are deemed under Section 4.4 to have been given to the Shareholder), at the Shareholder's sole expense;

          (b)   prepare and file with the SEC such amendments and supplements to such Registration Statement, the Prospectus used in connection therewith (including Free Writing Prospectuses) and Exchange Act reports as may be necessary to keep such Registration Statement (other than a Required Shelf Registration Statement, the effectiveness of which shall be maintained for the Shelf Period) effective for a period of (A) not less than sixty (60) days, (B) if such Registration Statement relates to an underwritten offering, such longer period as, in the opinion of counsel for the underwriter(s), a Prospectus is required by law to be delivered in connection with sales of Registrable Shares by an underwriter or dealer or (C) such shorter period as will terminate when all of the Registrable Shares covered by such Registration Statement have been disposed of in accordance with the intended method or methods of distribution thereof set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act);

          (c)   furnish to the Shareholder and the managing underwriter(s), if any, such number of conformed copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary and final Prospectus, any Free Writing Prospectus, all exhibits and other documents filed therewith and such other documents as such Persons may reasonably request, including in order to facilitate the disposition of the Registrable Shares in accordance with the intended method or methods of distribution thereof set forth in such Registration Statement; and the Company, subject to the penultimate paragraph of this Section 3.6, hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Shareholder and the managing underwriter(s), if any, in connection with the offering and sale of the Registrable Shares covered by such Prospectus and any such amendment or supplement thereto;

          (d)   use its reasonable efforts to register or qualify such Registrable Shares under such other securities or "blue sky" laws of such jurisdictions as the Shareholder reasonably requests and do any and all other acts and things that may be necessary or reasonably advisable to enable the Shareholder to consummate the disposition in such jurisdictions of the Registrable Shares in accordance with the intended method or methods of distribution thereof set forth in the applicable Registration Statement (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection; (ii) subject itself to taxation in any jurisdiction wherein it is not so subject; or (iii) take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject);

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          (e)   use its reasonable efforts to cause all Registrable Shares covered by such Registration Statement to be registered with or approved by such other governmental agencies, authorities and self-regulatory bodies as may be necessary or reasonably advisable in light of the business and operations of the Company to enable the Shareholder or the managing underwriter(s), if any, to consummate the disposition of such Registrable Shares in the United States in accordance with the intended method or methods of distribution thereof set forth in such Registration Statement;

          (f)    promptly notify the Shareholder and the managing underwriter(s), if any, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event or existence of any fact as a result of which the Prospectus (including any information incorporated by reference therein) included in such Registration Statement, as then in effect, contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, as promptly as practicable upon discovery, prepare and furnish to the Shareholder a reasonable number of copies of a supplement or amendment to such Prospectus, or file any other required document, as may be necessary so that, as thereafter delivered to any prospective purchasers of such Registrable Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

          (g)   promptly notify the Shareholder and the managing underwriter(s) of any underwritten offering, if any, (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement or any Free Writing Prospectus has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to such Registration Statement or to such Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose; and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or the institution of any proceedings for any such purposes;

          (h)   enter into underwriting agreements with customary provisions as the Selling Holders (if such registration is a Demand Registration or an underwritten offering pursuant to a Shelf Registration) or the managing underwriter(s), if any, reasonably request in order to facilitate the disposition of such Registrable Shares;

          (i)    make available for inspection by the Shareholder and the Shareholder's counsel, any managing underwriter(s) participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Shareholder or underwriter(s), all financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by the Shareholder or such underwriter(s), attorney, accountant or agent in connection with such Registration Statement; provided, however, that the Shareholder shall, and shall use reasonable efforts to cause each such underwriter(s), accountant or other agent to (i) enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company; and (ii) minimize the disruption to the Company's business in connection with the foregoing;

          (j)    make available to its security holders, as soon as reasonably practicable after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

15

          (k)   in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use reasonable efforts to obtain the withdrawal of such order as soon as reasonably practicable;

          (l)    subject to Section 3.7, cause its senior management to use reasonable efforts to support the marketing of the Registrable Shares covered by the Registration Statement pursuant to any Demand Registration or by a Required Shelf Registration Statement in connection with an underwritten offering thereunder (including participation in "road shows," to be scheduled in a collaborative manner so as not to interfere with the conduct of the business of the Company), taking into account the Company's business needs;

          (m)  if such Registrable Shares are being sold in an underwritten public offering, use its reasonable efforts to (i) furnish, on the date the underwriting agreement is signed and on the date such Registrable Shares are delivered to the underwriters for sale pursuant to such registration, a comfort letter in customary form, addressed to each of the managing underwriter(s), signed by the independent public accountants who have issued an audit report on the Company's financial statements included in the applicable Registration Statement and (ii) provide, on the date of the closing under the underwriting agreement, a legal opinion of the Company's outside counsel, addressed to each of the managing underwriter(s), in customary form and covering such matters of the type customarily covered by legal opinions of such nature and such other matters as may be reasonably requested by the managing underwriter(s).

        Subject to the limitations on the Company's ability to delay the filing or initial effectiveness of, or suspend the use of, as applicable, a Registration Statement or a Prospectus or Free Writing Prospectus pursuant to Section 3.5, the Shareholder shall, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 3.6(f), promptly discontinue its disposition of Registrable Shares pursuant to any Registration Statement until the Shareholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.6(f). If so directed by the Company, the Shareholder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, in the Shareholder's possession of the Prospectus covering such Registrable Shares at the time of receipt of such notice. In the event that the Company shall give any such notice, the period specified in clause (A) in Section 3.6(b) (or, in the case of a Required Shelf Registration Statement, the Shelf Period), as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when the Shareholder shall have been given the copies of the supplemented or amended Prospectus contemplated by Section 3.6(f).

        In the case of any underwritten offering of Registrable Shares registered under a Required Shelf Registration Statement or a Demand Registration Statement filed pursuant to Section 3.1(a), or in the case of a Piggyback Registration under Section 3.2 or a Shelf Registration, (i) all Registrable Shares or Similar Securities to be included in such offering or registration, as the case may be, shall be subject to the applicable underwriting agreement with customary terms (including customary provisions relating to indemnities and contribution), and neither the Shareholder nor any holder of Similar Securities may participate in such offering or registration unless such Person agrees to sell such Person's securities on the basis provided therein; and (ii) neither the Shareholder nor any holder of Similar Securities may participate in such offering or registration unless such Person completes and executes all questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements, custody agreements and other documents reasonably required to be executed in connection therewith, and provides such other information to the Company and the underwriter(s) as may be reasonably requested to offer or register such Person's Registrable Shares or Similar Securities, as the case may be; provided, however, that (A) the Shareholder shall not be required to make any representations or

16

warranties other than those related to title and ownership of, and power and authority to transfer, the Registrable Shares of the Shareholder included therein and the Shareholder's intended method of distribution of such Registrable Shares and as to the accuracy and completeness of statements made in the applicable Registration Statement, Prospectus or other document in reliance upon, and in conformity with, written information prepared and furnished to the Company or the managing underwriter(s) by the Shareholder or its Representatives pertaining to the Shareholder and (B) the aggregate amount of liability of the Shareholder pursuant to any indemnification obligation thereunder shall not exceed the net proceeds received by the Shareholder from such offering. As a condition to including Registrable Shares in any Registration Statement filed in accordance with this Article III, the Company may require that it shall have received an undertaking reasonably satisfactory to the Company from any underwriter to indemnify and hold harmless the Company and its directors, officers and Affiliates to the extent customarily provided by underwriters in connection with similar securities and offerings.

        After the Shareholder has been notified of its opportunity to include Registrable Shares in any Piggyback Registration, the Shareholder (i) shall treat the Offering Confidential Information as confidential information, (ii) shall not use any Offering Confidential Information for any purpose other than to evaluate whether to include its Registrable Shares in such Piggyback Registration and (iii) shall not disclose any Offering Confidential Information to any Person other than such of its Representatives as have a need to know such Offering Confidential Information in connection with such purpose, which Representatives the Shareholder shall cause to comply with the requirements of this paragraph; provided, however, that the Shareholder may disclose Offering Confidential Information if such disclosure is required by legal process, but the Shareholder shall cooperate with the Company to limit the extent of such disclosure through protective order or otherwise, and to seek confidential treatment of the Offering Confidential Information. The Shareholder shall not offer or sell or otherwise transfer any Shareholder Shares or otherwise engage in trading of securities of the Company while in possession of Offering Confidential Information.

        SECTION 3.7    Registration Expenses.

          (a)   Except as otherwise provided in this Agreement, all expenses incidental to the Company's performance of or compliance with this Article III (the "Registration Expenses"), including (i) all registration and filing fees (including (A) with respect to filings required to be made with the SEC, all applicable securities exchanges and/or FINRA and (B) compliance with securities or blue sky laws including any fees and disbursements of counsel for the underwriter(s) in connection with blue sky qualifications of the Registrable Shares pursuant to Section 3.6(d)); (ii) word processing, duplicating and printing expenses (including expenses of printing certificates for Registrable Shares in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses, if the printing of Prospectuses is requested by the managing underwriter(s), if any, or by the Shareholder); (iii) messenger, telephone and delivery expenses; (iv) fees and disbursements of counsel for the Company; and (v) fees and disbursements of all independent certified public accountants (including the fees and disbursements in connection with any "cold comfort" letters required by this Agreement) and other special experts, retained by the Company, shall be borne by the Company. The Company shall, in any event, pay its internal expenses, the expenses of any annual audit or quarterly review of the Company's financial statements by the Company's independent certified public accountants, the expenses of any liability insurance of the Company and the expenses and fees for listing the Registrable Shares to be registered on the applicable securities exchange. All underwriting discounts, selling commissions and transfer taxes and fees and disbursements of counsel and any other advisers or agents of the Shareholder (collectively, "Selling Expenses") incurred in connection with the offering of any Registrable Shares shall be borne by the Shareholder. For the avoidance of doubt, the Company shall not bear any Selling Expenses in connection with its obligations under this Agreement. All expenses incurred in connection with any

17

  "road shows" undertaken pursuant to Section 3.6(l) shall be borne in equal proportion by the Shareholder and the Company.

          (b)   Notwithstanding anything to the contrary, the Company shall not be required to pay Registration Expenses for any Demand Registration begun pursuant to Section 3.1(a) the request for which has been subsequently withdrawn by the Shareholder unless the withdrawal is (i) requested under the circumstances described in Section 3.5; or (ii) based upon (A) any fact, circumstance, event, change, effect or occurrence that individually or in the aggregate with all other facts or circumstances, events, changes, effects or occurrences has a material adverse effect on the Company or (B) material adverse information concerning the Company that the Company had not publicly disclosed at least twenty-four (24) hours prior to such registration request and of which the Company had not otherwise notified, in writing, the Shareholder at the time of such request.

        SECTION 3.8    Indemnification; Contribution.

          (a)   In the case of each offering of Registrable Shares made pursuant to this Article III, the Company shall, to the extent permitted by applicable law, indemnify and hold harmless the Shareholder and its directors and officers and each Person, if any, that controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Shareholder from and against any and all losses, claims, damages or liabilities, actions or proceedings (whether commenced or threatened) in respect thereof and expenses (including reasonable and documented fees of counsel) (collectively, "Claims") to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement reached in accordance with the requirements for consent as provided herein) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement) contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement), in the light of the circumstances under which they were made) not misleading or (iii) any violation by the Company of the Securities Act, the Exchange Act or any state securities law in connection with such offering; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent that any such Claims arise out of or are based upon an untrue statement or alleged untrue statement contained in or omission or alleged omission from such Registration Statement, or preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement), or amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by the Shareholder or any Representative of the Shareholder expressly for use therein; provided, further, that that the foregoing indemnity agreement, with respect to any Prospectus or Free Writing Prospectus, shall not inure to the benefit of any such indemnified party if the Person asserting any Claims against such indemnified party purchased Shareholder Shares and (x) prior to the time of sale of the Shareholder Shares to such Person (the "Time of Sale"), the Company shall have notified the Shareholder that the Prospectus or Free Writing Prospectus (as it existed prior to the Time of Sale) contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (y) such untrue statement or omission of a material fact was corrected in a Prospectus or Free Writing Prospectus, and such corrected Prospectus or Free Writing Prospectus was provided to the Shareholder in advance of the Time of Sale, and (z) such corrected preliminary Prospectus or Free Writing Prospectus was not conveyed to such Person at or prior to the Time of Sale. In connection with any underwritten offering of Registrable Shares made

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  pursuant to this Article III, the Company shall indemnify and hold harmless each underwriter, the officers and directors of such underwriter and each Person, if any, that controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter to substantially the same extent as provided above with respect to the indemnification of the Shareholder by the Company.

          (b)   In the case of each offering of Registrable Shares made pursuant to this Article III, the Shareholder shall, to the extent permitted by applicable law, indemnify and hold harmless the Company and its directors and officers and each Person, if any, that controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company from and against any Claims to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement reached in accordance with the requirements for consent as provided herein) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement) contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement), in the light of the circumstances under which they were made) not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Shareholder or any Representative of the Shareholder expressly for use therein. The liability of the Shareholder under the foregoing provisions of this Section 3.8(b) shall be limited to an amount equal to the dollar amount of the net proceeds received by such Selling Holder from Shareholder Shares sold by such Selling Holder pursuant to such Registration Statement or Prospectus. In connection with any underwritten offering of Registrable Shares made pursuant to this Article III, the Company shall indemnify and hold harmless each underwriter, the officers and directors of such underwriter and each Person, if any, that controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter and any other selling securityholder in such offering (and, in the case of each such other selling securityholder, such selling securityholder's officers and directors and each Person, if any, that controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such selling securityholder), to substantially the same extent as provided above with respect to the indemnification of the Company by the Shareholder.

          (c)   If, for any reason, the indemnification provisions contemplated by Section 3.8(a) or Section 3.8(b) are unavailable to or are insufficient to hold harmless an indemnified party in respect of any Claims referred to therein other than by the terms of this Section 3.8, then each Indemnifying Party shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the indemnified party, on the other hand, with respect to statements or omissions that that resulted in such Claims. The relative fault of such Indemnifying Party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If, however, the allocation in the first sentence of this Section 3.8(c) is not permitted by applicable law, then each Indemnifying Party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults, but also the relative benefits of the Indemnifying Party and the indemnified party, as well as any other relevant equitable

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  considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 3.8(c) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentences of this Section 3.8(c). The amount paid or payable by an indemnified party as a result of the Claims referred to above shall be deemed to include (subject to the limitations set forth in Section 3.9) any reasonable and documented legal or other fees or out-of-pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, the Shareholder shall not be liable to contribute any amount in excess of the dollar amount of the net proceeds received by the Shareholder from Shareholder Shares sold by the Shareholder pursuant to such Registration Statement or Prospectus.

        SECTION 3.9    Indemnification Procedures.

          (a)   If an indemnified party shall desire to assert any claim for indemnification provided for under Section 3.8 in respect of, arising out of or involving a Claim against the indemnified party, such indemnified party shall notify the Company or the Shareholder, as the case may be (the "Indemnifying Party"), in writing of such Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a "Claim Notice") promptly after receipt by such indemnified party of written notice of the Claim; provided, however, that failure to provide a Claim Notice shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure. The indemnified party shall deliver to the Indemnifying Party, promptly after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Claim; provided, however, that failure to provide any such copies shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure.

          (b)   If a Claim is made against an indemnified party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with separate counsel selected by the Indemnifying Party and reasonably satisfactory to the indemnified party. Should the Indemnifying Party so elect to assume the defense of a Claim, the Indemnifying Party will not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof, unless the Claim involves potential conflicts of interest or substantially different defenses for the indemnified party and the Indemnifying Party. If the Indemnifying Party assumes such defense, the indemnified party shall have the right to participate in defense thereof and to employ counsel, at its own expense (except as provided in the immediately preceding sentence), separate from the counsel employed by the Indemnifying Party. The Indemnifying Party shall be liable for the reasonable and documented fees and out-of-pocket expenses of counsel employed by the indemnified party for any period during which the Indemnifying Party has not assumed the defense thereof and as otherwise contemplated by the two immediately preceding sentences. If the Indemnifying Party chooses to defend any Claim, the indemnified party shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Claim, and the indemnified party shall use reasonable efforts to make employees available on a mutually convenient basis to provide additional information and explanation of any material provided

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  hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Claim without the Indemnifying Party's prior written consent. The Indemnifying Party may pay, settle or compromise a Claim without the written consent of the indemnified party, so long as such settlement (i) includes an unconditional release of the indemnified party from all liability in respect of such Claim, (ii) does not subject the indemnified party to any injunctive relief or other equitable remedy, and (iii) does not include a statement or admission of fault, culpability or failure to act by or on behalf of any indemnified party.

        SECTION 3.10    Rule 144; Regulation S.    The Company will use its reasonable efforts to timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and to take such further action as the Shareholder may reasonably request, all to the extent required from time to time to enable the Shareholder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Regulation S under the Securities Act or (ii) any similar rule or regulation hereafter adopted by the SEC.

        SECTION 3.11    Holdback.    The Company and the Shareholder agree, in connection with any underwritten offering of equity securities of the Company, upon the written request of the managing underwriter(s) of such offering, not to effect (other than pursuant to such underwritten offering) any public sale or distribution of Shareholder Shares or other equity securities of the Company, including any sale or distribution pursuant to Rule 144 or Rule 144A under the Securities Act, or make any short sale of, loan, grant any option for the purchase of, or otherwise transfer, any Registrable Shares or other equity securities of the Company, in each case during the Holdback Period (and, if (A) during the last seventeen (17) days of the Holdback Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (B) prior to the expiration of the Holdback Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Holdback Period, until the expiration of the eighteen (18) day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event), without the prior written consent of the managing underwriter(s). The foregoing sentence shall not apply to the Company in connection with (a) any sale, distribution or transfer of equity securities pursuant to a Special Registration, (b) the issuance by the Company of equity securities upon the exercise of an option or warrant or the conversion of a security, (c) the grant or award of any equity securities pursuant to employee benefit or compensation plans of the Company or (d) any equity securities issued or granted pursuant to any nonemployee director benefit or compensation plan or dividend reinvestment plan or share purchase plan.

        SECTION 3.12    Existing Registration Statements.    Notwithstanding anything to the contrary and subject to applicable law and regulation, the Company may satisfy any obligation hereunder to file or use reasonable efforts to file a Registration Statement or to have a Registration Statement become effective by designating, by notice to the Shareholder, a Registration Statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided that such previously filed Registration Statement may be amended or, subject to applicable securities laws, supplemented to add the number of Registrable Shares, and, to the extent necessary, to identify selling securityholders thereunder. To the extent this Agreement refers to the filing or effectiveness of other Registration Statements by or at a specified time and the Company has, in lieu of then filing such Registration Statements or having such Registration Statements become effective, designated a previously filed or effective Registration Statement as the relevant Registration Statement for such purposes, in accordance with the preceding sentence, such references shall be construed to refer to such designated Registration Statement, as amended.

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ARTICLE IV

MISCELLANEOUS

        SECTION 4.1    Injunctive Relief.    Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that the other parties shall, in addition to any other rights or remedies which they may have, be entitled to such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

        SECTION 4.2    Assignments.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the parties may directly or indirectly assign any of their rights or delegate any of their obligations under this Agreement without the prior written consent of the other parties. Any purported direct or indirect assignment in violation of this Section 4.2 shall be null and void ab initio.

        SECTION 4.3    Amendments; Waiver.    No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by (i) the Company, where enforcement of the amendment, modification, discharge or waiver is sought against the Company; or (ii) the Shareholder, where enforcement of the amendment, modification, discharge or waiver is sought against the Shareholder. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The waiver by the Company or the Shareholder of a breach of or a default under any of the provisions of this Agreement or the failure to exercise or delay in exercising any right or privilege hereunder, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

        SECTION 4.4    Notices.    Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed given to a party when (i) delivered to the appropriate address by hand or by nationally recognized overnight courier service; (ii) sent by facsimile with confirmation of transmission by the transmitting equipment; or (iii) sent by electronic mail (with return receipt received), in each case, to the following addresses, electronic mail addresses or facsimile numbers and marked to the attention of the person (by name or title) designated below, or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided below:

    To the Company:

      CF Industries Holdings, Inc.
      4 Parkway North, Suite 400
      Deerfield, Illinois 60015
      Telephone: (847) 405-2400
      Facsimile: (847) 405-2711
      Email: dbarnard@cfindustries.com
      Attention: Douglas C. Barnard

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    With copies (which shall not constitute notice) to:

      Skadden, Arps, Slate, Meagher & Flom LLP
      155 North Wacker Drive
      Chicago, Illinois 60606
      Telephone: (312) 407-0700
      Facsimile: (312) 407-0411
      Email: brian.duwe@skadden.com
                 richard.witzel@skadden.com
      Attention: Brian W. Duwe
                        Richard C. Witzel, Jr.

    To any the Shareholder:

      OCI N.V.
      Honthorststraat 19
      1071 DC Amsterdam
      The Netherlands
      Attn: Erika Wakid
      Facsimile: +31 20 723 4501
      Email: Erika.Wakid@oci.nl

    With copies (which shall not constitute notice) to:

      Cleary Gottlieb Steen and Hamilton LLP
      One Liberty Plaza
      New York, NY 10006
      Attn: Robert P. Davis
      Attn: Paul M. Tiger
      Facsimile: (212) 225-3999
      Email: rdavis@cgsh.com
      Email: ptiger@cgsh.com

        SECTION 4.5    Governing Law; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.    THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH IT OR ITS SUBJECT MATTER OR FORMATION INCLUDING NON-CONTRACTUAL DISPUTES OR CLAIMS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each party hereto irrevocably agrees that the state and federal courts located in the state of New York are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts. Any proceeding, suit or action arising out of or in connection with this Agreement ("Proceedings") shall therefore be brought exclusively in any state federal court located in the state of New York. Solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, each party irrevocably (i) waives any objection to Proceedings in such courts on the grounds of venue or on the grounds of forum non conveniens and (ii) agrees that service of process upon such party in any such Proceeding shall be effective if notice is given in accordance with Section 4.4. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        SECTION 4.6    Interpretation.    The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation

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arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement and the articles of association of the Company, the terms of this Agreement shall prevail.

        SECTION 4.7    Entire Agreement; No Other Representations.    This Agreement constitutes the entire agreement, and supersedes all prior agreements, understandings representations and warranties both written and oral, between the parties with respect to the subject matter hereof.

        SECTION 4.8    No Third-Party Beneficiaries.    Except as explicitly provided for in Section 3.8 and Section 3.9, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

        SECTION 4.9    Severability.    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        SECTION 4.10    Counterparts.    This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

        SECTION 4.11    Further Assurances.    Upon the terms and subject to the conditions set forth in this Agreement, from and after the Effective Date, the parties hereto shall each use reasonable efforts to promptly (i) take, or to cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement; (ii) obtain from any governmental or regulatory authority or third party any and all necessary clearances, waivers, consents, authorizations, approvals, permits or orders required to be obtained in connection with the performance of this Agreement and the consummation of the transactions contemplated hereby; and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement.

[The reminder of this page is intentionally left blank.]

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        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

CF B.V.
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

25

OCI N.V.
Name:
Title:

[Signature Page to Registration Rights Agreement]

26

Exhibit D

REGISTRATION RIGHTS AGREEMENT
AMONG
CF B.V.
CAPRICORN CAPITAL B.V.
LEO CAPITAL B.V.
AND
AQUARIUS INVESTMENTS B.V.
DATED AS OF [    •    ], 2016

        REGISTRATION RIGHTS AGREEMENT, dated as of [    •    ], 2016 (this "Agreement"), among CF B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the law of the Netherlands, which will convert into a public company with limited liability (naamloze vennootschap) in accordance with the provisions of the Combination Agreement (as defined herein) (the "Company"), Capricorn Capital B.V., a private limited liability company incorporated under the law of the Netherlands ("Capricorn"), Leo Capital B.V., a private limited liability company incorporated under the law of the Netherlands ("Leo"), and Aquarius Investments B.V., a private limited liability company incorporated under the law of the Netherlands ("Aquarius" and, together with Capricorn and Leo, the "Shareholders").

W I T N E S S E T H:

        WHEREAS, CF Industries Holdings, Inc., a Delaware corporation ("Cambridge"), the Company, Finch Merger Company LLC, a Delaware limited liability company and wholly-owned, direct or indirect, subsidiary of the Company ("MergerCo" and, together with Cambridge and the Company, the "Cambridge Parties"), and OCI N.V., a public company with limited liability (naamloze vennootschap) incorporated under the law of the Netherlands ("Oxford"), are parties to a Combination Agreement, dated as of August 6, 2015, as amended from time to time prior to the date hereof (the "Combination Agreement"), pursuant to which, among other things, (i) Oxford will convey to the Cambridge Parties, and the Cambridge Parties will acquire from Oxford, certain equity ownership interests in certain Persons owned, directly or indirectly, in their entirety by Oxford in exchange for consideration consisting, in whole or in part, of Ordinary Shares (as defined below) to be issued by the Company to Oxford and (ii) MergerCo will merge with and into Cambridge, with Cambridge becoming a wholly-owned, direct or indirect, subsidiary of the Company (the "Transaction"), upon the terms and conditions set forth in the Combination Agreement;

        WHEREAS, pursuant to the Combination Agreement, the Shareholders will acquire Ordinary Shares; and

        WHEREAS, in connection with the execution and delivery of the Combination Agreement and the consummation of the Transaction, the Company has agreed to grant the Shareholders certain registration rights as set forth below.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

        SECTION 1.1    Definitions.    As used in this Agreement:

          "Affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, provided that neither the Shareholders nor any of their Subsidiaries shall be deemed to be an Affiliate of the Company or vice versa.

          "Agreement" shall have the meaning set forth in the preamble to this Agreement.

          "Aquarius" shall have the meaning set forth in the preamble to this Agreement.

          "Beneficially Own" shall mean, with respect to any securities, (i) having "beneficial ownership" of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (as in effect on the date of this Agreement); (ii) having the right to become the Beneficial Owner of such securities (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; or (iii) having an exercise or conversion privilege or a settlement payment or mechanism with respect to any option, warrant, right, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not currently exercisable, at a price related to the value of the securities for which Beneficial Ownership is being determined or (A) having a value determined in whole or part with reference to, or derived in whole or in part from, the value of the securities for which Beneficial Ownership is being determined and (B) that increases in value as the value of the securities for which Beneficial Ownership is being determined increases or that provides to the holder an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the securities for which Beneficial Ownership is being determined (excluding any interests, rights, options or other securities set forth in Rule 16a-1(c)(1)-(5) or (7) promulgated pursuant to the Exchange Act (as in effect on the date of this Agreement)). The terms "Beneficial Owner," "Beneficial Ownership" and "Beneficially Owned" shall have a correlative meaning.

          "Business Day" shall mean a day other than a Saturday or Sunday or public holiday in New York, New York.

          "Capricorn" shall have the meaning set forth in the preamble to this Agreement.

          "Claim Notice" shall have the meaning set forth in Section 3.9(a).

          "Claims" shall have the meaning set forth in Section 3.8(a).

          "Combination Agreement" shall have the meaning set forth in the recitals to this Agreement.

          "Company" shall have the meaning set forth in the preamble to this Agreement.

          "Demand Registration" shall have the meaning set forth in Section 3.1(a).

          "Demand Registration Statement" shall have the meaning set forth in Section 3.1(a).

          "Demand Request" shall have the meaning set forth in Section 3.1(a).

          "Effective Date" shall mean the date on which the Transaction is consummated.

          "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

          "FINRA" shall mean the Financial Industry Regulatory Authority, Inc.

          "Form S-3" shall mean such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          "Free Writing Prospectus" shall have the meaning set forth in Section 3.6(a).

          "Holdback Period" shall mean, with respect to any registered offering of equity securities of the Company, the period beginning ten (10) days before the effective date of the related registration statement and continuing until the expiration of ninety (90) days (or such shorter period as the managing underwriter(s) permit) after the effective date of the related registration statement (except that, in the case of any such registered offering that is a takedown from a Shelf Registration Statement, the Holdback Period shall be the period beginning ten (10) days before the pricing date in connection with such takedown and continuing until the expiration of ninety (90) days (or such shorter period as the managing underwriter(s) permit) after such pricing date).

          "Indemnifying Party" shall have the meaning set forth in Section 3.9(a).

          "Initiating Holders" shall have the meaning set forth in Section 3.1(a).

          "Initiating Shelf Holders" shall have the meaning set forth in Section 3.3(a).

          "Leo" shall have the meaning set forth in the preamble to this Agreement.

          "Marketed Underwritten Offering" shall mean any underwritten offering that involves a customary "road show" (including an "electronic road show") or other substantial marketing effort by the Company and the underwriters over a period of at least 48 hours.

          "Non-Underwritten Offering" shall mean an offering in which securities of the Company are not sold to an underwriter or underwriters for reoffering to the public.

          "NYSE" shall mean New York Stock Exchange LLC.

          "Offering Confidential Information" shall mean, with respect to any registered offering or proposed registered offering (i) the Company's plan to file the relevant Registration Statement and engage in the offering so registered, (ii) any information regarding the offering being registered (including the potential timing, price, number of shares, underwriters or other counterparties, selling securityholders or plan of distribution) and (iii) any other information (including information contained in draft supplements or amendments to offering materials) provided to the Shareholders by the Company (or by third parties) in connection with the applicable registration or offering; provided, however, that Offering Confidential Information shall not include information that was or becomes generally available to the public (including as a result of the filing of the relevant Registration Statement) other than as a result of a disclosure by the Shareholders or their Representatives.

          "Ordinary Shares" shall mean the ordinary shares of the Company.

          "Organizational Documents" shall mean, with respect to any Person, (a) if a corporation, the memorandum and articles of association, articles or certificate of incorporation and the bylaws, (b) if a general partnership or limited liability partnership, the partnership agreement and any statement of partnership, (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership, (d) if a limited liability company, the certificate of formation and limited liability company agreement, (e) if another type of Person, any charter or similar document adopted or filed in connection with the creation, formation or organization of the Person, and (f) any similar document, amendment or supplement to any of the foregoing.

          "Other Shares" shall mean shares of any class of share capital of the Company (other than Ordinary Shares) that are entitled to vote in the election of directors.

          "Oxford" shall have the meaning set forth in the preamble to this Agreement.

          "Participating Holders" shall have the meaning set forth in Section 3.1(b).

          "Person" shall mean any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.

          "Piggyback Holder" shall have the meaning set forth in Section 3.2(a).

          "Piggyback Registration" shall have the meaning set forth in Section 3.2(a).

          "Proceedings" shall have the meaning set forth in Section 4.7.

          "Prospectus" shall mean the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Shares, as amended or supplemented and including all material, if any, incorporated by reference in such prospectus or prospectuses.

          "Registrable Shares" shall mean, at any time of determination, (a) the Ordinary Shares that were held by the Shareholders on the Effective Date, immediately after giving effect to the

  Closing, (b) all Ordinary Shares or Other Shares issued to the Shareholders in respect of any such securities or into which any such securities shall be converted or exchanged in connection with stock splits, reverse stock splits, stock dividends or distributions, combinations or similar recapitalizations, reclassifications or capital reorganizations occurring thereafter, and (c) all Ordinary Shares purchased by the Shareholders after the Effective Date, immediately after giving effect to the Closing, not in violation of the terms of this Agreement, in each case, that are held by any Shareholder at such time. As to any particular Registrable Shares, such securities shall cease to be Registrable Shares when (i) a registration statement registering such securities under the Securities Act has become effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement, (ii) the holder thereof may sell the entire amount of the Registrable Shares held by such holder in a single sale pursuant to Rule 144, (iii) such securities are sold in accordance with Rule 144 (or any successor provision) under the Securities Act or (iv) such securities are transferred to a Person not entitled to the registration rights granted by this Agreement.

          "Registration Expenses" shall have the meaning set forth in Section 3.7(a).

          "Registration Rights Termination Date" shall have the meaning set forth in Section 3.4.

          "Registration Statement" shall mean any registration statement of the Company which covers any of the Registrable Shares pursuant to the provisions of this Agreement, including any Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents, if any, incorporated by reference in such Registration Statement.

          "Required Shelf Registration Statement" shall have the meaning set forth in Section 3.3(a).

          "Scheduled Black-Out Period" means any ordinary course blackout period declared by the Company in connection with an annual or quarterly earnings release in accordance with Company policy.

          "SEC" shall mean the U.S. Securities and Exchange Commission.

          "Securities Act" shall mean the United States Securities Act of 1933, as amended.

          "Selling Expenses" shall have the meaning set forth in Section 3.7(a).

          "Selling Holders" shall have the meaning set forth in Section 3.6(a).

          "Shareholder Shares" shall mean all Voting Securities Beneficially Owned by the Shareholders.

          "Shareholders" shall have the meaning set forth in the preamble to this Agreement.

          "Shareholders' Agreement" shall mean the Agreement made on August 6, 2015 by and among the Company, Oxford, Capricorn, Leo and Aquarius, as amended from time to time prior to the date hereof.

          "Shelf Notice" shall have the meaning set forth in Section 3.3(a).

          "Shelf Period" shall have the meaning set forth in Section 3.3(a).

          "Shelf Registration" shall have the meaning set forth in Section 3.3(a).

          "Shelf Registration Statement" shall mean a "shelf" registration statement providing for the registration, and the sale on a continuous or delayed basis, of securities pursuant to Rule 415 under the Securities Act.

          "Shelf Take-Down" shall have the meaning set forth in Section 3.3(b).

          "Short-Form Registration Statement" shall have the meaning set forth in Section 3.3(a).

          "Similar Securities" shall have the meaning set forth in Section 3.2(a).

          "Special Registration" shall mean the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4, Form S-8 or any successor forms thereto or any other form for the registration of securities issued or to be issued in connection with a merger, acquisition or employee benefit plan; or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered solely in connection with an employee benefit or dividend reinvestment plan.

          "Time of Sale" shall have the meaning set forth in Section 3.8(a).

          "Transaction" shall have the meaning set forth in the recitals to this Agreement.

          "Underwritten Shelf Take-Down" shall have the meaning set forth in Section 3.3(c).

          "Underwritten Shelf Take-Down Notice" shall have the meaning set forth in Section 3.3(c).

          "Voting Securities" shall mean the Ordinary Shares together with any Other Shares.

        SECTION 1.2    Other Definitional Provisions.    Except as expressly set forth in this Agreement or unless the express context otherwise requires:

          (a)   the words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

          (b)   the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

          (c)   any references herein to a specific Section or Article shall refer, respectively, to such Section or Article of this Agreement;

          (d)   any reference herein to "USD" and "$" are to United States Dollars;

          (e)   wherever the word "include", "includes" or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation";

          (f)    references herein to any gender includes the other gender;

          (g)   a reference to a Person (including a party to this Agreement) includes a reference to that Person's legal personal representatives and permitted successors and assigns;

          (h)   a reference to a document is a reference to that document as may be supplemented, amended or modified from time to time;

          (i)    any reference in this Agreement to any statute or statutory provision shall be deemed to include any statute or statutory provision that amends, extends, consolidates, re-enacts or replaces same, or which has been amended, extended, consolidated, re-enacted or replaced (whether before or after the date of this Agreement) by same and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute; and

          (j)    any reference to a U.S. legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than the United States, be deemed to include a reference to what most nearly approximates in that jurisdiction to the U.S. legal term.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

        SECTION 2.1    Representations and Warranties of the Company.    The Company represents and warrants to the Shareholders as of the date hereof that:

          (a)   The Company is a private limited company (besloten vennootschap) incorporated under the law of the Netherlands.

          (b)   The Company has all requisite organizational power and authority and has taken all action necessary in order to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action of the Company, including the approval of the board of directors of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the Shareholders, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and, as to enforceability, by general equitable principles.

          (c)   The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder will not constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of the Company; (ii) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of an encumbrance on any of the assets of the Company (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon the Company; or (iii) conflict with, breach or violate any law applicable to the Company or by which its properties are bound or affected, except, in the case of clauses (ii) and (iii) above, for any breach, violation, termination, default, creation, acceleration or conflict that would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Company to perform its obligations under this Agreement.

        SECTION 2.2    Representations and Warranties of the Shareholders.    Each Shareholder represents and warrants, jointly and severally, to the Company as of the date hereof that:

          (a)   Such Shareholder is duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation.

          (b)   Such Shareholder has all requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by such Shareholder of this Agreement and the performance of each of their obligations hereunder has been duly authorized by all necessary action of such Shareholder, including the approval of its board of directors. This Agreement has been duly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and, as to enforceability, by general equitable principles.

          (c)   The execution and delivery of this Agreement by such Shareholder and the performance of each of its obligations hereunder will not constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of such Shareholder; (ii) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of an encumbrance on any of the assets of such Shareholder (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon such Shareholder; or (iii) conflict with, breach or violate any law applicable to such Shareholder or by which its properties are bound or affected, except, in the case of clauses (ii) and (iii) above, for any breach, violation, termination, default, creation, acceleration or conflict that would not, individually or in the aggregate, reasonably be expected to impair the ability of such Shareholder to perform its obligations under this Agreement.

ARTICLE III
REGISTRATION RIGHTS

        SECTION 3.1    Demand Request.

          (a)   After the Effective Date and until the Registration Rights Termination Date, at any time when no Required Shelf Registration Statement is available for the resale of Registrable Shares (other than by reason of a suspension pursuant to Section 3.5), one or more Shareholders may request in writing that the Company effect a registration under the Securities Act of such part of such Shareholders' Registrable Shares as such Shareholders request to transfer in a Marketed Underwritten Offering or a Non-Underwritten Offering in each case subject to the minimum threshold requirement applicable to such registration pursuant to Section 3.1(c) (such request, a "Demand Request," and such Shareholders the "Initiating Holders" with respect to such Demand Request). Upon receipt of any Demand Request, the Company shall use reasonable efforts to file, not later than the later of (x) the date that is sixty (60) calendar days after receipt by the Company of such Demand Request and (y) the first Business Day after the date on which the Form 8-K amendment contemplated by Section 7.14 of the Combination Agreement is filed with the SEC, in accordance with the provisions of this Agreement, a Registration Statement with the SEC (a "Demand Registration Statement") covering such Registrable Shares to be sold in a Marketed Underwritten Offering or a Non-Underwritten Offering, at the sole discretion of the Initiating Holders (the number and amount of Registrable Shares required to be registered on such Demand Registration Statement being subject to Section 3.1(b)). Each Demand Request shall specify the identity of each Initiating Holder, the number of Registrable Shares of each Initiating Holder requested to be registered, the aggregate number of Registrable Shares requested to be registered by the Initiating Holders and the intended plan of distribution of such Registrable Shares. Any registration requested by one or more Shareholders under this Section 3.1(a) is referred to in this Agreement as a "Demand Registration." Unless otherwise agreed by the Company, any Demand Registration to be made by way of a Marketed Underwritten Offering must relate to a firm commitment underwriting. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to file or make available any Shelf Registration Statement, or otherwise register securities for offer or sale on a continuous or delayed basis, pursuant to this Section 3.1.

          (b)   After receipt of a Demand Request, the Company shall give written notice thereof to all Shareholders, other than the Initiating Holders, with respect to such Demand Request, not later than ten (10) calendar days after such receipt and shall include in the applicable Demand Registration Statement (i) the Registrable Shares specified in such Demand Request and (ii) all Registrable Shares with respect to which the Company has received a written request for such inclusion from Shareholders, other than such Initiating Holders, within seven (7) calendar days after the date of the Company's giving such notice (such Shareholders providing such requests, together with such Initiating Holders, being referred to herein as the "Participating Holders" with respect to the applicable Demand Registration). The Company and holders of Similar Securities may participate in and include any Similar Securities in the Demand Registration relating to such Demand Request. If the managing underwriter(s) of the offering to which a Demand Registration Statement relates advise the Company and the Participating Holders in writing that, in its good faith opinion, the total number or dollar amount of Registrable Shares and Similar Securities proposed to be sold in such offering exceeds the largest number or dollar amount of securities that can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Company shall include in the applicable Demand Registration Statement only such number of securities that in the good faith opinion of such underwriter(s) can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), allocated as follows: (i) first, the Registrable Shares requested to be included by the Participating Holders, pro rata on the basis of the number of Registrable Shares requested in accordance with the terms hereof to be included in such Demand Registration Statement and (ii) second, any securities requested to be included therein by any other Persons (including the Company), allocated among such Persons in such manner as the Company may determine.

          (c)   The Shareholders shall be entitled to initiate no more than three (3) Demand Registrations; provided, however, that the Company shall not be obligated to effect any Demand Registration (i) unless the aggregate value of the Registrable Shares requested to be registered by the Shareholders in such Demand Registration is at least twenty-five million dollars ($25,000,000); and (ii) during the ninety (90) calendar day period following the effective date of a Registration Statement pursuant to any other Demand Registration or a Piggyback Registration (provided that the number of Registrable Shares included in such Piggyback Registration was not less than fifty percent (50%) of the number of Registrable Shares requested by the Shareholders to be included therein in accordance with Section 3.2(a)). A request for registration made in accordance with Section 3.1(a) shall not count for the purposes of the limitations in this Section 3.1(c) if (A) the Initiating Holders determine in good faith to withdraw such request due to marketing conditions or regulatory reasons and give written notice of such determination to the Company prior to the effective date of the Registration Statement and prior to the execution of an underwriting agreement or purchase agreement relating to such request; provided that the Initiating Holders reimburse the Company for all Registration Expenses incurred in good faith by the Company in connection with such Demand Registration prior to the Company's receipt of such notice, (B) the Registration Statement relating to such Demand Request does not become effective within ninety (90) calendar days after the date such Registration Statement is filed with the SEC (other than by reason of any Participating Holder having refused to proceed or a misrepresentation or an omission by any Participating Holder), (C) prior to the sale of at least fifty percent (50%) of the Registrable Shares included in the applicable registration relating to such Demand Request, such registration is adversely affected by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason and the Company fails to have such stop order, injunction, or other order or requirement removed, withdrawn or resolved to the reasonable satisfaction of the Shareholder within thirty (30) calendar days after the date of such order or (D) the conditions to closing specified in any underwriting agreement or purchase agreement entered into in connection with the registration relating to such request are not satisfied as a result of a default or breach thereunder by the Company that proximately and primarily caused the failure of such conditions.

          (d)   In connection with any Demand Request, the lead underwriter to administer the offering shall be chosen by the Initiating Holders holding a majority of the Registrable Shares included in such Demand Request, subject to the prior written consent, not to be unreasonably withheld, conditioned or delayed, of the Company.

        SECTION 3.2    Piggyback Registration.

          (a)   If, at any time following the Effective Date until the Registration Rights Termination Date, the Company proposes or is required to file a Registration Statement under the Securities Act with respect to an offering of securities of the Company of the same class as the Registrable Shares (such securities "Similar Securities"), whether or not for sale for its own account, on a form and in a manner that would permit registration of the Registrable Shares (excluding a Registration Statement that is (i) solely in connection with a Special Registration, a dividend reinvestment plan or a rights offering, (ii) a "universal" Shelf Registration Statement or (iii) pursuant to a Demand Registration in accordance with Section 3.1 or a Shelf Registration), the Company shall give written notice as promptly as practicable, but not later than ten (10) calendar days prior to the anticipated date of filing of such Registration Statement, to each Shareholder of its intention to effect such registration and, in the case of each Shareholder, shall include in such registration all of such Shareholder's Registrable Shares with respect to which the Company has received a written request from such Shareholder for inclusion therein within ten (10) calendar days after the date of the Company's notice (a "Piggyback Registration" and any such requesting Shareholder that has not withdrawn its Registrable Shares from such Piggyback Registration a "Piggyback Holder" with respect to such Piggyback Registration). In the event that a Shareholder makes such written request, such Shareholder may withdraw its Registrable Shares from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, at any time at least two (2) Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration. The Company may terminate or withdraw any Piggyback Registration under this Section 3.2(a), whether or not any Shareholder has elected to include Registrable Shares in such registration. No Piggyback Registration shall count towards the number of Demand Registrations to which the Shareholders are entitled under Section 3.1(c).

          (b)   If a Piggyback Registration under Section 3.2(a) is proposed to be underwritten, the Company shall so advise the Shareholders as a part of the written notice given pursuant to Section 3.2(a). In such event, the lead underwriter to administer the offering shall be chosen by the Company.

          (c)   The Company shall pay all Registration Expenses (subject to and in accordance with Section 3.7) in connection with any Piggyback Registration, whether or not any registration or prospectus becomes effective or final or is terminated or withdrawn by the Company.

          (d)   If the registration of Similar Securities giving rise to a right to Piggyback Registration pursuant to this Section 3.2 is initiated by the Company for its own account, each Piggyback Holder with respect to such Piggyback Registration may include all the Registrable Shares it requests in such Piggyback Registration on the same terms and conditions as such Similar Securities included therein; provided, however, that if the offering to which such Piggyback Registration relates involves a firm commitment underwritten offering and the managing underwriter(s) of such offering advises the Company and the Piggyback Holders with respect to such Piggyback Registration in writing that, in its good faith opinion, the total number or dollar amount of Similar Securities proposed to be sold in such offering and Registrable Shares requested by such Piggyback Holders to be included therein, in the aggregate, exceeds the largest number or dollar amount of securities that can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Company shall include in the applicable registration or prospectus only such number of securities that in the good faith opinion of such underwriter(s) can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities shall be included in the following order of priority:

              (i)  first, the securities that the Company proposes to sell;

             (ii)  second, the Registrable Shares requested to be included by such Piggyback Holders and any Similar Securities requested to be included by any other Persons exercising their contractual rights to piggyback registration, pro rata (if applicable) on the basis of the aggregate number of securities so requested to be included therein; and

            (iii)  third, any securities requested to be included therein by any other Persons (other than the Company and such Piggyback Holders and other Persons with piggyback registration rights), allocated among such Persons in such manner as the Company may determine.

          (e)   If the registration of Similar Securities giving rise to a right to Piggyback Registration pursuant to this Section 3.2 is initiated by the Company on behalf of holders of Similar Securities to be sold in an underwritten offering, the Piggyback Holders with respect to such Piggyback Registration may include all Registrable Shares requested by them to be included in such registration in such offering on the same terms and conditions as any Similar Securities included therein; provided, however, that if the managing underwriter(s) of such offering advises the Company and such Piggyback Holders in writing that, in its good faith opinion, the total number or dollar amount of securities to be included therein exceeds the largest number or dollar amount of securities that can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Company shall include in the applicable registration or prospectus only such number of securities that in the reasonable opinion of such underwriter(s) can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities shall be so included in the following order of priority:

              (i)  first, the Similar Securities requested to be included therein by the holders of such Similar Securities, allocated among such Persons in such manner as the Company may determine;

             (ii)  second, the Registrable Shares requested to be included by such Piggyback Holders, and any Similar Securities requested to be included by any other Persons exercising their contractual rights to piggyback registration, pro rata (if applicable) on the basis of the aggregate number of securities so requested to be included therein;

            (iii)  third, Ordinary Shares or Similar Securities offered by the Company for its own account; and

            (iv)  fourth, Ordinary Shares or Similar Securities offered by any other holders of Ordinary Shares or Similar Securities requested to be included therein (other than the Company and such Piggyback Holders and other Persons with piggyback registration rights), allocated among such Persons in such manner as the Company may determine.

        SECTION 3.3    Shelf Registration.

          (a)   After the Effective Date, if the Company is eligible to use a Form S-3 or any comparable or successor form or forms for a short-form registration statement (a "Short-Form Registration Statement"), one or more Shareholders (such Shareholders, the "Initiating Shelf Holders") may make a written request (a "Shelf Notice") to the Company to file a Short-Form Registration Statement as a Shelf Registration Statement, which Shelf Notice shall specify the kind and the aggregate amount of Registrable Shares of the Initiating Shelf Holders to be registered therein and the intended methods of distribution thereof. Following the delivery of a Shelf Notice, the Company shall file with the SEC promptly (and, in any event, within sixty (60) days following delivery of such Shelf Notice, provided that the Company shall not be required to make such filing until the first Business Day after the date on which the Form 8-K amendment contemplated by Section 7.14 of the Combination Agreement is filed with the SEC) such Shelf Registration Statement, which shall be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) if the Company qualifies at such time to file such a Shelf Registration Statement (such Shelf Registration Statement, the "Required Shelf Registration Statement") relating to the offer and sale of all Registrable Shares requested for inclusion therein by the Initiating Shelf Holders in accordance with the methods of distribution elected by the Initiating Shelf Holders (to the extent permitted in this Section 3.3). Any registration made by the Company under this Section 3.3(a) is referred to in this Agreement as a "Shelf Registration." Shareholders shall not deliver a Shelf Notice, and the Company shall not be required to effect a Shelf Registration, during the ninety (90) calendar day period following the effective date of a Registration Statement pursuant to any Demand Registration or any Piggyback Registration (provided that the number of Registrable Shares included in such Piggyback Registration was not less than fifty percent (50%) of the number of Registrable Shares requested by the Shareholders to be included therein in accordance with Section 3.2(a)) and shall not be required to effect more than three (3) Shelf Registrations. Subject to Section 3.5, the Company shall use its reasonable efforts to cause any Required Shelf Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof, or to become automatically effective if such Required Shelf Registration Statement is an automatic shelf registration statement, and, so long as the Company remains eligible to register the resale of Registrable Shares on Form S-3, to keep such Required Shelf Registration Statement effective under the Securities Act until the earliest of the one hundred eightieth (180th) day following the initial effective date of such Required Shelf Registration Statement, such time as all Registrable Shares that could be sold thereunder have been sold or are no longer outstanding and the Registration Rights Termination Date (such period of effectiveness, the "Shelf Period").

          (b)   If at any time that a Required Shelf Registration Statement covering Registrable Shares pursuant to this Section 3.3 is effective the Initiating Shelf Holders deliver a notice to the Company stating that the Initiating Shelf Holders intend to effect an offering (a "Shelf Take-Down"), provided that the aggregate value of the Registrable Shares to be included in such Marketed Underwritten Offering must be at least twenty-file million ($25,000,000), of all or a portion of their Registrable Shares included by them on such Required Shelf Registration Statement and stating the number of Registrable Shares to be included in such Shelf Take-Down, then the Company shall as promptly as reasonably practicable amend or supplement the applicable Required Shelf Registration Statement and take such other action as may be reasonably necessary to facilitate the sale of such Registrable Shares pursuant to such Shelf Take-Down.

          (c)   If the Initiating Shelf Holders elect by written request to the Company, a Shelf Take-Down shall be in the form of a Marketed Underwritten Offering (an "Underwritten Shelf Take-Down") and the Company shall amend or supplement the Required Shelf Registration Statement for such purpose as soon as practicable. In connection with any such Underwritten Shelf Take-Down, the lead underwriter to administer the offering shall be chosen by the Initiating Shelf Holders, subject to the prior written consent, not to be unreasonably withheld, conditioned or delayed, of the Company. The number of Underwritten Shelf Take-Downs the Shareholder may make pursuant to Shelf Registrations is limited to two in any Shelf Period.

        SECTION 3.4    Termination of Registration Obligation.    Notwithstanding anything to the contrary herein, the obligation of the Company to register Registrable Shares pursuant to this Article III and maintain the effectiveness of any Required Shelf Registration Statement or any Demand Registration Statement filed pursuant to Section 3.1 shall terminate on the first date on which the Shareholders (i) in the aggregate, hold Shareholder Shares representing less than five percent (5%) of the outstanding Voting Securities (the "Registration Rights Termination Date") and (ii) are each able to freely sell their remaining Shares under Rule 144 under the Securities Act without regard to the volume, manner of sale or filing requirements of such rule, and as to any Shareholder shall terminate on the earlier of the Registration Rights Termination Date and the first date on which such Shareholder no longer holds Registrable Shares.

        SECTION 3.5    Suspension.    If the filing, initial effectiveness or continued use of a Registration Statement with respect to a Demand Registration or a Shelf Registration would require the Company to make a public disclosure of material non-public information, which disclosure the Company determines in good faith (after consultation with external legal counsel) would materially impact the Company or would materially impede, delay or interfere with on the Company's ability to effect a reasonably imminent material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such determination to the Shareholder, delay the filing or initial effectiveness of, or suspend the use of, as applicable, such Registration Statement or any Prospectus or Free Writing Prospectus; provided, however, that, unless otherwise approved in writing by the Shareholder, the Company shall not be permitted to do so for a period of time in excess of ninety (90) days in the case of any single delay or suspension, and the number of days in any 12-month period on which such a suspension is in effect shall not exceed one hundred twenty (120) (except that such number of days shall not exceed ninety (90) in the 12-month period commencing on the Closing Date (as defined in the Combination Agreement)). In the event that the Company exercises its rights under the preceding sentence, the Shareholder shall suspend, promptly upon receipt of the notice referred to above, the use of any Prospectus or Free Writing Prospectus relating to such Demand Registration or Shelf Registration in connection with any sale or offer to sell Registrable Shares. In the event of such a suspension for which notice is given by the Company after the effectiveness of the applicable Registration Statement, the period specified in clause (A) in Section 3.6(b) (or, in the case of a Required Shelf Registration Statement, the Shelf Period) shall be extended by the number of days of such suspension. The Shareholder shall keep confidential the receipt of any notice under this Section 3.5 and the contents thereof, except as required pursuant to applicable law, and, during any period of such delay or suspension, shall not offer or sell or otherwise transfer any Shareholder Shares or otherwise engage in trading of securities of the Company. Notwithstanding anything to the contrary, upon the commencement of any Scheduled Black-Out Period, the Shareholder shall immediately suspend the use of any Prospectus or Free Writing Prospectus in connection with any sale or offer to sell Registrable Shares until the termination of such Scheduled Black-Out Period.

        SECTION 3.6    Registration Procedures.    Subject to Section 3.1(d) and the Company's right to withdraw or terminate an applicable Piggyback Registration under Section 3.2(a), whenever one or more Shareholders shall have requested in accordance with Section 3.1 or Section 3.2, as applicable, that any Registrable Shares be registered pursuant to Section 3.1 or Section 3.2, as applicable, the Company shall:

          (a)   use reasonable efforts to prepare and file with the SEC a Registration Statement with respect to such Registrable Shares within the time periods therefor specified herein, reasonably cooperate with the Shareholders and each underwriter participating in the disposition of such Registrable Shares (such participating Shareholders, "Selling Holders") and their respective counsel in connection with any required filings with FINRA and, if such Registration Statement is not automatically effective upon filing, use reasonable efforts to cause such Registration Statement to be declared effective as promptly as practicable after the filing thereof; provided, however, that, before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including free writing prospectuses under Rule 433 under the Securities Act, each, a "Free Writing Prospectus"), the Company shall furnish to each Selling Holder and each of the managing underwriter(s), if any, copies of the Registration Statement and all other documents proposed to be filed (including exhibits thereto), including, in the case of any Selling Holder, upon the reasonable request of such Selling Holder and to the extent reasonably practicable, all documents that would be incorporated by reference or deemed to be incorporated by reference therein (other than documents publicly available on the SEC's EDGAR system or any successor system), which Registration Statement and documents proposed to be filed will be subject to the reasonable review and comment of the Selling Holders and their counsel (provided that any comments are given to the Company promptly upon receipt of such documents and in no event later than three (3) calendar days after such documents are deemed under Section 3.9 to have been given to the Selling Holders), at the Selling Holders' sole expense;

          (b)   prepare and file with the SEC such amendments and supplements to such Registration Statement, the Prospectus used in connection therewith (including Free Writing Prospectuses) and Exchange Act reports as may be necessary to keep such Registration Statement (other than a Required Shelf Registration Statement, the effectiveness of which shall be maintained for the Shelf Period) effective for a period of (A) not less than sixty (60) days, (B) if such Registration Statement relates to an underwritten offering, such longer period as, in the opinion of counsel for the underwriter(s), a Prospectus is required by law to be delivered in connection with sales of Registrable Shares by an underwriter or dealer or (C) such shorter period as will terminate when all of the Registrable Shares covered by such Registration Statement have been disposed of in accordance with the intended method or methods of distribution thereof set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act);

          (c)   furnish to the Selling Holders and the managing underwriter(s), if any, such number of conformed copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary and final Prospectus, any Free Writing Prospectus, all exhibits and other documents filed therewith and such other documents as such Persons may reasonably request, including in order to facilitate the disposition of the Registrable Shares in accordance with the intended method or methods of distribution thereof set forth in such Registration Statement; and the Company, subject to the penultimate paragraph of this Section 3.6, hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Selling Holders and the managing underwriter(s), if any, in connection with the offering and sale of the Registrable Shares covered by such Prospectus and any such amendment or supplement thereto;

          (d)   use its reasonable efforts to register or qualify such Registrable Shares under such other securities or "blue sky" laws of such jurisdictions as the Selling Holders reasonably request and do any and all other acts and things that may be necessary or reasonably advisable to enable the Selling Holders to consummate the disposition in such jurisdictions of the Registrable Shares in accordance with the intended method or methods of distribution thereof set forth in the applicable Registration Statement (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection; (ii) subject itself to taxation in any jurisdiction wherein it is not so subject; or (iii) take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject);

          (e)   use its reasonable efforts to cause all Registrable Shares covered by such Registration Statement to be registered with or approved by such other governmental agencies, authorities and self-regulatory bodies as may be necessary or reasonably advisable in light of the business and operations of the Company to enable the Selling Holders or the managing underwriter(s), if any, to consummate the disposition of such Registrable Shares in the United States in accordance with the intended method or methods of distribution thereof set forth in such Registration Statement;

          (f)    promptly notify the Selling Holders and the managing underwriter(s), if any, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the occurrence of any event or existence of any fact as a result of which the Prospectus (including any information incorporated by reference therein) included in such Registration Statement, as then in effect, contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, as promptly as practicable upon discovery, prepare and furnish to the Selling Holders a reasonable number of copies of a supplement or amendment to such Prospectus, or file any other required document, as may be necessary so that, as thereafter delivered to any prospective purchasers of such Registrable Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

          (g)   promptly notify the Selling Holders and the managing underwriter(s) of any underwritten offering, if any, (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement or any Free Writing Prospectus has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to such Registration Statement or to such Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose; and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or the institution of any proceedings for any such purposes;

          (h)   enter into underwriting agreements with customary provisions as the Selling Holders (if such registration is a Demand Registration) or the managing underwriter(s), if any, reasonably request in order to facilitate the disposition of such Registrable Shares;

          (i)    make available for inspection by the Selling Holders and the Selling Holders' counsel, any managing underwriter(s) participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Selling Holders or underwriter(s), all financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by the Selling Holders or such underwriter(s), attorney, accountant or agent in connection with such Registration Statement; provided, however, that each Selling Holder shall, and shall use reasonable efforts to cause each such underwriter(s), accountant or other agent to (i) enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company; and (ii) minimize the disruption to the Company's business in connection with the foregoing;

          (j)    make available to its security holders, as soon as reasonably practicable after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (k)   in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use reasonable efforts to obtain the withdrawal of such order as soon as reasonably practicable;

          (l)    subject to Section 3.7, cause its senior management to use reasonable efforts to support the marketing of the Registrable Shares covered by the Registration Statement pursuant to any Demand Registration or by a Required Shelf Registration Statement in connection with an underwritten offering thereunder (including participation in "road shows," to be scheduled in a collaborative manner so as not to interfere with the conduct of the business of the Company), taking into account the Company's business needs;

          (m)  if such Registrable Shares are being sold in an underwritten public offering, use its reasonable efforts to (i) furnish, on the date the underwriting agreement is signed and on the date such Registrable Shares are delivered to the underwriters for sale pursuant to such registration, a comfort letter in customary form, addressed to each of the managing underwriter(s), signed by the independent public accountants who have issued an audit report on the Company's financial statements included in the applicable Registration Statement and (ii) provide, on the date of the closing under the underwriting agreement, a legal opinion of the Company's outside counsel, addressed to each of the managing underwriter(s), in customary form and covering such matters of the type customarily covered by legal opinions of such nature and such other matters as may be reasonably requested by the managing underwriter(s).

        Subject to the limitations on the Company's ability to delay the filing or initial effectiveness of, or suspend the use of, as applicable, a Registration Statement or a Prospectus or Free Writing Prospectus pursuant to Section 3.5, each Shareholder shall, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 3.6(f), promptly discontinue its disposition of Registrable Shares pursuant to any Registration Statement until such Shareholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.6(f). If any Shareholder is so directed by the Company, such Shareholder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, in such Shareholder's possession of the Prospectus covering such Registrable Shares at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in Section 3.6(b) (or, in the case of a Required Shelf Registration, the Shelf Period), as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when the Shareholders to which such notice was given shall have been given the copies of the supplemented or amended Prospectus contemplated by Section 3.6(f).

        In the case of any underwritten offering of Registrable Shares registered under a Required Shelf Registration Statement or a Demand Registration Statement filed pursuant to Section 3.1(a), or in the case of a Piggyback Registration under Section 3.2 or a Shelf Registration, (i) all Registrable Shares or Similar Securities to be included in such offering or registration, as the case may be, shall be subject to the applicable underwriting agreement with customary terms (including customary provisions relating to indemnities and contribution), and neither any Shareholder nor any holder of Similar Securities may participate in such offering or registration unless such Person agrees to sell such Person's securities on the basis provided therein; and (ii) neither any Shareholder nor any holder of Similar Securities may participate in such offering or registration unless such Person completes and executes all questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements, custody agreements and other documents reasonably required to be executed in connection therewith, and provides such other information to the Company and the underwriter(s) as may be reasonably requested to offer or register such Person's Registrable Shares or Similar Securities, as the case may be; provided, however, that (A) a Shareholder shall not be required to make any representations or warranties other than those related to title and ownership of, and power and authority to transfer, the Registrable Shares of such Shareholder included therein and such Shareholder's intended method of distribution of such Registrable Shares and as to the accuracy and completeness of statements made in the applicable Registration Statement, Prospectus or other document in reliance upon, and in conformity with, written information prepared and furnished to the Company or the managing underwriter(s) by such Shareholder or its Representatives pertaining to such Shareholder and (B) the aggregate amount of liability of a Shareholder pursuant to any indemnification obligation thereunder shall not exceed the net proceeds received by such Shareholder from such offering. As a condition to including Registrable Shares in any Registration Statement filed in accordance with this Article III, the

Company may require that it shall have received an undertaking reasonably satisfactory to the Company from any underwriter to indemnify and hold harmless the Company and its directors, officers and Affiliates to the extent customarily provided by underwriters in connection with similar securities and offerings.

        After any Shareholder has been notified of its opportunity to include Registrable Shares in any Piggyback Registration or of a request, in connection with an offering other than under a Demand Registration, such Shareholder (i) shall treat the Offering Confidential Information as confidential information, (ii) shall not use any Offering Confidential Information for any purpose other than, in the case of a Piggyback Registration, to evaluate whether to include its Registrable Shares in such Piggyback Registration and (iii) shall not disclose any Offering Confidential Information to any Person other than, in the case of a Piggyback Registration, such of its Representatives as have a need to know such Offering Confidential Information in connection with such purpose, which Representatives such Shareholder shall cause to comply with the requirements of this paragraph; provided, however, that such Shareholder may disclose Offering Confidential Information if such disclosure is required by legal process, but such Shareholder shall cooperate with the Company to limit the extent of such disclosure through protective order or otherwise, and to seek confidential treatment of the Offering Confidential Information. Such Shareholder shall not offer or sell or otherwise transfer any Shareholder Shares or otherwise engage in trading of securities of the Company while in possession of Offering Confidential Information.

        SECTION 3.7    Registration Expenses.

          (a)   Except as otherwise provided in this Agreement, all expenses incidental to the Company's performance of or compliance with this Article III (the "Registration Expenses"), including (i) all registration and filing fees (including (A) with respect to filings required to be made with the SEC, all applicable securities exchanges and/or FINRA and (B) compliance with securities or blue sky laws including any fees and disbursements of counsel for the underwriter(s) in connection with blue sky qualifications of the Registrable Shares pursuant to Section 3.6(d)); (ii) word processing, duplicating and printing expenses (including expenses of printing certificates for Registrable Shares in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses, if the printing of Prospectuses is requested by the managing underwriter(s), if any, or by any Shareholder participating in the applicable offering of Registrable Shares); (iii) messenger, telephone and delivery expenses; (iv) fees and disbursements of counsel for the Company; (v) fees and disbursements of all independent certified public accountants (including the fees and disbursements in connection with any "cold comfort" letters required by this Agreement) and other special experts, retained by the Company, shall be borne by the Company. The Company shall, in any event, pay its internal expenses, the expenses of any annual audit or quarterly review of the Company's financial statements by the Company's independent certified public accountants, the expenses of any liability insurance of the Company and the expenses and fees for listing the Registrable Shares to be registered on the applicable securities exchange. All underwriting discounts, selling commissions and transfer taxes and fees and disbursements of counsel and any other advisers or agents of any Shareholders (collectively, "Selling Expenses") incurred in connection with the offering of any Registrable Shares shall be borne by the Shareholders participating in such offering. For the avoidance of doubt, the Company shall not bear any Selling Expenses in connection with its obligations under this Agreement. All expenses incurred in connection with any "road shows" undertaken pursuant to Section 3.6(l) shall be borne in equal proportion by the Shareholders and the Company.

          (b)   Notwithstanding anything to the contrary, the Company shall not be required to pay Registration Expenses for any Demand Registration begun pursuant to Section 3.1(a) the request for which has been subsequently withdrawn by the Initiating Holders unless the withdrawal is (i) requested under the circumstances described in Section 3.5; or (ii) based upon (A) any fact, circumstance, event, change, effect or occurrence that individually or in the aggregate with all other facts or circumstances, events, changes, effects or occurrences has a material adverse effect on the Company or (B) material adverse information concerning the Company that the Company had not publicly disclosed at least twenty-four (24) hours prior to such registration request and of which the Company had not otherwise notified, in writing, the Initiating Holder at the time of such request.

        SECTION 3.8    Indemnification; Contribution.

          (a)   In the case of each offering of Registrable Shares made pursuant to this Article III, the Company shall, to the extent permitted by applicable law, indemnify and hold harmless each Selling Holder and its directors and officers and each Person, if any, that controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such Selling Holder from and against any and all losses, claims, damages or liabilities, actions or proceedings (whether commenced or threatened) in respect thereof and expenses (including reasonable and documented fees of counsel) (collectively, "Claims") to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement reached in accordance with the requirements for consent as provided herein) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement) contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement), in the light of the circumstances under which they were made) not misleading or (iii) any violation by the Company of the Securities Act, the Exchange Act or any state securities law in connection with such offering; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent that any such Claims arise out of or are based upon an untrue statement or alleged untrue statement contained in or omission or alleged omission from such Registration Statement, or preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement), or amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by such Selling Holder or any Representative of such Selling Holder expressly for use therein; provided, further, that that the foregoing indemnity agreement, with respect to any Prospectus or Free Writing Prospectus, shall not inure to the benefit of any such indemnified party if the Person asserting any Claims against such indemnified party purchased Shareholder Shares and (x) prior to the time of sale of the Shareholder Shares to such Person (the "Time of Sale"), the Company shall have notified such Selling Holder that the Prospectus or Free Writing Prospectus (as it existed prior to the Time of Sale) contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (y) such untrue statement or omission of a material fact was corrected in a Prospectus or Free Writing Prospectus, and such corrected Prospectus or Free Writing Prospectus was provided to such Selling Holder in advance of the Time of Sale, and (z) such corrected preliminary Prospectus or Free Writing Prospectus was not conveyed to such Person at or prior to the Time of Sale. In connection with any underwritten offering of Registrable Shares made pursuant to this Article III, the Company shall indemnify and hold harmless each underwriter, the officers and directors of such underwriter and each Person, if any, that controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter to substantially the same extent as provided above with respect to the indemnification of each Selling Holder by the Company.

          (b)   In the case of each offering of Registrable Shares made pursuant to this Article III, each Selling Holder shall, to the extent permitted by applicable law, indemnify and hold harmless the Company and its directors and officers and each Person, if any, that controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company from and against any Claims to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement reached in accordance with the requirements for consent as provided herein) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement) contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement), in the light of the circumstances under which they were made) not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Holder or any Representative of such Selling Holder expressly for use therein. The liability of any Selling Holder under the foregoing provisions of this Section 3.8(b) shall be limited to an amount equal to the dollar amount of the net proceeds received by such Selling Holder from Shareholder Shares sold by such Selling Holder pursuant to such Registration Statement or Prospectus. In connection with any underwritten offering of Registrable Shares made pursuant to this Article III, the Company shall indemnify and hold harmless each underwriter, the officers and directors of such underwriter and each Person, if any, that controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter and any other selling securityholder in such offering (and, in the case of each such other selling securityholder, such selling securityholder's officers and directors and each Person, if any, that controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such selling securityholder), to substantially the same extent as provided above with respect to the indemnification of the Company by each Selling Holder.

          (c)   If, for any reason, the indemnification provisions contemplated by Section 3.8(a) or Section 3.8(b) are unavailable to or are insufficient to hold harmless an indemnified party in respect of any Claims referred to therein other than by the terms of this Section 3.8, then each Indemnifying Party shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the indemnified party, on the other hand, with respect to statements or omissions that that resulted in such Claims. The relative fault of such Indemnifying Party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If, however, the allocation in the first sentence of this Section 3.8(c) is not permitted by applicable law, then each Indemnifying Party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults, but also the relative benefits of the Indemnifying Party and the indemnified party, as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 3.8(c) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentences of this Section 3.8(c). The amount paid or payable by an indemnified party as a result of the Claims referred to above shall be deemed to include (subject to the limitations set forth in Section 3.9) any reasonable and documented legal or other fees or out-of-pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, the Shareholder shall not be liable to contribute any amount in excess of the dollar amount of the net proceeds received by the Shareholder from Shareholder Shares sold by the Shareholder pursuant to such Registration Statement or Prospectus.

        SECTION 3.9    Indemnification Procedures.

          (a)   If an indemnified party shall desire to assert any claim for indemnification provided for under Section 3.8 in respect of, arising out of or involving a Claim against the indemnified party, such indemnified party shall notify the Company or the applicable Selling Holder, as the case may be (the "Indemnifying Party"), in writing of such Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a "Claim Notice") promptly after receipt by such indemnified party of written notice of the Claim; provided, however, that failure to provide a Claim Notice shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure. The indemnified party shall deliver to the Indemnifying Party, promptly after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Claim; provided, however, that failure to provide any such copies shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure.

          (b)   If a Claim is made against an indemnified party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with separate counsel selected by the Indemnifying Party and reasonably satisfactory to the indemnified party. Should the Indemnifying Party so elect to assume the defense of a Claim, the Indemnifying Party will not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof, unless the Claim involves potential conflicts of interest or substantially different defenses for the indemnified party and the Indemnifying Party. If the Indemnifying Party assumes such defense, the indemnified party shall have the right to participate in defense thereof and to employ counsel, at its own expense (except as provided in the immediately preceding sentence), separate from the counsel employed by the Indemnifying Party. The Indemnifying Party shall be liable for the reasonable and documented fees and out-of-pocket expenses of counsel employed by the indemnified party for any period during which the Indemnifying Party has not assumed the defense thereof and as otherwise contemplated by the two immediately preceding sentences. If the Indemnifying Party chooses to defend any Claim, the indemnified party shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Claim, and the indemnified party shall use reasonable efforts to make employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Claim without the Indemnifying Party's prior written consent. The Indemnifying Party may pay, settle or compromise a Claim without the written consent of the indemnified party, so long as such settlement (i) includes an unconditional release of the indemnified party from all liability in respect of such Claim, (ii) does not subject the indemnified party to any injunctive relief or other equitable remedy, and (iii) does not include a statement or admission of fault, culpability or failure to act by or on behalf of any indemnified party.

        SECTION 3.10    Rule 144; Regulation S.    The Company will use its reasonable efforts to timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and to take such further action as the Shareholders may reasonably request, all to the extent required from time to time to enable the Shareholder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Regulation S under the Securities Act or (ii) any similar rule or regulation hereafter adopted by the SEC.

        SECTION 3.11    Holdback.    The Company and each Shareholder agree, in connection with any underwritten offering of equity securities of the Company, upon the written request of the managing underwriter(s) of such offering, not to effect (other than pursuant to such underwritten offering) any public sale or distribution of Shareholder Shares or other equity securities of the Company, including any sale or distribution pursuant to Rule 144 or Rule 144A under the Securities Act, or make any short sale of, loan, grant any option for the purchase of, or otherwise transfer, any Registrable Shares or other equity securities of the Company, in each case during the Holdback Period (and, if (A) during the last seventeen (17) days of the Holdback Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (B) prior to the expiration of the Holdback Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Holdback Period, until the expiration of the eighteen (18) day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event), without the prior written consent of the managing underwriter(s). The foregoing sentence shall not apply to the Company in connection with (a) any sale, distribution or transfer of equity securities pursuant to a Special Registration, (b) the issuance by the Company of equity securities upon the exercise of an option or warrant or the conversion of a security, (c) the grant or award of any equity securities pursuant to employee benefit or compensation plans of the Company or (d) any equity securities issued or granted pursuant to any nonemployee director benefit or compensation plan or dividend reinvestment plan or share purchase plan.

        SECTION 3.12    Existing Registration Statements.    Notwithstanding anything to the contrary and subject to applicable law and regulation, the Company may satisfy any obligation hereunder to file or use reasonable efforts to file a Registration Statement or to have a Registration Statement become effective by designating, by notice to the applicable Initiating Holders, a Registration Statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided that such previously filed Registration Statement may be amended or, subject to applicable securities laws, supplemented to add the number of Registrable Shares, and, to the extent necessary, to identify selling securityholders thereunder. To the extent this Agreement refers to the filing or effectiveness of other Registration Statements by or at a specified time and the Company has, in lieu of then filing such Registration Statements or having such Registration Statements become effective, designated a previously filed or effective Registration Statement as the relevant Registration Statement for such purposes, in accordance with the preceding sentence, such references shall be construed to refer to such designated Registration Statement, as amended.

ARTICLE IV
MISCELLANEOUS

        SECTION 4.1    Shareholder Actions.    Any determination, consent or approval of, or notice or request delivered by, or any other action of, any Shareholder shall be made by, and shall be valid and binding upon, all Shareholders, if made by one or more Shareholders Beneficially Owning a majority of the Shareholder Shares. The Company shall be entitled to demand from time to time and at any time, from the Shareholders, evidence reasonably satisfactory to the Company of such majority approval before proceeding with the Company's obligations under this Agreement.

        SECTION 4.2    Joint and Several Liability.    The Shareholders hereby agree that all representations, warranties, covenants, agreements, liability and obligations under this Agreement are joint and several to the Shareholders, and each Shareholder will be liable to the fullest extent provided for in this Agreement for any breach, default, liability or other obligation of each of the other Shareholders.

        SECTION 4.3    Injunctive Relief.    Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that the other parties shall, in addition to any other rights or remedies which they may have, be entitled to such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

        SECTION 4.4    Assignments.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the parties may directly or indirectly assign any of their rights or delegate any of their obligations under this Agreement without the prior written consent of the other parties, other than a transfer by a Shareholder to a Permitted Transferee (as defined in the Shareholders' Agreement), which shall not require the prior written consent of the other parties. Any purported direct or indirect assignment in violation of this Section 4.4 shall be null and void ab initio.

        SECTION 4.5    Amendments; Waiver.    No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by (i) the Company, where enforcement of the amendment, modification, discharge or waiver is sought against the Company; or (ii) each Shareholder, where enforcement of the amendment, modification, discharge or waiver is sought against the Shareholders. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The waiver by the Company or the Shareholders of a breach of or a default under any of the provisions of this Agreement or the failure to exercise or delay in exercising any right or privilege hereunder, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

        SECTION 4.6    Notices.    Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed given to a party when

(i) delivered to the appropriate address by hand or by nationally recognized overnight courier service; (ii) sent by facsimile with confirmation of transmission by the transmitting equipment; or (iii) sent by electronic mail (with return receipt received), in each case, to the following addresses, electronic mail addresses or facsimile numbers and marked to the attention of the person (by name or title) designated below, or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided below:

    To the Company:

      CF Industries Holdings, Inc.
      4 Parkway North, Suite 400
      Deerfield, Illinois 60015
      Telephone: (847) 405-2400
      Facsimile: (847) 405-2711
      Email: dbarnard@cfindustries.com
      Attention: Douglas C. Barnard

    With copies (which shall not constitute notice) to:

      Skadden, Arps, Slate, Meagher & Flom LLP
      155 North Wacker Drive
      Chicago, Illinois 60606
      Telephone: (312) 407-0700
      Facsimile: (312) 407-0411
      Email: brian.duwe@skadden.com
                 richard.witzel@skadden.com
      Attention: Brian W. Duwe
                        Richard C. Witzel, Jr.

    To any of the Shareholders:

      Intertrust Netherlands BV
      Prins Bernhardplein 200, 1097 JB Amsterdam, The Netherlands
      Telephone: + 31 20 521 4777
      Email: jurjen.hardeveld@intertrustgroup.com
      Attention: Jurjen Hardeveld

    With copies (which shall not constitute notice) to:

      Withers LLP
      16 Old Bailey,
      London EC4M 7EG,
      United Kingdom
      Telephone: +44 (0)20 7597 6116
      Email: Samantha.Morgan@withersworldwide.com
      Attention: Samantha Morgan

      and

      Cleary Gottlieb Steen and Hamilton LLP
      One Liberty Plaza
      New York, NY 10006
      Attn: Robert P. Davis
      Attn: Paul M. Tiger
      Facsimile: (212) 225-3999
      Email: rdavis@cgsh.com
      Email: ptiger@cgsh.com

        SECTION 4.7    Governing Law; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.    THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH IT OR ITS SUBJECT MATTER OR FORMATION INCLUDING NON-CONTRACTUAL DISPUTES OR CLAIMS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each party hereto irrevocably agrees that the state and federal courts located in the state of New York are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts. Any proceeding, suit or action arising out of or in connection with this Agreement ("Proceedings") shall therefore be brought exclusively in any state federal court located in the state of New York. Solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, each party irrevocably (i) waives any objection to Proceedings in such courts on the grounds of venue or on the grounds of forum non conveniens and (ii) agrees that service of process upon such party in any such Proceeding shall be effective if notice is given in accordance with Section 4.6. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        SECTION 4.8    Interpretation.    The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement and the articles of association of the Company, the terms of this Agreement shall prevail.

        SECTION 4.9    Entire Agreement; No Other Representations.    This Agreement constitutes the entire agreement, and supersedes all prior agreements, understandings representations and warranties both written and oral, between or among the parties with respect to the subject matter hereof.

        SECTION 4.10    No Third-Party Beneficiaries.    Except as explicitly provided for in Section 3.8 and Section 3.9, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

        SECTION 4.11    Severability.    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        SECTION 4.12    Counterparts.    This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

        SECTION 4.13    Further Assurances.    Upon the terms and subject to the conditions set forth in this Agreement, from and after the Effective Date, the parties hereto shall each use reasonable efforts to promptly (i) take, or to cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement; (ii) obtain from any governmental or regulatory authority or third party any and all necessary clearances, waivers, consents, authorizations, approvals, permits or orders required to be obtained in connection with the performance of this Agreement and the consummation of the transactions contemplated hereby; and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement.

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        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

CF B.V.
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

CAPRICORN CAPITAL B.V.
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

CAPRICORN CAPITAL B.V.
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

LEO CAPITAL B.V.
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

LEO CAPITAL B.V.
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

AQUARIUS INVESTMENTS B.V.
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

AQUARIUS INVESTMENTS B.V.
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

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  Exhibit 2.1
SECOND AMENDMENT TO COMBINATION AGREEMENT
W I T N E S S E T H
  Exhibit A
21 DECEMBER 2015 UNOFFICIAL ENGLISH TRANSLATION ARTICLES OF ASSOCIATION CF N.V.
NOTE ABOUT TRANSLATION
Schedule A
Schedule B
TABLE OF CONTENTS
W I T N E S S E T H
TABLE OF CONTENTS
W I T N E S S E T H